UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant  ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑  Preliminary Proxy Statement
☐  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

RSA SECURITY INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐  No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
Common stock, par value $0.01 per share, of RSA Security Inc. (“RSA Security common stock”)

(2)	Aggregate number of securities to which transaction applies:

75,428,231 shares of RSA Security common stock outstanding as of July 11, 2006,

60,000 shares of RSA Security common stock in the aggregate expected to be issued under our 1994 employee stock purchase plan on July 31, 2006,

outstanding options to purchase 11,357,328 shares of RSA Security common stock as of July 12, 2006, and outstanding warrants to purchase 873,045 shares of RSA Security common stock as of July 11, 2006.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined by multiplying 0.000107 by the sum of:

the product of (i) 75,428,231 outstanding shares of RSA Security common stock as of July 11, 2006 plus 60,000 shares of RSA Security common stock expected to be issued under our 1994 employee stock purchase plan on July 31, 2006 and (ii) the merger consideration of $28.00 per share in cash; and

the amount by which (i) the aggregate market value of outstanding options to purchase shares of RSA Security common stock to be assumed by the Buyer in the merger ($308,919,322) exceeds (ii) the aggregate exercise price for all such outstanding options ($155,053,057), where the aggregate market value of outstanding options to be assumed in the merger is equal to the product of (x) 11,357,328 shares of RSA Security common stock subject to outstanding options multiplied by (y) $27.20, which is the average of the high and low prices per share of RSA Security common stock on July 12, 2006, as reported on The Nasdaq National Market, and calculated in accordance with Rule 457(c) under the Securities Act; and

the amount by which (i) the aggregate market value of the outstanding warrants to purchase shares of RSA Security common stock ($23,746,824) exceeds (ii) the aggregate exercise price for all such outstanding warrants ($12,000,003), where the aggregate market value of outstanding warrants is equal to the product of (x) 873,045 shares of RSA Security common stock subject to outstanding warrants multiplied by (y) $27.20, which is the average of the high and low prices per share of RSA Security common stock on July 12, 2006, as reported on The Nasdaq National Market, and calculated in accordance with Rule 457(c) under the Securities Act.

(4)	Proposed maximum aggregate value of transaction: $2,279,283,553.

(5)	Total fee paid: $243,884.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: _ _

(2)	Form, Schedule or Registration Statement No.: _ _

(3)	Filing Party: _ _

(4)	Date Filed: _ _

RSA Security Inc.
174 Middlesex Turnpike
Bedford, Massachusetts 01730

             , 2006

MERGER PROPOSED — YOUR VOTE IS IMPORTANT

Dear Stockholder:

You are cordially invited to attend a special meeting of the stockholders of RSA Security Inc., which will be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, located at 60 State Street, Boston, Massachusetts 02109, on          , 2006, at 10:00 a.m., local time.

At the special meeting, we will ask you to consider and vote on a proposal to adopt a merger agreement that we entered into on June 29, 2006 with EMC Corporation and a wholly owned subsidiary of EMC. If stockholders representing at least a majority of the outstanding shares of our common stock adopt the merger agreement and the merger is completed, we will become a wholly owned subsidiary of EMC, and you will be entitled to receive $28.00 in cash, without interest and less any applicable withholding taxes, for each share of our common stock that you own. We are also asking that you grant the authority to vote your shares to adjourn or postpone the special meeting, if necessary, to solicit additional proxies.

After careful consideration, our board of directors has approved the merger and the merger agreement and determined that the merger and the merger agreement are fair to, advisable and in the best interests of our company and our stockholders. Our board of directors recommends that you vote “FOR” the adoption of the merger agreement and recommends that you vote “FOR” the approval of any proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

The accompanying proxy statement provides a detailed description of the proposed merger, the merger agreement and related matters. We urge you to read these materials carefully. You may also obtain more information about us from documents that we have filed with the Securities and Exchange Commission.

Your vote is very important.  We are seeking adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. A failure to vote will have the same effect as a vote against the adoption of the merger agreement.

Whether or not you are able to attend the special meeting in person, please complete, sign and date the enclosed proxy card and return it in the envelope provided as soon as possible. This action will not limit your right to vote in person at the special meeting.

Thank you for your cooperation and your continued support of RSA Security Inc.

Sincerely,
Arthur W. Coviello, Jr.
Chief Executive Officer

This proxy statement is dated             , 2006 and is first being mailed to stockholders on or about          , 2006.

RSA Security Inc.
174 Middlesex Turnpike
Bedford, Massachusetts 01730

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On          , 2006

To the Stockholders of RSA Security Inc.:

We will hold a special meeting of the stockholders of RSA Security Inc. at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, located at 60 State Street, Boston Massachusetts 02109, on          , 2006, at 10:00 a.m., local time, to consider and act upon the following matters:

1. To adopt the Agreement and Plan of Merger, dated as of June 29, 2006, among RSA Security Inc., EMC Corporation and Entrust Merger Corporation, a wholly owned subsidiary of EMC, as such agreement may be amended from time to time;

2. To approve a proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of adoption of the merger agreement; and

3. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof, including to consider any procedural matters incident to the conduct of the special meeting.

A copy of the merger agreement is attached as Annex A to the accompanying proxy statement.

Only holders of record of our common stock as of the close of business on          , 2006 are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting. We are seeking adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting.

If you fail to vote by proxy or in person, it will have the same effect as a vote against the adoption of the merger agreement. If you return a properly signed proxy card but do not indicate how you want to vote, your proxy will be counted as a vote “FOR” adoption of the merger agreement.

The RSA Security board of directors recommends that stockholders vote “FOR” adoption of the merger agreement.

Holders of our common stock are entitled to appraisal rights under the General Corporation Law of the State of Delaware in connection with the merger, subject to the satisfaction of the requirements for exercising and perfecting such rights, including submitting a timely written demand for appraisal and not voting in favor of the merger. See “Appraisal Rights” on page 48.

By Order of the Board of Directors,
Robert P. Nault, Secretary

Bedford, Massachusetts
          , 2006

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU ARE ABLE TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. THIS ACTION WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON AT THE SPECIAL MEETING.

SUMMARY TERM SHEET

The following summary briefly describes the principal terms of the acquisition of RSA Security Inc. by EMC Corporation through the merger of Entrust Merger Corporation, a wholly owned subsidiary of EMC, with and into RSA Security. While this summary describes the principal terms of the merger, the proxy statement contains a more detailed description of these terms. We encourage you to read this summary together with the enclosed proxy statement, which includes as Annex A a copy of the merger agreement, before voting. We have included in this summary section references to the proxy statement to direct you to a more complete description of the topics described in this summary.

•	EMC, a corporation organized under the laws of the Commonwealth of Massachusetts, is a leader in information management and storage. Entrust Merger Corporation, a Delaware corporation, is a wholly owned subsidiary of EMC formed for the purpose of participating in the merger. Please read “Summary — The Companies” beginning on page 1.

•	If the merger is completed:

•	we will be wholly-owned by EMC;

•	you will be entitled to receive a cash payment of $28.00, without interest, for each share of RSA Security common stock that you hold, subject to your right to assert appraisal rights under the General Corporation Law of the State of Delaware;

•	you will no longer participate in our growth or in any synergies resulting from the merger; and

•	we will no longer be a public company, and our common stock will not be quoted on The Nasdaq National Market.

Please read “Questions and Answers About the Special Meeting and the Merger” beginning on page iii, “The Merger — Reasons for the Merger and Recommendation of our Board of Directors” beginning on page 22, “The Merger — Delisting and Deregistration of RSA Security Common Stock” beginning on page 28, and “Appraisal Rights” beginning on page 48.

•	For the merger to occur, holders of a majority of the outstanding shares of our common stock must adopt the merger agreement. Please read “The Special Meeting — Vote Required” beginning on page 13.

•	If the merger agreement is terminated, we will, under certain circumstances, be required to pay a termination fee to EMC in the amount of $75 million. Please read “The Merger Agreement — Termination Fee” beginning on page 47.

•	For U.S. federal income tax purposes, you will generally be treated as if you sold your RSA Security common stock for the cash received pursuant to the merger. You will recognize taxable gain or loss equal to the difference between the amount of cash received and your adjusted tax basis in the shares of RSA Security common stock exchanged. Please read “Material U.S. Federal Income Tax Consequences” beginning on page 33.

i

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers briefly address some commonly asked questions about the special meeting of stockholders and the merger. These questions and answers may not address all questions that may be important to you as a stockholder. You should carefully read this entire proxy statement, including each of the annexes.

In this proxy statement, the terms “we,” “us,” “our,” “our company” and “RSA Security” refer to RSA Security Inc. and the term “EMC” refers to EMC Corporation.

The Special Meeting

Q.	Who is soliciting my proxy?

A.	This proxy is being solicited by our board of directors.

Q.	What will I be asked to vote upon at the special meeting?

A.	You will be asked to vote on the adoption of the merger agreement that we have entered into with EMC, pursuant to which a wholly owned subsidiary of EMC will be merged with and into us and we will become a wholly owned subsidiary of EMC. We will also be asking you to approve the adjournment, if necessary, of the special meeting to solicit additional proxies in favor of adoption of the merger agreement.

Q.	What vote is required for RSA Security’s stockholders to adopt the merger agreement?

A.	In order to adopt the merger agreement, holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting must vote “FOR” adoption of the merger agreement.

Q.	What vote is required for RSA Security’s stockholders to approve an adjournment of the meeting?

A.	The proposal to adjourn the meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement requires the affirmative vote of a majority of votes cast at the special meeting.

Q.	Who is entitled to vote at the special meeting?

A.	Holders of record of our common stock as of the close of business on , 2006, the record date for the special meeting, are entitled to vote at the special meeting. On the record date, shares of our common stock, held by approximately holders of record, were outstanding and entitled to vote. You may vote all shares you owned as of the record date. You are entitled to one vote per share.

Q.	How do I vote?

A.	If you are a record holder, meaning your shares are registered in your name, you may:

(1)	Submit a Proxy Over the Internet: If you have Internet access, you may authorize the voting of your shares from any location in the world by following the “Vote-by-Internet” instructions set forth on the enclosed proxy card.

(2)	Submit a Proxy By Telephone: You may authorize the voting of your shares by following the “Vote-by-Telephone” instructions set forth on the enclosed proxy card.

(3)	Submit a Proxy By Mail: Complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you do not specify how you want your shares voted, they will be voted as recommended by our board of directors.

(4)	Vote In Person at the Meeting: If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting.

If your shares are held in “street name,” meaning they are held for your account by a broker or other nominee, you may:

(1)	Provide Voting Instructions Over the Internet or by Telephone: You will receive instructions from your broker or other nominee if they permit providing voting instructions by Internet or telephone. You should follow those instructions.

(2)	Provide Voting Instructions By Mail: You will receive instructions from your broker or other nominee explaining how you can provide voting instructions for your shares by mail. You should follow those instructions.

(3)	Vote In Person at the Meeting: Contact your broker or other nominee who holds your shares to obtain a brokers’ proxy card and bring it with you to the meeting. You will not be able to vote in person at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote your shares.

Q.	What should I do now?

A.	After carefully reading and considering the information contained in this proxy statement, including the annexes hereto, please submit a proxy for your shares by returning the enclosed proxy card or through the Internet or by telephone. You can also attend the special meeting and vote in person. Do NOT enclose or return your stock certificate(s) with your proxy card.

Q.	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A.	Your broker will only be permitted to vote your shares if you instruct your broker how to vote. You should follow the procedures provided by your broker regarding providing voting instructions for your shares.

Q.	What if I do not vote?

A.	If you fail to vote by proxy or in person, it will have the same effect as a vote “AGAINST” adoption of the merger agreement. Failure to vote will have no effect on the proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of adoption of the merger agreement.

If you return a properly signed proxy card but do not indicate how you want to vote, your proxy will be counted as a vote “FOR” adoption of the merger agreement and “FOR” approval of the adjournment proposal.

If you submit your properly signed proxy and affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum but will have the same effect as a vote “AGAINST” the adoption of the merger agreement. With respect to the proposal to approve one or more adjournments to the special meeting, an abstention will have no effect, and the proposal will be decided by the stockholders who cast votes “FOR” and “AGAINST” that proposal.

Q.	When should I send in my proxy card?

A.	You should send in your proxy card, or grant your proxy through the Internet or by telephone, as soon as possible so that your shares will be voted at the special meeting.

Q.	May I vote in person?

A.	Yes. You may attend the special meeting of stockholders and vote your shares of common stock in person. If you hold shares in “street name,” you must provide a legal proxy executed by your bank or broker in order to vote your shares at the meeting.

Q.	May I change my vote after I have mailed my signed proxy card?

A.	Yes. You can change your vote and revoke your proxy at any time before the polls close at the special meeting by doing any one of the following:

•	signing and submitting another proxy with a later date;

•	accessing the Internet and following the instructions for Internet proxy authorization that appear on the enclosed proxy card;

•	following the instructions that appear on the enclosed proxy card for proxy authorization by telephone; or

•	voting in person at the meeting.

Your attendance alone at the special meeting will not revoke your proxy. If you wish to revoke, at the special meeting, your previously submitted proxy, you must deliver a completed proxy card with a later date in person or complete a ballot to be made available at the special meeting. If you are not the record holder of your shares, you must follow the instructions of your bank or brokerage firm in order to change your vote.

The Merger

Q.	What is the proposed transaction?

A.	EMC will acquire us by merging a subsidiary of EMC into us. We will cease to be a publicly traded company and will instead become a wholly owned subsidiary of EMC.

Q.	If the merger is completed, what will I be entitled to receive for my shares of common stock and when will I receive it?

A.	Upon completion of the merger, you will be entitled to receive $28.00 in cash, without interest and less any applicable withholding taxes, for each share of our common stock that you own.

After the merger closes, EMC will arrange for a letter of transmittal to be sent to each holder of RSA Security common stock. The $28.00 per share merger consideration will be paid to a holder of RSA Security common stock once that stockholder submits a properly completed letter of transmittal, that stockholder’s stock certificates and any other required documentation.

Q.	Am I entitled to dissenters’ or appraisal rights?

A.	Yes. Under the General Corporation Law of the State of Delaware, holders of RSA Security common stock who do not vote in favor of adopting the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for an appraisal prior to the vote on the adoption of the merger agreement and they comply with the Delaware law procedures explained in this proxy statement. This appraisal amount could be more than, equal to, or less than the amount a stockholder would be entitled to receive under the terms of the merger agreement. For additional information about appraisal rights, see “Appraisal Rights” beginning on page 48.

Q.	Why is our board of directors recommending that stockholders adopt the merger agreement?

A.	Our board of directors believes that the merger and the merger agreement are fair to, advisable and in the best interests of RSA Security and its stockholders and recommends that you adopt the merger agreement. For a more detailed explanation of the factors that our board of directors considered in determining whether to recommend the merger, see “The Merger — Reasons for the Merger and Recommendation of our Board of Directors” on page 22 of this proxy statement.

Q.	Will the merger be a taxable transaction to me?

A.	Yes. The receipt of cash for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, you will recognize gain or loss equal to the difference between the amount of cash you receive and the adjusted tax basis of your shares of our common stock. For a more detailed explanation of the tax consequences of the merger, see “Material U.S. Federal Income Tax Consequences” on page 33 of this proxy statement. You should consult your tax advisor regarding specific tax consequences of the merger to you.

Q.	When is the merger expected to be completed?

A.	We expect the merger to be completed at the end of the third quarter or the beginning of the fourth quarter of 2006 following satisfaction of all conditions, including expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and, if applicable, the antitrust laws of the European Commission, and adoption of the merger agreement by our stockholders. We and

v

EMC intend to file pre-merger notifications with the U.S. antitrust authorities pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976. We and EMC also expect to file notices with antitrust and competition authorities in other jurisdictions, which may include jurisdictions within the European Union, if required.

Q.	What will happen to my shares of RSA Security common stock after the merger?

A.	Following the effectiveness of the merger, your shares of our common stock will represent solely the right to receive the $28.00 per share merger consideration, and trading in our common stock on The Nasdaq National Market will cease. Price quotations for our common stock will no longer be available and we will cease filing periodic reports under the Securities Exchange Act of 1934.

Q.	Should I send in my stock certificates now?

A.	No. After the merger closes, EMC will arrange for a letter of transmittal containing detailed instructions to be sent to each holder of RSA Security common stock. The $28.00 per share merger consideration will be paid to a stockholder once that stockholder submits a properly completed letter of transmittal accompanied by that stockholder’s stock certificates and any other required documentation. PLEASE DO NOT SEND YOUR RSA SECURITY STOCK CERTIFICATES NOW.

Q.	What should I do if I have questions?

A.	If you have more questions about the special meeting, the merger or this proxy statement, or would like additional copies of this proxy statement or the proxy card, you should contact MacKenzie Partners, Inc., our proxy solicitor, at:
105 Madison Avenue
New York, New York 10016
Email: proxy@mackenziepartners.com
Call Collect: (212) 929-5500
Call Toll-Free: (800) 322-2885

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. Accordingly, we urge you to read carefully this entire proxy statement and the annexes to this proxy statement. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

The Companies

RSA Security Inc.
174 Middlesex Turnpike
Bedford, Massachusetts 01730
Telephone: (781) 515-5000
www.rsasecurity.com

RSA Security Inc., a corporation organized under the laws of the State of Delaware, is a leader in protecting and managing identities and digital assets. The inventor of core security technologies for the Internet, RSA Security leads the way in strong authentication, encryption and anti-fraud protection, bringing trust to millions of user identities and the transactions that they perform. Our portfolio of award-winning identity and access management solutions helps businesses to establish who’s who online — and what they can do. Our common stock is quoted on The Nasdaq National Market under the symbol “RSAS.”

EMC Corporation
176 South Street
Hopkinton, MA 01748
Telephone: (508) 435-1000
www.emc.com

EMC Corporation, a corporation organized under the laws of the Commonwealth of Massachusetts, is a world leader in products, services and solutions for information management and storage that help organizations extract the maximum value from their information, at the lowest total cost, across every point in the information lifecycle. EMC’s common stock is listed on the New York Stock Exchange under the symbol “EMC.”

Entrust Merger Corporation
c/o EMC Corporation
176 South Street
Hopkinton, MA 01748
Telephone: (508) 435-1000
www.emc.com

Entrust Merger Corporation, a corporation organized under the laws of the State of Delaware, which we refer to as the Merger Subsidiary, is a newly formed, wholly owned subsidiary of EMC. The Merger Subsidiary has not engaged in any prior activities other than in connection with or as contemplated by the merger agreement.

The Merger (page 16)

Upon the terms and subject to the conditions of the merger agreement, the Merger Subsidiary will be merged with and into us, and each holder of shares of our common stock will be entitled to receive merger consideration of $28.00 in cash, without interest and less any applicable withholding taxes, for each share of our common stock held by such holder immediately prior to the merger upon surrender of his or her stock certificate(s). As a result of the merger, we will cease to be a publicly traded company and will instead become a wholly owned subsidiary of EMC. The merger agreement is attached as Annex A to this proxy statement. Please read it carefully.

The Special Meeting (page 13)

The special meeting will be held on          , 2006, at 10:00 a.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, located at 60 State Street, Boston, Massachusetts 02109. At the special meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement that we have entered into with EMC. We will also be asking our stockholders to approve the adjournment, if necessary, of the special meeting to solicit additional proxies in favor of the adoption of the merger agreement.

Record Date; Stock Entitled to Vote (page 13)

Our board of directors has fixed the close of business on          , 2006, as the record date for determining stockholders entitled to notice of and to vote at the special meeting. On the record date, we had           outstanding shares of common stock held by approximately           stockholders of record. We have no other class of voting securities outstanding.

Stockholders of record on the record date will be entitled to one vote per share of our common stock with respect to the proposal to adopt the merger agreement, the proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of adoption of the merger agreement or any other matter that may properly come before the special meeting and any adjournment of that meeting.

Vote Required (page 13)

Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Failure to vote, by proxy or in person, will have the same effect as a vote “AGAINST” adoption of the merger agreement.

The affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and voting at the special meeting will be required to approve the adjournment, if necessary, of the special meeting to solicit additional proxies in favor of the adoption of the merger agreement. Failure to vote, in person or by proxy, will have no effect on the adoption of the adjournment proposal.

Quorum (page 13)

A quorum of our stockholders is necessary to have a valid meeting of stockholders. The required quorum for the transaction of business at the special meeting is the presence (in person or represented by proxy) of holders representing a majority of the shares of our common stock issued, outstanding and entitled to vote at the special meeting. Both abstentions and “broker non-votes” will be counted as present for purposes of determining the existence of a quorum. In the event that a quorum is not present at the special meeting, we currently expect that we will adjourn or postpone the special meeting to solicit additional proxies.

Revocability of Proxies (page 14)

You can change your vote and revoke your proxy at any time before the polls close at the special meeting by doing any one of the following:

•	signing and submitting another proxy with a later date;

•	accessing the Internet and following the instructions for Internet proxy authorization that appear on the enclosed proxy card;

•	following the instructions that appear on the enclosed proxy card for proxy authorization by telephone; or

•	voting in person at the meeting.

Your attendance alone at the special meeting will not revoke your proxy. If you wish to revoke, at the special meeting, your previously submitted proxy, you must deliver a completed proxy card with a later date in person or complete a ballot to be made available at the special meeting. If you are not the record holder of your shares, you must follow the instructions of your bank or brokerage firm in order to change your vote.

Our Board’s Recommendation (page 13)

Our board of directors has approved the merger and the merger agreement and determined that the merger and the merger agreement are fair to, advisable and in the best interests of our company and our stockholders. Accordingly, our board of directors recommends that our stockholders vote “FOR” adoption of the merger agreement at the special meeting.

Reasons for the Merger and Recommendation of our Board of Directors (page 22)

In the course of reaching its decision to approve the merger agreement and the merger, our board of directors considered a number of factors, including the following:

•	the value of the consideration to be received by our stockholders pursuant to the merger agreement, as well as the fact that stockholders will receive the consideration in cash, which provides certainty of value to our stockholders;

•	the $28.00 per share, without interest, to be paid as the consideration in the merger represents a 44.6% premium over $19.36, the closing price of our common stock on June 28, 2006, the trading day prior to the announcement of the merger, and a 61.5% premium over $17.34, the average of the closing prices of our common stock for the four weeks prior to announcement of the merger;

•	the process undertaken to solicit third party offers to acquire our company and the competitive bidding that resulted from this process;

•	the financial presentation of J.P. Morgan Securities Inc., who we refer to as JPMorgan, and its opinion, which is attached as Annex B to this proxy statement, that, as of June 29, 2006, and based upon and subject to the qualifications, assumptions, limitations and other matters underlying its analysis and opinion set forth therein, the consideration to be received by the holders of our common stock in the merger was fair, from a financial point of view, to those holders;

•	current financial market conditions, historical market prices and volatility with respect to our common stock, including the possibility that if we remained an independent company, in the event of a decline in the market price of our common stock or the stock market in general, the price that might be received by holders of our common stock in the open market or in a future transaction might be less than the $28.00 per share to be paid as consideration in the merger;

•	historical and current information concerning our business, including our financial performance and condition, operations, management and competitive position, current industry and economic conditions;

•	our prospects if we were to remain an independent company;

•	the terms and conditions of the merger agreement, including the ability of our board of directors, under certain circumstances, to furnish information to and engage in negotiations with a third party and, upon the payment to EMC of a termination fee of $75 million, to terminate the merger agreement to accept a superior proposal; and

•	the likelihood that the merger will be consummated, in light of the limited conditions to EMC’s obligation to complete the merger, EMC’s financial capability, and the absence of any financing condition to EMC’s obligation to complete the merger.

Opinion of Financial Advisor to our Board of Directors (page 23)

JPMorgan has acted as our financial advisor in connection with a possible sale or other change of control of RSA Security.

JPMorgan delivered a written opinion to our board of directors, dated as of June 29, 2006, as to the fairness, from a financial point of view, to the holders of shares of our common stock of the consideration to be received pursuant to the merger. The full text of the written opinion of JPMorgan is attached as Annex B to this proxy statement.

You should read this opinion carefully and in its entirety for a discussion of the assumptions made, matters considered and limitations on and the scope of the analysis undertaken by JPMorgan in rendering its opinion. This opinion does not constitute a recommendation to any stockholder as to how he or she should vote on the merger.

Conditions to the Merger (page 45)

Neither we nor EMC is required to complete the merger unless a number of conditions are satisfied or waived. These conditions include:

•	the adoption of the merger agreement by our stockholders;

•	the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, which we refer to as the HSR Act, and, if applicable, the antitrust laws of the European Commission;

•	the absence of any applicable law or legal ruling that would make the merger illegal or would otherwise prohibit consummation of the merger; and

•	other customary closing conditions specified in the merger agreement.

No Solicitation (page 42)

We have agreed not to, and to direct and use reasonable efforts to cause our representatives not to, directly or indirectly:

•	solicit, initiate, knowingly encourage or knowingly facilitate the making of any inquiry, indication of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, any of the following (each of which we refer to as an acquisition proposal):

•	a proposal or offer for a merger, consolidation, dissolution, recapitalization, share exchange or other business combination involving us and our subsidiaries (other than the merger);

•	a proposal for the issuance by us of over 20% of our equity securities; or

•	a proposal or offer to acquire in any manner, directly or indirectly, over 20% of the equity securities or consolidated total assets of us and our subsidiaries (other than the merger); or

•	enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any third party any non-public information for the purpose of encouraging or facilitating, any inquiry, indication of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, any acquisition proposal.

However, under specified circumstances, we may:

•	furnish information to a third party making an acquisition proposal that our board of directors determines in good faith, after consultation with outside counsel and the board of directors’ financial advisors, is or could reasonably be expected to lead to a superior proposal (described below), provided that we enter into a confidentiality agreement with that third party that is not materially less restrictive of that third party than the confidentiality agreement between us and EMC;

•	engage in discussions or negotiations with a third party regarding any such acquisition proposal; and

•	amend, or grant a waiver or release under, any standstill or similar agreement with respect to any of our common stock, provided that the acquisition proposal is a superior proposal.

We may not take any of the actions described above unless (1) our board of directors determines in good faith, after consultation with outside counsel, that failure to do so would be inconsistent with its fiduciary obligations under applicable law, (2) we have provided EMC with two business days advance written notice of the material terms and conditions of the acquisition proposal, the identity of the third party making the proposal and the specific action that we intend to take, and (3) we furnish the same non-public information to EMC.

In addition, subject to certain exceptions:

•	our board of directors may not withhold, withdraw or modify in a manner adverse to EMC the approval or recommendation by our board of directors to vote in favor of the merger agreement;

•	we may not enter into a letter of intent, memorandum of understanding, merger agreement or similar agreement regarding an acquisition proposal;

•	our board of directors may not adopt, approve, recommend or publicly make any statement about an acquisition proposal; and

•	we may not submit any acquisition proposal to any vote of our stockholders.

However, we or our board of directors may, under specified circumstances, take any of the actions described immediately above either:

•	in response to an acquisition proposal, if our board of directors determines in good faith (after consultation with outside counsel and its financial advisors) that such acquisition proposal constitutes a superior proposal, provided that (1) our stockholders have not adopted the merger agreement, (2) we have promptly provided written notice to EMC with specified information regarding the superior proposal and (3) EMC has not, within three business days of receipt of notice of the superior proposal, made an offer or proposal that our board of directors determines in good faith (after consultation with the board of directors’ financial advisors) to be more favorable to our stockholders than the superior proposal; or

•	other than in response to an acquisition proposal, if our board of directors determines in good faith (after consultation with outside counsel) that failure to take the action would be inconsistent with its fiduciary obligations under applicable law, provided that our stockholders have not adopted the merger agreement.

The merger agreement defines a superior proposal as a third party’s bona fide written proposal to acquire over 50% of our and our subsidiaries’ equity securities or consolidated total assets, pursuant to a tender or exchange offer, a merger, a consolidation or a sale of assets, (1) on terms that our board of directors determines in its good faith judgment (after consultation with its financial and legal advisors) to be more favorable to our stockholders than the transactions contemplated by the merger agreement, taking into account all the terms and conditions of such proposal and the merger agreement (including any offer by EMC to amend the terms of the merger agreement) and (2) that our board of directors has determined is reasonably likely to be completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal.

We have agreed to promptly (but in no event later than one business day of receipt) advise EMC orally, with written confirmation to follow, of our receipt of or any material amendment or modification to, including the terms and conditions thereof, (1) any written acquisition proposal or (2) any inquiry, indication of interest, proposal, offer or request for information that constitutes, or would reasonably be expected to lead to, an acquisition proposal. We also are required to provide 48 hours notice of any meeting of our board of directors at which they could reasonably be expected to consider any acquisition proposal or any such inquiry.

Termination of the Merger Agreement (page 46)

We, EMC and the Merger Subsidiary may agree in writing to terminate the merger agreement at any time prior to completing the merger, even after our stockholders have adopted the merger agreement.

Either we or EMC can terminate the merger agreement if:

•	the merger has not been consummated by February 28, 2007, unless the terminating party’s failure to fulfill any obligation under the merger agreement was a principal cause of or resulted in the failure of the merger to occur by that date. We refer to any termination of the merger agreement on the basis described in this bullet as an Outside Date Termination;

•	a governmental entity or court has issued a nonappealable final order or ruling or taken any other nonappealable final action that has the effect of permanently restraining or otherwise prohibiting the merger; or

•	our stockholders fail to adopt the merger agreement at the special meeting, except that we do not have the right to terminate the merger agreement if our action or failure to act caused the failure to obtain the required stockholder vote and constituted a breach of the merger agreement. We refer to any termination of the merger agreement on the basis described in this bullet as a Special Meeting Termination.

EMC can terminate the merger agreement if:

•	our board of directors (1) withholds, withdraws or modifies its recommendation that our stockholders adopt the merger agreement in a manner adverse to EMC, (2) agrees to, adopts, approves or recommends to our stockholders an acquisition proposal (other than the merger), (3) fails to publicly reaffirm its recommendation in favor of the adoption of the merger agreement by our stockholders within 10 business days after EMC requests that reaffirmation or (4) recommends that our stockholders tender their shares in a tender offer or exchange offer or, within 10 business days after the commencement of a tender offer or exchange offer, fails to recommend against acceptance of such offer;

•	we willfully and materially breach our obligations under the no-solicitation or special meeting provisions in the merger agreement; or

•	we breach or fail to perform any of our representations or agreements, which breach or failure to perform (1) would cause EMC’s conditions to closing not to be satisfied and (2) if curable, has not been cured within 20 days of our receipt of written notice of the breach or failure to perform. We refer to any termination of the merger agreement on the basis described in this bullet as a Material Breach Termination.

We can terminate the merger agreement if:

•	pursuant to and in accordance with the no-solicitation provisions of the merger agreement, we enter into a definitive agreement to effect a superior proposal and pay to EMC the required termination fee; or

•	EMC or the Merger Subsidiary breaches or fails to perform any of its representations or agreements, which breach or failure to perform (1) would cause our conditions to closing not to be satisfied and (2) if curable, has not been cured within 20 days of EMC’s receipt of written notice of the breach or failure to perform.

Termination Fee (page 47)

We will be required to pay EMC a termination fee of $75 million if:

•	EMC terminates the merger agreement because our board of directors (1) withholds, withdraws or modifies its recommendation that our stockholders adopt the merger agreement in a manner adverse to EMC, (2) agrees to, adopts, approves or recommends to our stockholders an acquisition proposal (other than the merger), (3) fails to publicly reaffirm its recommendation in favor of the adoption of the merger agreement by our stockholders within 10 business days after EMC requests such reaffirmation, or (4) recommends that our stockholders tender their shares in a tender offer or exchange offer or, within 10 business days after the commencement of a tender offer or exchange offer, fails to recommend against acceptance of such offer;

•	EMC terminates the merger agreement because we willfully and materially breach our obligations under the no-solicitation or special meeting provisions in the merger agreement;

•	we terminate the merger agreement to enter into a definitive agreement to effect a superior proposal pursuant to and in accordance with the no solicitation provisions of the merger agreement; or

•	either we or EMC terminate the merger agreement pursuant to an Outside Date Termination or a Special Meeting Termination, or EMC terminates the merger agreement pursuant to a Material Breach Termination that is willful, provided that in any case (1) before the date of such termination, an acquisition proposal has been publicly announced or disclosed to any member of our board of directors or any officer of our company and not withdrawn and (2) within 12 months of such termination, we consummate an acquisition proposal or enter into a definitive agreement to consummate an acquisition proposal.

However, we will not be required to pay any termination fee to EMC under the merger agreement if at the time of termination of the merger agreement, EMC or the Merger Subsidiary is in material breach of the merger agreement.

Regulatory Matters (page 33)

The merger agreement provides that we and EMC may not complete the merger until we have made certain filings with the Federal Trade Commission and the United States Department of Justice and the applicable waiting periods have expired or been terminated. If applicable, we and EMC may not complete the merger until we have made certain filings with the European Commission and the applicable waiting periods have expired or been terminated. We and EMC each intend to file pre-merger notifications with the U.S. antitrust authorities pursuant to the HSR Act on and intend to request “early termination” of the waiting period. We cannot assure you that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, of the result. We and EMC also expect to file notices with antitrust and competition authorities in other jurisdictions, which may include jurisdictions within the European Union.

Appraisal Rights (page 48)

Under Delaware law, if you do not vote for adoption of the merger agreement and prior to the adoption of the merger agreement at the special meeting you make a written demand and you strictly comply with the other statutory requirements of the General Corporation Law of the State of Delaware, you may elect to receive, in cash, the fair value of your shares of stock in lieu of the $28.00 per share merger consideration as determined by the Delaware Court of Chancery. This value could be more than, equal to, or less than the merger consideration.

In order to exercise appraisal rights, a holder must demand and perfect the rights in accordance with Section 262 of the General Corporation Law of the State of Delaware, the full text of which is set forth in Annex C to this proxy statement. Your failure to follow the procedures set forth in Section 262 will result in the loss of your appraisal rights.

Federal Income Tax Consequences (page 33)

If the merger is completed, the exchange of common stock by our stockholders for the cash merger consideration will be treated as a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended. Because of the complexities of the tax laws, we advise you to consult your own personal tax advisors concerning the applicable federal, state, local, foreign and other tax consequences of the merger.

Stock Options and Employee Stock Purchase Plan (page 37)

Each outstanding stock option of RSA Security, whether or not vested, will be assumed by EMC and will become an option to purchase shares of EMC common stock on the same terms and conditions as were applicable to the stock option immediately prior to the effective time of the merger. The number of shares of EMC common stock subject to each assumed option will be determined by multiplying the number of shares of RSA Security common stock that were subject to the option immediately prior to the effective time of the merger by the conversion ratio set forth in the merger agreement, and rounding that result down to the nearest whole number of shares of EMC common stock. The per share exercise price for the assumed option will be determined by dividing the per share exercise price of the RSA Security common stock subject to the option as in effect immediately prior to the effective time of the merger by the conversion ratio, and rounding that result up to the nearest whole cent. The conversion ratio, as set forth in the merger agreement, is the ratio obtained by dividing $28.00 by the average of the closing sales prices of a share of EMC common stock as reported on the New York Stock Exchange for the five consecutive trading days immediately before the closing of the merger (subject to adjustment for stock splits and dividends).

We have also agreed to terminate our 1994 employee stock purchase plan as of immediately prior to the effective time of the merger.

Interests of Our Directors and Executive Officers in the Merger (page 28)

In considering the recommendation of our board of directors with respect to the merger agreement, you should be aware that our directors and executive officers have interests in the merger that may be different from, or in addition to, those of our stockholders generally. Our board of directors was aware of these interests, which include those summarized below, and considered them, among other matters, in approving the merger agreement:

•	the merger agreement provides for (1) the continued indemnification of our current and former directors and officers following the merger, (2) the purchase of directors’ and officers’ liability insurance at no cost to the beneficiaries for a period of six years following the merger, and (3) EMC’s commitment to preserve provisions in our certificate of incorporation and bylaws for a period of six years following the merger that are no less favorable with respect to indemnification, expense advancement and exculpation of present and former directors and officers of ours and our subsidiaries than are presently in our certificate of incorporation and bylaws;

•	some of our executive officers are entitled to receive up to approximately $4.5 million in the aggregate pursuant to a deal retention and bonus program that we adopted in connection with the merger, with 50% paid to each eligible officer upon the filing with the SEC of this preliminary proxy statement and the balance payable to each eligible officer upon completion of the merger;

•	under the terms of his existing employment agreement with us, our President and Chief Executive Officer is entitled to receive (1) a change in control payment if he chooses to leave RSA Security’s management for any reason within 18 months after a change of control of RSA Security and (2) a severance payment if we terminate his employment with us at any time other than for cause (as that term is defined in the agreement) plus full medical and insurance benefits for 24 months after termination;

•	under the terms of his existing individual letter agreement with us, each of our Chief Financial Officer and Senior Vice President, Finance and our Senior Vice President and General Counsel is entitled to receive a severance payment if we terminate his employment with us at any time other than for cause or, in the case of our Chief Financial Officer and Senior Vice President, Finance only, disability, plus medical and dental benefits during the severance period;

•	under the terms of his or her individual severance agreement with us, each of our executive officers (other than Messrs. Coviello, Kane and Nault) is entitled to receive a severance payment if we terminate his or her employment with us at any time other than for cause plus medical and dental benefits during the severance period;

•	under the terms of existing restricted stock agreements between RSA Security and each of our President and Chief Executive Officer and Chief Financial Officer and Senior Vice President, Finance, completion of the merger will cause termination of all forfeiture provisions governing the restricted stock, and such stock therefore will become fully vested and free of all restrictions;

•	under the terms of existing employment agreements, letter agreements or stock option agreements between RSA Security and each of Messrs. Coviello, Kane and Nault, completion of the merger will cause all options held by them, to the extent not vested, to become immediately exercisable in full;

•	under the terms of existing stock option agreements between RSA Security and each of our executive officers (other than Messrs. Coviello, Kane and Nault), completion of the merger will cause a portion of the options held by them, to the extent not vested, to become immediately exercisable in full and if, at any time from the effective date of the merger through the first anniversary of the merger, the officer’s employment with EMC is terminated by the officer for good reason or by EMC without cause (as each of those terms are defined in the agreement), the balance of options held by such officer, to the extent not vested, will become immediately exercisable in full; and

•	our President and Chief Executive Officer has entered into an employment agreement with EMC that, contingent upon completion of the merger, supersedes his current employment agreement with us (other than certain termination provisions). His new employment agreement with EMC provides for, among other things, (1) an annual base salary of $500,000, (2) beginning with 2007, eligibility to receive an annual bonus of up to $500,000 in the aggregate under EMC’s bonus plans, (3) a retention bonus of $250,000 if he remains employed with EMC through the third anniversary of the merger, (4) participation in EMC’s benefit plans for employees generally plus such other benefits as EMC makes available to its other senior executives, (5) the grant of two options to purchase 125,000 shares of EMC common stock to vest over a five-year period (to be made immediately following the merger and on the first anniversary of the merger), (6) two grants of restricted stock for 75,000 shares of EMC common stock for which restrictions will lapse over a five-year period, subject to accelerated vesting upon EMC’s achievement of specified corporate performance measures (to be made immediately following the merger and on the first anniversary of the merger), and (7) an annual bonus for 2006 based upon the 2006 bonus arrangements currently in place with us. Under his new employment agreement with EMC, Mr. Coviello would also be entitled to receive a severance payment (equal to either one times or 2.25 times his base salary depending upon the time of termination) if, at any time following the merger, his employment with EMC is terminated by him for any reason or by EMC without cause. In addition, in the event of such termination with EMC, any unvested stock options held by Mr. Coviello that were granted by us prior to the merger would become fully vested.

Except as described below, none of our directors or officers with the interests described above has any material interest in the merger apart from those of our stockholders generally.

Deal Retention and Bonus Program

The following table shows for each of our executive officers who participate in the deal retention and bonus program that we adopted in connection with the merger, the total potential payments payable to them.

Total Potential Deal
Retention and Bonus
Name	Payment

Executive Officers:
James C. Bandanza	$230,000
Arthur W. Coviello, Jr.	2,250,000
Charles F. Kane	540,000
William L. McQuaide	216,000
Robert P. Nault	540,000
Vivian M. Vitale	360,000
Richard B. Welch	189,000
John D. Worrall	189,000
Total:	$4,514,000

Change in Control and Severance Payments

The following table shows for each of our executive officers the total potential amount of all change in control and severance payments they are entitled to receive under their existing agreements with us. The amounts listed in the table do not include the acceleration of stock options, which is described in the table below entitled “Stock Options and Restricted Stock,” or the value of continued benefits in the event of termination of the executive officer’s employment with us.

Total Potential
Change in Control
and/or Severance
Name	Payments

Executive Officers:
James C. Bandanza	$306,667
Arthur W. Coviello, Jr.*	800,000
Charles F. Kane	300,000
William L. McQuaide	300,000
Robert P. Nault	396,000
Vivian M. Vitale	266,667
Richard B. Welch	245,000
Gerard H. Wilson	233,333
John D. Worrall	245,000
Total:	$3,092,667

* Under Mr. Coviello’s new employment agreement with EMC that, contingent upon completion of the merger, will supersede his existing employment agreement with us, Mr. Coviello would not be entitled to receive this payment.

Stock Options and Restricted Stock

The following table shows for each of our executive officers the number of shares subject to outstanding stock options that will accelerate and become exercisable upon or after completion of the merger pursuant to the terms of the individual’s employment agreement or applicable stock option agreement and the dollar value of such accelerated vesting. The data in the table assumes the merger occurred on June 30, 2006 and does not reflect options held by the officer that were otherwise vested as of June 30, 2006.

			Number of
			Option Shares		Number of
	Number of		That Will		Option Shares
	Option Shares		Become		That May
	That Will	Total Dollar	Exercisable if	Total Dollar	Become	Total Dollar
	Become	Value of	Executive is	Value of	Exercisable	Value of
	Exercisable	Accelerated	Terminated	Accelerated	upon or After	Accelerated
	Immediately	Vesting of	After the	Vesting of	the Merger	Vesting of
	upon the	Option Shares	Merger	Option Shares	(Total of	Option Shares
	Merger	in Column A	(Column C)	in Column C	Columns A	in Columns A
Name	(Column A)	(1)	(2)	(1)	and C)	and C (1)

James C. Bandanza	50,000	$479,500	119,688	$1,882,774	169,688	$2,362,274
Arthur W. Coviello, Jr.(3)	409,375	5,599,375	0	0	409,375	5,599,375
Charles F. Kane	275,000	2,651,000	0	0	275,000	2,651,000
William L. McQuaide	50,000	792,500	87,500	1,415,500	137,500	2,208,000
Robert P. Nault	100,000	1,603,000	0	0	100,000	1,603,000
Vivian M. Vitale	50,000	792,500	81,250	1,265,750	131,250	2,058,250
Richard B. Welch	0	0	103,125	1,602,375	103,125	1,602,375
Gerard H. Wilson	50,000	792,500	84,375	1,160,375	134,375	1,952,875
John D. Worrall	0	0	103,125	1,602,375	103,125	1,602,375
Total:	984,375	12,710,375	579,063	8,929,149	1,563,438	$21,639,524

(1)	Value is calculated by multiplying (x) the amount by which $28.00 exceeds the exercise price per share of each option by (y) the number of shares that accelerate.

(2)	The option shares in this Column C would become immediately exercisable in full if, at any time from the effective date of the merger through the first anniversary of the merger, the executive officer’s employment with EMC is terminated by him or her for good reason or by EMC without cause (as each of those terms is defined in the executive’s stock option agreement).

(3)	Mr. Coviello’s current employment agreement with us provides that he will receive acceleration of all of his unvested stock options immediately upon a change in control of RSA Security, and this table reflects his current employment agreement. However, Mr. Coviello’s new employment agreement with EMC will, contingent upon completion of the merger, supersede his current employment agreement with us. In that case, 309,375 of these option shares would not accelerate immediately upon the merger but would instead become immediately exercisable in full, if, at any time following the merger, Mr. Coviello’s employment with EMC is terminated by him for any reason or by EMC without cause (as such term is defined in his existing employment agreement with us).

Each of our directors who were not also executive officers as of June 30, 2006 holds options to purchase our common stock. Stock options granted to our non-employee directors are generally exercisable in full immediately on the date of grant. Accordingly, the merger will have no impact on the vesting of the options held by our directors, all of which were fully vested as of June 30, 2006.

Two of our executive officers, Messrs. Coviello and Kane, also hold shares of restricted stock. The following table shows the number of shares of restricted stock held by each of these officers with respect to which any forfeiture provisions will lapse upon completion of the merger and the dollar value of such acceleration.

	Number of Shares of
	Restricted Stock for	Total Dollar Value of
	Which Any Forfeiture	Acceleration in Lapse
	Provisions Will Lapse	of Forfeiture
Name	upon the Merger	Provisions (1)

Arthur W. Coviello, Jr.	50,000	$1,400,000
Charles F. Kane	98,039	2,745,092
Total:	148,039	$4,145,092

(1)	Value is calculated by multiplying $28.00 by the number of shares of restricted stock for which any forfeiture provisions will lapse upon the merger.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements about our plans, objectives, expectations and intentions. You can identify these statements by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “may,” “will” and “continue” or similar words. You should read statements that contain these words carefully. They discuss our future expectations or state other forward-looking information, and may involve known and unknown risks over which we have no control, including, without limitation:

•	the requirement that our stockholders adopt the merger agreement with EMC;

•	failure to satisfy other conditions to the merger;

•	the effect of the announcement of the merger on our customer relationships, operating results and business generally, including our ability to retain key employees; and

•	other risks detailed in our current filings with the Securities and Exchange Commission, or SEC, including our Quarterly Report on Form 10-Q for the period ended March 31, 2006.

See “Where You Can Find More Information” on page 54. You should not place undue reliance on forward-looking statements. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement represent our views as of the date of this proxy statement, and you should not assume that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

THE SPECIAL MEETING OF STOCKHOLDERS

We are furnishing this proxy statement to you, as a holder of our common stock, as part of the solicitation of proxies by our board of directors for use at the special meeting of stockholders.

Date, Time and Place of the Special Meeting

The special meeting of stockholders of RSA Security will be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, located at 60 State Street, Boston, Massachusetts 02109, on          , 2006, at 10:00 a.m., local time.

Purpose of the Special Meeting

The purpose of the special meeting is:

•	to consider and vote on the proposal to adopt the Agreement and Plan of Merger dated as of June 29, 2006, among RSA Security, EMC and a wholly owned subsidiary of EMC, as such agreement may be amended from time to time, a copy of which is attached as Annex A to this proxy statement;

•	to approve a proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of adoption of the merger agreement; and

•	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including to consider any procedural matters incident to the conduct of the special meeting.

Our Board’s Recommendation

Our board of directors has approved the merger and the merger agreement and determined that the merger and the merger agreement are fair to, advisable and in the best interests of our company and our stockholders. Accordingly, our board of directors recommends that our stockholders vote “FOR” adoption of the merger agreement at the special meeting.

Record Date; Stock Entitled to Vote

The holders of record of shares of our common stock as of the close of business on          , 2006, which is the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. On the record date, there were approximately           shares of our common stock outstanding held by approximately           stockholders of record.

Quorum

A quorum of our stockholders is necessary to have a valid meeting of stockholders. The required quorum for the transaction of business at the special meeting is the presence (in person or represented by proxy) of holders representing a majority of the shares of our common stock issued, outstanding and entitled to vote at the special meeting. Both abstentions and “broker non-votes” will be counted as present for purposes of determining the existence of a quorum. In the event that a quorum is not present at the special meeting, we currently expect that we will adjourn or postpone the special meeting to solicit additional proxies.

Vote Required

Pursuant to the requirements of the General Corporation Law of the State of Delaware and the merger agreement, we are seeking the adoption of the merger agreement by the affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting.

Each holder of record on the record date will be entitled to one vote per share of our common stock on any matter that may properly come before the special meeting and any adjournment of that meeting. Failure to vote your proxy or to vote in person will have the same effect as a vote “AGAINST” adoption of the merger agreement.

Brokers or other nominees who hold shares of our common stock in “street name” for customers who are the beneficial owners of such shares may not give a proxy to vote those customers’ shares in the absence of specific instructions from those customers. These non-voted shares of our common stock will not be counted as votes cast or shares voting and will have the same effect as votes “AGAINST” adoption of the merger agreement.

Voting

Holders of record of our common stock may vote their shares by attending the special meeting and voting their shares of our common stock in person, by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed postage-prepaid envelope, or by submitting a proxy through the Internet or by telephone. All shares of our common stock represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holder. If a written proxy card is signed by a stockholder and returned without instructions, the shares of our common stock represented by the proxy will be voted “FOR” adoption of the merger agreement and “FOR” approval of any proposal to adjourn the special meeting to solicit additional proxies in favor of adoption of the merger agreement.

Stockholders who have questions or requests for assistance in completing and submitting proxy cards should contact MacKenzie Partners, Inc., our proxy solicitor, at:

105 Madison Avenue
New York, New York 10016
Email: proxy@mackenziepartners.com
Call Collect: (212) 929-5500
Call Toll-Free: (800) 322-2885

Stockholders who hold their shares of our common stock in “street name,” meaning in the name of a bank, broker or other person who is the record holder, must either direct the record holder of their shares of our common stock how to vote their shares or obtain a proxy from the record holder to vote their shares at the special meeting.

Revocability of Proxies

You can change your vote and revoke your proxy at any time before the polls close at the special meeting by doing any one of the following:

•	signing and submitting another proxy with a later date;

•	accessing the Internet and following the instructions for Internet proxy authorization that appear on the enclosed proxy card;

•	following the instructions that appear on the enclosed proxy card for proxy authorization by telephone; or

•	voting in person at the meeting.

Your attendance alone at the special meeting will not revoke your proxy. If you wish to revoke, at the special meeting, your previously submitted proxy, you must deliver a completed proxy card with a later date in person or complete a ballot to be made available at the special meeting. If you are not the record holder of your shares, you must follow the instructions of your bank or brokerage firm in order to change your vote.

Solicitation of Proxies

In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, other electronic means or in person. Our directors, officers and employees will not receive any additional compensation for their services, but we will reimburse them for their out-of-pocket expenses. We will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable expenses in forwarding copies of this proxy statement to the beneficial owners of shares of our common stock and in obtaining voting instructions from those owners. We will pay all expenses of filing, printing and mailing this proxy statement.

We have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies by mail, telephone or other electronic means, or in person, for a fee of approximately $7,500 plus expenses relating to the solicitation.

Proposal to Approve Adjournment of the Special Meeting

We are submitting a proposal for consideration at the special meeting to authorize the named proxies to approve one or more adjournments of the special meeting if there are not sufficient votes to adopt the merger agreement at the time of the special meeting. Even though a quorum may be present at the special meeting, it is possible that we may not have received sufficient votes to adopt the merger agreement by the time of the special meeting. In that event, we would need to adjourn the special meeting in order to solicit additional proxies. The adjournment proposal relates only to an adjournment of the special meeting for purposes of soliciting additional proxies to obtain the requisite stockholder approval to adopt the merger agreement. Any other adjournment of the special meeting (e.g., an adjournment required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by the proxy.

The approval of a proposal to adjourn the special meeting would require the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and voting at the special meeting. The failure to vote shares of our common stock would have no effect on the approval of the adjournment proposal.

Our board of directors recommends that you vote “FOR” the adjournment proposal so that proxies may be used for that purpose, should it become necessary. Properly executed proxies will be voted “FOR” the adjournment proposal, unless otherwise noted on the proxies. If the special meeting is adjourned, we are not required to give notice of the time and place of the adjourned meeting unless our board of directors fixes a new record date for the special meeting.

The adjournment proposal relates only to an adjournment of the special meeting occurring for purposes of soliciting additional proxies for the approval of the merger agreement proposal in the event that there are insufficient votes to approve that proposal. Our board of directors retains full authority to adjourn the special meeting for any other purpose, including the absence of a quorum, or to postpone the special meeting before it is convened, without the consent of any of our stockholders.

Other Business

We are not currently aware of any business to be acted upon at the special meeting other than the matters discussed in this proxy statement. Under our bylaws, business transacted at the special meeting is limited to matters relating to the purposes stated in the notice of special meeting, which is provided at the beginning of this proxy statement. If other matters do properly come before the special meeting, or at any adjournment or postponement of the special meeting, we intend that shares of our common stock represented by properly submitted proxies will be voted by and at the discretion of the persons named as proxies on the proxy card. In addition, the grant of a proxy will confer discretionary authority on the persons named as proxies on the proxy card to vote in accordance with their best judgment on procedural matters incident to the conduct of the special meeting.

THE MERGER

Background of the Merger

We regularly evaluate different strategies for improving our competitive position and enhancing stockholder value and our status within the industries in which we operate. As part of these evaluations, we have, from time to time, considered various strategic alternatives in pursuing our business plan, including acquisitions, divestitures, joint ventures and business combinations.

In early July 2005, Arthur W. Coviello, Jr., our President and Chief Executive Officer, received an inquiry from a potential buyer, which we refer to as the first potential buyer, regarding the possible sale of RSA Security to that company.

On July 15, 2005, Mr. Coviello met with Stephen Berenson, Vice Chairman of JPMorgan Securities, Inc., which we refer to as JPMorgan, to discuss our strategic alternatives.

On that same day, Mr. Coviello contacted the chief executive officer of another potential buyer, which we refer to as the other bidder, regarding the possible sale of RSA Security to the other bidder. During that conversation, the other bidder indicated that it might be interested in such a transaction, but that it would need to undertake and complete a diligence investigation of our company.

At a regular meeting of our board of directors held on July 20, 2005, Mr. Coviello reported to the board the inquiry he had received from the first potential buyer and his telephone conversation with the chief executive officer of the other bidder.

On August 1, 2005, Mr. Coviello, James K. Sims, the Chairman of our board of directors, Robert Badavas, a member of our board, Jeffrey D. Glidden, who at the time served as our Senior Vice President, Finance and Operations and Chief Financial Officer, and Margaret K. Seif, who at the time served as our Senior Vice President and General Counsel, met with Mr. Berenson and Ben Lett, Managing Director of JPMorgan. During the meeting, those present discussed the potential sale of our company, the process we would undertake and the possible outcome of such process.

On August 23, 2005, Mr. Coviello had dinner with the chief executive officer of the other bidder during which they discussed the prospects of a strategic transaction involving the two companies.

At a meeting of our board of directors held on August 30, 2005, our board discussed strategic alternatives for our company and authorized Mr. Coviello to engage JPMorgan in connection with the potential sale of our company. However, we did not formally engage JPMorgan at that time.

In early September 2005, Mr. Coviello had several conversations with the other bidder to discuss the prospects for our company, our strategy and business plans and the prospects and desired timing for a strategic transaction involving the two companies.

At a meeting of the compensation committee of our board of directors held on September 9, 2005, Mr. Lett provided an overview of a proposed process for initiating and completing a sale of our company and the potential deal incentives for our employees that might be used under different scenarios. The compensation committee also discussed at this meeting the potential retention and deal arrangements for a group of our employees who, as members of a deal team, would actively assist in effecting a strategic transaction.

At a special meeting of our board of directors held on September 15, 2005, our board discussed the strategic process and determined that it was advisable at that time to defer such process until the end of the third quarter of 2005 due to various initiatives then underway at our company.

On November 9, 2005, Mr. Coviello had lunch with the chief executive officer of the other bidder to discuss the prospects of a strategic transaction involving the two companies.

On November 22, 2005, Richard Welch, our Senior Vice President, Developer Solutions Division, and David Low, our Manager, System Engineering, met with Dennis Hoffman, Vice President, Information Security of EMC, and other representatives of EMC at EMC’s offices in Hopkinton, Massachusetts to discuss a possible OEM relationship with respect to our data security products.

At a regular meeting of our board directors held on December 1 and 2, 2005, Mr. Coviello updated the board on his meetings and discussions with the other bidder, and our board discussed strategic alternatives available to us. At this meeting, representatives of JPMorgan made a presentation to the board regarding potential buyers, a proposed sale process, timing and a preliminary valuation analysis of our company.

On December 5, 2005, we issued a press release announcing our entry into a definitive agreement to acquire Cyota, Inc.

On December 6, 2005, during a telephone call with the chief executive officer of the other bidder, Mr. Coviello discussed the prospects of a strategic transaction involving the two companies in light of the announcement of our definitive agreement to acquire Cyota and the growing business momentum of our company.

On December 16, 2005, Mr. Coviello, John Parsons, who at the time served as our Vice President, Finance and Accounting and Chief Accounting Officer, and William L. McQuaide, our Senior Vice President, Enterprise Solutions Division and Corporate Development, attended an offsite meeting in Burlington, Massachusetts with representatives of the other bidder to provide them with a high-level review of our business.

From January 2006 through the end of March 2006, we and representatives of JPMorgan made contact with and had initial conversations with a total of four parties in addition to EMC, the other bidder and the first potential buyer for the purpose of exploring a potential strategic transaction with one of them.

On January 9, 2006, Mr. Coviello telephoned a representative of the other bidder to schedule a follow-up meeting to the December 16, 2005 meeting.

On January 13, 2006, Mr. Coviello engaged in further telephonic discussions with the chief executive officer of the other bidder regarding the prospects of a strategic transaction involving the two companies.

On January 26, 2006, we entered into a nondisclosure agreement with the other bidder.

On January 26, 2006, Messrs. Coviello and McQuaide and Christopher Young, our Senior Vice President, Consumer Division, and James Edward Kamionek, our Vice President, Corporate Development, attended a meeting held at our offices in Bedford, Massachusetts with representatives of the other bidder. The primary purpose of the meeting was to discuss our consumer business.

At a regular meeting of our board of directors held on January 27, 2006, Mr. Coviello reviewed with the board the status of our ongoing strategic discussions and reported on our management’s meeting with representatives of the other bidder on the preceding day.

On February 14, 2006, Messrs. Coviello and Sims met with representatives of the other bidder to discuss the prospects of a strategic transaction involving the two companies. At this meeting, the other bidder suggested that it would be interested in acquiring our company at a price of $18.00 per share. Messrs. Coviello and Sims indicated that our board would not support a sale at that price given the then current prospects of our company.

On February 15, 2006, Mr. Coviello met with the chief executive officer of the first potential buyer regarding the prospects of a strategic transaction involving the two companies. The first potential buyer indicated that it was not interested in acquiring us at that time for a cash purchase price in excess of $18.00 per share. We did not have further contact with the first potential buyer regarding a strategic transaction after this date.

On February 21, 2006, Mr. Welch spoke by telephone with Mr. Hoffman of EMC regarding the status of a potential OEM relationship between us and EMC. During that conversation, Mr. Hoffman stated that EMC was impressed with our business strategy and would like to set up an executive meeting with others from our company, including Mr. Coviello.

On February 23, 2006, the other bidder contacted Mr. Coviello and advised him that it was prepared to increase its offer to $19.00 per share.

At a regular meeting of our board of directors held on March 15, 2006, Mr. Coviello updated the board on the status of our strategic discussions, including the latest proposal from the other bidder.

In late March 2006, at a meeting between Mr. Coviello and a representative of the other bidder’s financial advisor, Mr. Coviello indicated that the latest proposal by the other bidder was inadequate.

On March 31, 2006, Mr. Coviello met with Mr. Hoffman of EMC and Bret Hartman, Chief Technical Officer, Information Security of EMC, to discuss a potential OEM relationship between us and EMC. During this meeting, Mr. Hoffman indicated that EMC intended to pursue a security strategy and explained that EMC typically implements its strategies through acquisitions of other businesses and by entering into partnerships.

At a regular meeting of our board of directors held on April 19, 2006, Mr. Coviello updated the board regarding the status of our strategic discussions. Mr. Coviello reported to the board on his recent meeting with EMC and informed the board that he had scheduled a meeting with Howard Elias, Executive Vice President, Corporate Marketing of EMC, for later that evening. At the meeting, our board voted to reconstitute the mergers and acquisitions committee of the board, which we refer to as the M&A committee, and appointed Messrs. Badavas, Coviello, DeMillo and Sims as members of that committee.

On the evening of April 19, 2006, Messrs. Coviello and Welch had dinner with Messrs. Hoffman and Elias to discuss the prospects of a strategic transaction involving the two companies. Messrs. Hoffman and Elias informed Mr. Coviello that EMC was interested in a potential acquisition of our company.

On April 24, 2006, we issued a press release announcing our acquisition of PassMark Security on that same day and providing updated financial guidance for our second quarter of 2006.

On April 25, 2006, Mr. Coviello had a telephone call with the chief executive officer of the other bidder during which he discussed our updated financial guidance with respect to the second quarter of 2006 and our acquisition of PassMark Security. The other bidder indicated that it was not willing to raise substantially its previously submitted offer to acquire us for $19.00 per share. The other bidder’s chief executive officer and Mr. Coviello agreed to meet in late May to discuss the matter again.

On April 28, 2006, Messrs. Welch and McQuaide and John Worrall, our Senior Vice President, Marketing, met with Messrs. Hoffman and Hartman and Thomas Heiser, Senior Vice President, Corporate Development/New Ventures of EMC, and Jamie Barnett, Senior Manager, Business Development of EMC, at EMC’s offices in Hopkinton, Massachusetts to discuss our business.

On May 2, 2006, Mr. Coviello contacted Mr. Elias by telephone to confirm that we would be willing to enter into strategic discussions with EMC.

On May 11, 2006, we entered into a nondisclosure agreement with EMC.

On May 12, 2006, Mr. Kamionek and David Stack, our Vice President, Financial Planning and Analysis, met with representatives of EMC at JPMorgan’s offices in New York City. Messrs. Kamionek and Stack provided to the representatives of EMC financial information regarding our company.

On May 18, 2006, Mr. Coviello met with Mr. Elias, Joseph M. Tucci, Chairman, President and Chief Executive Officer of EMC, and William F. Teuber, Jr., Vice Chairman and Chief Financial Officer of EMC, to discuss a potential transaction involving us and EMC. Mr. Tucci indicated that EMC desired to conduct further due diligence of our company and to commence negotiation of a definitive agreement with us. During this meeting, Mr. Coviello stated that we would not consider an offer to acquire us at a cash purchase price of less than $26.00 per share.

During the week of May 21st, Robert P. Nault, our Senior Vice President, General Counsel and Secretary, participated in telephonic discussions with Paul Dacier, Executive Vice President and General Counsel of EMC, regarding the SEC’s ongoing inquiry into our option grant practices and related matters.

On May 22, 2006, Mr. Coviello had a telephone conversation with Mr. Elias regarding the SEC’s inquiry into our option grant practices and the timing of EMC’s due diligence review of our company.

At a telephonic meeting of our board of directors held on May 22, 2006, Mr. Coviello updated the board on the status of our strategic discussions with EMC and the other bidder.

On May 24, 2006, Mr. Sims met with Mr. Tucci to discuss a potential strategic transaction between the two companies.

On May 25, 2006, Mr. Coviello had breakfast with David Strohm, the lead director of EMC’s board of directors, and discussed the possibility of a strategic transaction between the two companies.

On May 25, 2006, Mr. Coviello had dinner with the chief executive officer of the other bidder and informed him that we would not consider an offer to acquire us for less than $26.00 per share. The other bidder responded that it was not likely to be interested in a strategic transaction with us at that price.

During the first week of June 2006, Mr. Tucci orally expressed to Messrs. Coviello and Sims an indication of interest to acquire us at a cash purchase price of less than $26.00 per share.

At a telephonic meeting of the M&A committee on June 2, 2006, Mr. Coviello updated the committee regarding the status of the discussions between us and EMC.

On June 5, 2006, Charles F. Kane, our Senior Vice President, Finance and Chief Financial Officer, and Mr. Teuber had a telephone call to discuss a proposed due diligence schedule.

On June 6, 2006, Mr. Coviello was contacted by the other bidder by telephone to discuss Mr. Coviello’s view that a strategic transaction was not likely to occur for at least one month from that time. During this call, Mr. Coviello again confirmed that our board of directors would not support a sale of our company at a cash purchase price of less than $26.00 per share.

At a telephonic meeting of the M&A committee held on June 10, 2006, the committee discussed the status of the discussions between us and EMC. On that same day, during discussions with Messrs. Tucci and Teuber, Messrs. Coviello, Sims and Kane confirmed that our board would not support a sale of our company at cash purchase price of less than $26.00 per share.

On June 12, 2006, Messrs. Kane, Worrall, McQuaide, Nault, Stack and Kamionek participated in an all day diligence session at an offsite location with representatives of EMC.

During the week of June 12th, we provided additional due diligence material to EMC.

During that same week, the other bidder contacted Mr. Kane requesting additional due diligence material.

At a special meeting of our board of directors held on June 15, 2006, Mr. Coviello updated the board on our strategic process and, after a discussion, the board authorized Mr. Coviello to formally engage JPMorgan as our financial advisor in connection with a potential transaction.

On June 15, 2006, Mr. Coviello and Mr. Tucci discussed the status of EMC’s diligence review of our company. On that same day, Messrs. Kamionek and McQuaide and Lawrence Friedman, our Senior Consultant, Software Engineer, met with representatives of EMC to review our technology architecture.

On June 16, 2005, Messrs. Kane, McQuaide, Nault, Stack and Kamionek participated in an all day diligence session with representatives of the other bidder at the offices of WilmerHale, our outside counsel, in Boston, Massachusetts.

On June 20, 2006, Messrs. Kamionek, McQuaide, Kane and Young participated in a diligence conference call with representatives of the other bidder. On that same day, we entered into an engagement letter with JPMorgan pursuant to which it would serve as our financial advisor in connection with our strategic process and furnish to our board a written fairness opinion upon a sale or other change in control of our company.

On June 21, 2006, Messrs Nault, Kamionek, Kane, McQuaide and Stack and Stacey Fitzgerald, our Vice President, Finance, participated in a diligence session at the offices of WilmerHale in Boston, Massachusetts with representatives of EMC. That evening, Mr. Coviello had dinner with Mr. Teuber to discuss the possible synergies associated with combining the businesses of EMC and our company.

On June 22, 2006, Mr. Teuber informed Mr. Coviello by telephone that EMC intended to send us a formal offer letter by Monday, June 26.

On June 23, 2006, Mr. Kane distributed a draft of the merger agreement prepared by WilmerHale to EMC.

On June 24, 2006, the chief executive officer of the other bidder informed Mr. Coviello that we should expect to receive a formal offer letter on Monday, June 26.

On June 25, 2006, Mr. Kane distributed to the other bidder the same draft of the merger agreement that he had sent to EMC on June 23rd.

On June 26, 2006, we received a formal written offer letter from each of EMC and the other bidder, each containing an offer to acquire us for $26.00 per share in cash. We also received from EMC a proposed draft merger agreement prepared by their counsel along with a request for comments to that draft.

On June 26, 2006, Messrs. Kamionek and Stack met with members of EMC’s finance team at EMC’s offices in Hopkinton, Massachusetts to discuss our likely financial results for the second quarter of 2006. Later that day:

•	Messrs. Welch and Friedman met with EMC representatives to discuss our key management product;

•	Mr. Coviello and Vivian M. Vitale, our Senior Vice President, Human Resources, met with representatives of EMC’s human resources department, including John T. Mullen, Executive Vice President, Human Resources, to discuss human resources matters; and

•	the M&A committee held a telephonic meeting to discuss the two offers to purchase our company that we had received and directed Messrs. Coviello, Nault and Kane and WilmerHale to commence negotiation of a definitive agreement with both EMC and the other bidder.

On June 27, 2006 at approximately 2:00 pm, eastern time, we received comments from the other bidder to our June 23 draft merger agreement. Late that evening, after a review of this mark-up and of the draft merger agreement prepared by counsel for EMC and extensive discussions among our deal team and representatives of WilmerHale, WilmerHale circulated a revised draft of our merger agreement to EMC and the other bidder.

At a special meeting of our board of directors held on June 27, 2006 beginning at approximately 9:30 a.m., eastern time, our board discussed the status of the discussions with EMC and the other bidder. At this meeting representatives of JPMorgan presented to the board a preliminary valuation analysis of our company and representatives of WilmerHale reviewed in detail with the board the fiduciary duties of our directors.

During the evening of June 27 and early morning of June 28, 2006, Messrs. Kane, Nault and Kamionek, Christopher Dollase, our Assistant General Counsel, representatives of WilmerHale, representatives of EMC, and representatives of Skadden, Arps, Slate, Meagher & Flom LLP, EMC’s outside counsel, whom we refer to as Skadden, met in person at Skadden’s offices in Boston, Massachusetts to further negotiate the merger agreement.

At approximately 10:00 a.m., eastern time, on June 28, 2006, we received comments on the merger agreement from EMC. After extensive review and discussion of this mark-up among our deal team and representatives of WilmerHale, WilmerHale circulated a revised merger agreement to EMC and the other bidder at approximately 1:00 p.m., eastern time.

Beginning at approximately 9:00 a.m., eastern time, on June 28, 2006, representatives of the other bidder met with Messrs. Kane, Kamionek and Stack at the offices of WilmerHale to discuss their diligence review.

At approximately 10:00 a.m., eastern time, on June 28, 2006, EMC orally submitted a new bid of $26.10 per share in cash.

At approximately 11:30 a.m., eastern time, on June 28, 2006, a meeting of the M&A committee was held.

At approximately 2:00 p.m., eastern time, on June 28, 2006, our compensation committee held a special meeting during which it considered deal retention and bonus payments for certain of our executives and other key members of our deal team.

Beginning at approximately 3:00 p.m., eastern time, on June 28, 2006, representatives of the tax and finance departments of EMC met with Brian Lemay, our Treasurer, and Mr. Stack at WilmerHale’s offices to discuss their diligence review.

In the early evening, Messrs. Coviello and Elias had dinner together and discussed the positioning and potential announcement of the merger. Later that evening, Messrs. Coviello and Sims spoke with Messrs. Tucci and Elias regarding the terms of EMC’s offer.

During the course of the afternoon and evening of June 28, 2006, we and representatives of WilmerHale continued to negotiate the merger agreement separately with each of EMC and the other bidder and reached general agreement on the major provisions of the merger agreement with both parties. At approximately 9:40 p.m., eastern time, on June 28, 2006, WilmerHale circulated a revised merger agreement to the other bidder. At approximately 10:00 p.m., eastern time, we received comments on the 1:00 p.m. draft of the merger agreement from Skadden.

At approximately noon, eastern time, on June 28, 2006, the other bidder submitted in writing a new offer of $26.50 per share in cash.

In the mid-afternoon, eastern time, on June 28, 2006, EMC orally submitted a new bid of $27.00 per share in cash.

At approximately 5:00 p.m., eastern time, on June 28, 2006, Mr. Coviello had a conversation with the chief executive officer of the other bidder during which the chief executive officer of the other bidder orally stated that his company’s most recent bid of $26.50 per share in cash was its best and final offer.

During the night of June 28, 2006, WilmerHale distributed by email to our board of directors a board package containing, among other items, (1) the form of proposed merger agreement; (2) an outline of the fiduciary duties of our board of directors; and (3) proposed resolutions to be considered by the board.

At approximately 12:30 a.m., eastern time, on June 29, 2006, the other bidder sent an email to Mr. Coviello submitting a revised bid of $28.00 per share in cash and indicating that this bid was its best and final offer.

On June 29, 2006, The New York Times published an online article indicating that we had initiated an auction process for the sale of our company. On that same day, we issued a press release before the opening of the market stating that we were engaged in negotiations with parties regarding a potential strategic transaction.

At approximately 7:30 a.m., eastern time, on June 29, 2006, the other bidder sent another email to Messrs. Coviello and Kane confirming that its prior bid of $28.00 per share in cash represented its best and final offer.

Our board of directors held a special meeting at the offices of WilmerHale commencing at approximately 8:00 a.m., eastern time, on June 29, 2006. During this board meeting, representatives of WilmerHale reviewed the board’s fiduciary duties in connection with the proposed transaction and made detailed presentations to our board regarding the key terms of the draft merger agreement, noting the differences between the merger agreements that had been negotiated separately with EMC and the other bidder. Mr. Kane excused himself from the meeting and engaged in additional discussions with Messrs. Teuber and Dacier of EMC. A short while later and while the board meeting was still in process, EMC orally submitted a revised bid of $28.00 per share in cash. JPMorgan reviewed with our board the revised bids received from EMC and the other bidder and provided an oral opinion, later confirmed in writing, to the effect that, as of June 29, 2006, and based upon and subject to the various assumptions and limitations set forth in its opinion, the $28.00 cash per share consideration to be paid to our stockholders pursuant to the merger was fair, from a financial point of view, to those holders. Our board considered, compared and discussed the merits of the offers to purchase our company submitted by EMC and the other bidder, including the remaining open issues in the merger agreement with respect to each bidder. In addition, our board considered, compared and discussed extensively with JPMorgan and WilmerHale the economic and legal considerations of a proposed transaction with EMC and with the other bidder. Our board also noted its view that a transaction with EMC would be in the best interests of our employees and our customers. In light of all of these considerations, our board determined to pursue a transaction with EMC. The special meeting of our board of directors was then adjourned in order to permit the parties to finalize the merger agreement with EMC.

Messrs. Coviello, Kane, Nault, Berenson and Lett and representatives of WilmerHale met with EMC’s business and legal teams at EMC’s headquarters in Hopkinton, Massachusetts to finalize the merger agreement and the related disclosure schedules.

At approximately 2:30 p.m., eastern time, our board of directors reconvened its meeting telephonically and approved the final merger agreement with EMC and the merger and determined that the merger agreement was fair to, advisable and in the best interests of our company and our stockholders and recommended to our stockholders that they adopt the merger agreement. At this meeting, the compensation committee of our board approved deal retention and bonus payments for certain of our executives and other key members of our deal team. We then delivered the final disclosure schedules to EMC and the parties executed the merger agreement. After the close of market, we and EMC issued a joint press release announcing the parties’ execution of the merger agreement.

Reasons for the Merger and Recommendation of our Board of Directors

In the course of reaching its decision to approve the merger agreement and the merger, our board of directors consulted with our management and our financial and legal advisors and considered a number of factors, including the following:

•	the value of the consideration to be received by our stockholders pursuant to the merger agreement, as well as the fact that stockholders will receive the consideration in cash, which provides certainty of value to our stockholders;

•	the $28.00 per share, without interest, to be paid as the consideration in the merger represents a 44.6% premium over $19.36, the closing price of our common stock on June 28, 2006, the trading day prior to the public announcement of the merger, and a 61.5% premium over $17.34, the average of the closing prices of our common stock for the four weeks prior to announcement of the merger;

•	the process undertaken to solicit third-party offers to acquire our company and the competitive bidding that resulted from this process;

•	the financial presentation of JPMorgan and its opinion, which is attached as Annex B to this proxy statement, that, as of June 29, 2006 and based upon and subject to the qualifications, assumptions, limitations and other matters underlying its analysis and opinion set forth in such opinion, the consideration to be received by the holders of our common stock in the merger was fair, from a financial point of view, to those holders;

•	current financial market conditions, historical market prices and volatility with respect to our common stock, including the possibility that if we remained an independent company, in the event of a decline in the market price of our common stock or the stock market in general, the price that might be received by holders of our common stock in the open market or in a future transaction might be less than the $28.00 per share to be paid as consideration pursuant to the merger;

•	historical and current information concerning our business, including our financial performance and condition, operations, management and competitive position, current industry and economic conditions, and our prospects if we were to remain an independent company;

•	that EMC’s obligation to consummate the merger is not subject to any financing contingencies;

•	our board of directors’ view of EMC’s ability to fund the consideration payable pursuant to the merger;

•	the fact that the provisions of the merger agreement were determined through arms’ length negotiations between us and our counsel, on the one hand, and EMC and its counsel, on the other hand;

•	the terms and conditions of the merger agreement, including:

•	the ability of our board of directors, under certain circumstances, to furnish information to and engage in negotiations with a third party and, upon the payment to EMC of a termination fee of $75 million, to terminate the merger agreement to accept a superior proposal; and

•	specific exclusion from the definition of material adverse effect as to us, of all matters relating to or arising out of the inquiries and claims regarding our option grant practices or any other matters relating to or arising out of the option grant practices that are the subject matter of those inquiries, meaning that the effect of any such matters would not be considered in determining whether certain conditions to EMC’s obligation to complete the merger have been satisfied; and

•	the likelihood that the merger will be consummated, in light of the limited conditions to EMC’s obligation to complete the merger, EMC’s financial capability, and the absence of any financing condition to EMC’s obligation to complete the merger.

In the course of its deliberations, our board of directors also considered a variety of risks and other countervailing factors related to entering into the merger agreement, including:

•	the risk that the merger is not completed, even if our stockholders adopt the merger agreement;

•	if the merger is not completed, the potential adverse effect of the public announcement of the merger on our business, including our significant customers, suppliers and other key relationships, our ability to attract and retain key management personnel and our overall competitive position;

•	the restrictions that the merger agreement imposes on soliciting competing proposals, and the fact that we would be obligated to pay the $75 million termination fee to EMC under certain circumstances;

•	the fact that the $75 million termination fee required by the terms of the merger agreement to be paid by us in certain circumstances would make it more costly for another potential purchaser to acquire us;

•	that following the merger we will no longer exist as an independent, stand-alone company and our stockholders will no longer participate in our growth or in any synergies resulting from the merger;

•	the possibility that, although the merger provides our stockholders the opportunity to realize a premium over the price at which our common stock traded prior to public announcement of the merger, the price of our common stock might have increased in the future to a price greater than $28.00 per share;

•	that certain of our directors and executive officers may have conflicts of interest in connection with the merger, as they may receive benefits that may be different from, and in addition to, those of our other stockholders, as described below under the caption “— Interests of Our Directors and Executive Officers in the Merger;” and

•	that gains from the merger would be taxable to our stockholders for U.S. federal income tax purposes.

The foregoing discussion of the factors considered by our board of directors is not intended to be exhaustive, but does set forth the principal factors considered by the board. Our board of directors reached the conclusion to approve the merger agreement and the merger in light of the various factors described above and other factors that each member of our board felt were appropriate. In view of the wide variety of factors considered by our board of directors in connection with its evaluation of the merger and the complexity of these matters, our board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the board. Rather, our board of directors made its recommendation based on the totality of information presented to and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

After evaluating these factors and consulting with its legal counsel and financial advisor, our board of directors determined that the merger agreement was fair to, advisable and in the best interests of our company and our stockholders. Accordingly, our board of directors has approved the merger agreement and the merger. Our board of directors recommends that our stockholders vote “FOR” adoption of the merger agreement.

Opinion of Financial Advisor

Pursuant to an engagement letter dated June 20, 2006, we retained JPMorgan as our financial advisor in connection with a possible sale or other change in control of RSA Security.

At a meeting of our board of directors held on June 29, 2006, JPMorgan rendered its oral opinion, subsequently confirmed in a written opinion on that date, to our board that, as of that date and based upon and subject to the assumptions, qualifications and limitations set forth in its opinion, the consideration to be paid to the holders of our common stock in the merger was fair, from a financial point of view, to such stockholders.

The full text of the written opinion of JPMorgan, dated June 29, 2006, which sets forth, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations of the review undertaken by JPMorgan in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated into this proxy statement by reference. The summary of JPMorgan’s opinion included in this proxy statement is qualified in its entirety by reference to the full text of such opinion. We urge our stockholders to read the opinion carefully and in its entirety. JPMorgan provided its opinion for the information and assistance of our board of directors in connection with its consideration of the merger. JPMorgan’s written opinion, addresses only the consideration to be paid in the merger, which was determined in negotiations between us and EMC, and does not address any other matter. JPMorgan’s opinion does not constitute a recommendation to any stockholder of RSA Security as to how such stockholder should vote at the special meeting with respect to the merger or any other matter, and should not be relied upon by any stockholder as such.

In connection with rendering its opinion, JPMorgan, among other things:

• reviewed a draft of the merger agreement dated June 28, 2006;

•	reviewed certain publicly available business and financial information concerning us and the industries in which we operate;

•	compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies JPMorgan deemed relevant and the consideration received for such companies;

•	compared our financial and operating performance with the publicly available information concerning certain other companies JPMorgan deemed relevant and reviewed the current and historical market prices of our common stock and certain publicly traded securities of such other companies;

•	reviewed certain internal financial analyses and forecasts prepared by our management relating to our business; and

•	performed such other financial studies and analyses and considered such other information as JPMorgan deemed appropriate for the purposes of its opinion.

In addition, JPMorgan held discussions with certain members of our management with respect to certain aspects of the merger, our past and current business operations, our financial condition and future prospects and operations, and certain other matters JPMorgan believed necessary or appropriate to its inquiry.

In giving its opinion, JPMorgan relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to or discussed with JPMorgan by us or otherwise reviewed by or for JPMorgan. JPMorgan did not conduct, and was not provided with, any valuation or appraisal of any assets or liabilities. JPMorgan did not evaluate the solvency of our company or of EMC under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to it, JPMorgan assumed that the financial analyses and forecasts were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by our management as to the expected future results of operations and financial condition to which such analyses or forecasts relate. JPMorgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. JPMorgan also assumed that the merger and the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement. JPMorgan relied as to all legal matters relevant to rendering its opinion upon the advice of counsel. JPMorgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without any adverse effect on us.

JPMorgan’s opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to JPMorgan as of, the date of such opinion. Subsequent developments may affect JPMorgan’s opinion and JPMorgan does not have any obligation to update, revise, or reaffirm its opinion. JPMorgan’s opinion is limited to the fairness, from a financial point of view, of the consideration to be received by the holders of our common stock in the merger and JPMorgan has expressed no opinion as to the fairness of the merger to, or any consideration of, the holders of any other class of securities, stock options or warrants, creditors or other constituencies of ours or as to our underlying decision to engage in the merger.

Summary of JPMorgan’s Analyses.

In connection with its opinion, JPMorgan performed the following financial analyses:

•	Comparable company trading multiples analysis;

•	Precedent transaction multiples analysis; and

•	Discounted cash flow analysis.

In the comparable company trading multiples analysis and precedent transaction multiples analysis, JPMorgan determined the implied value of our common stock based on both a target case financial plan prepared by our management, which we refer to as the target case, and consensus equity analyst projections, which we refer to as the street case. The discounted cash flow analysis was prepared using our management’s target case only. All market data used by JPMorgan in its analyses was as of June 28, 2006.

The following paragraphs summarize but do not purport to be complete descriptions of the analyses JPMorgan performed. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary descriptions. The following summary and the analyses performed by JPMorgan must be considered as a whole and selecting portions of the following summary and the analyses performed by JPMorgan, without considering all of its analyses as a whole, could create an incomplete view of the process or assumptions underlying JPMorgan’s analyses and opinion. In arriving at its opinion, JPMorgan considered all of the financial analyses that it performed and did not attribute any particular weight to any individual analysis or factor that it considered or reach any specific conclusion with respect to any individual analysis. Rather, JPMorgan made its determination as to the fairness to our stockholders, from a financial point of view, on the basis of JPMorgan’s experience and professional judgment after considering the results of all of the analyses performed by it. Analyses that are based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, the forecasts and analyses made or used by JPMorgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, JPMorgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

Comparable Company Trading Multiples Analysis.

Using publicly available information, JPMorgan calculated the ratio of firm value to estimated earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, for 2006 and 2007 for publicly traded companies that JPMorgan deemed to be comparable in operations to us. JPMorgan calculated the firm value of each of those companies by first adding the sum of the company’s long-term and short-term debt to the sum of the market value of such company’s common equity, the book value of such company’s preferred stock and the book value of such company’s minority interest, and then subtracting from that result such company’s cash and cash equivalents. JPMorgan also calculated the ratio of firm value to EBITDA for both us and EMC. For the comparable companies and for EMC, estimated EBITDA was based on consensus equity research estimates. For our company, estimated EBITDA was based on both consensus equity research estimates and our management’s target case.

JPMorgan determined that the following companies were relevant to an evaluation of us based on JPMorgan’s view of the comparability of the operating and financial characteristics of these companies to us:

Pureplay IAM (Identity and Access Management) Companies

•	Secure Computing Corp.

•	Aladdin Knowledge Systems Ltd.

•	Vasco Data Security International, Inc.

•	Entrust, Inc.

•	ActivIdentity Corp

Other Security Companies

•	Symantec Corp.

•	VeriSign, Inc.

•	Check Point Software Technologies Ltd

•	McAfee, Inc.

•	Cogent, Inc.

•	Internet Security Systems, Inc.

•	Safenet, Inc.

JPMorgan calculated an implied per share valuation range for us by applying ranges of multiples derived from this analysis to our management’s target case projections of 2006 and 2007 EBITDA and to the street case projections of 2006 and 2007 EBITDA. A range of 16.0x to 21.0x was applied to the 2006 EBITDA projections and a range of 14.5x to 18.5x was applied to the 2007 EBITDA projections. Based on the analysis, JPMorgan derived an implied per share range of values for us of approximately $17.00 to $25.75 using our management’s target case projections and $16.00 to $19.75 using the street case projections. The maximum of each of these implied per share valuation ranges is less than the $28.00 offered per each share of our common stock in the merger.

Precedent Transaction Multiples Analysis.

Using publicly available information, JPMorgan examined the following selected software transactions.

Announcement Date	Acquirer	Target

Selected large-cap software transactions

05/15/06	Infor Global	SSA Global
11/11/05	Silver Lake Partners	Serena Software, Inc.
11/08/05	Golden Gate Capital	Geac Computer Corp.
09/12/05	Oracle Corp	Siebel Systems Inc.
07/28/05	Carlyle Group	SS&C Technologies
07/05/05	Concerto Communications	Aspect Software
04/18/05	Adobe	Macromedia
03/28/05	Private equity consortium	SunGard Data Systems
12/16/04	Symantec	VERITAS Software
11/19/04	Warburg Pincus and	Telcordia Technologies
Providence Equity
03/14/04	IBM	Ascential Software
03/14/04	Bain Capital, SLP, Warburg Pincus	UGS PLM
02/09/04	Juniper	Netscreen
10/14/03	EMC	Documentum
07/08/03	EMC	LEGATO Systems
06/02/03	Oracle Corp	PeopleSoft
06/01/03	PeopleSoft	J.D. Edwards

Announcement Date	Acquirer	Target

Selected small-cap software transactions

01/05/06	Computer Associates	Wily Technology
12/05/05	RSA Security	Cyota
08/18/05	Secure Computing	Cyberguard
06/28/05	Sun Microsystems	SeeBeyond Technology
06/09/05	Computer Associates	Niku
06/02/05	Citrix	Netscaler
04/07/05	Computer Associates	Concord Communications
03/08/05	Oracle	Retek
10/06/04	Computer Associates	Netegrity
04/29/04	BMC Software	Marimba
04/22/04	Tibco Software	Staffware
03/03/04	Serena Software	Merant
10/27/03	Symantec	ON Technology
10/22/03	SafeNet	Rainbow Technologies
08/04/03	Ascential Software	Mercator Software
07/23/03	Hyperion	Brio Software

JPMorgan calculated the transaction value in the selected transactions as multiples of projected EBITDA based on consensus equity analyst projections for one and two fiscal years subsequent to the announcement of the transaction. JPMorgan calculated the transaction value for purposes of this analysis by first adding the target company’s sum of its long-term and short-term debt to the sum of the value of the target company’s common equity based on the price per share at which the acquirer intended to purchase the target company’s common equity, the book value of the target company’s preferred stock and the book value of the target company’s minority interest, and then subtracting from that result the target company’s cash and cash equivalents. JPMorgan noted that the merger and acquisition transaction environment varies over time. JPMorgan also noted that no transaction reviewed by JPMorgan was directly comparable to the merger and that, accordingly, its analysis involved complex considerations and judgments concerning differences in financial and operating characteristics of ours relative to the targets in the selected transactions and other factors that would affect the acquisition values in the precedent transactions.

Based on this analysis, JPMorgan then calculated an implied per share valuation range for us by applying a range of 13.0x to 18.0x to our management’s target case projection of 2007 EBITDA and to the street case projection of 2007 EBITDA. Based on this analysis, JPMorgan derived an implied per share range of values for us of approximately $19.25 to $25.00 based on our management’s target case projected EBITDA and $15.00 to $19.25 based on the street case projected EBITDA. The maximum of each of these implied per share valuation ranges is less than the $28.00 offered per each share of our common stock in the merger.

Discounted Cash Flow Analysis.

JPMorgan conducted a discounted cash flow analysis of us to calculate a range of implied per share values of us. JPMorgan performed its analysis based on our management’s target case projections, certain other publicly available information and using March 31, 2006 as the valuation date. Our management’s target case projections consisted of more detailed financial projections for fiscal years 2006 through 2008 and extensions of those projections for fiscal years 2009 and 2010. Using discount rates ranging from 11.0% to 13.0%, JPMorgan estimated a range of present values for the future free cash flows that we were expected to generate based upon the target case. The discount rates utilized were chosen based upon an analysis of our weighted average cost of capital. Our terminal value was calculated using perpetuity growth rates ranging from 3.0% to 4.0%. The analysis yielded a range of per share implied values for us of approximately $17.50 to $22.75. The maximum of this implied per share valuation range is less than the $28.00 offered per each share of our common stock in the merger.

JPMorgan’s opinion was one of many factors that our board of directors considered in making its determination to recommend that our stockholders adopt the merger agreement. You should not view the analyses of JPMorgan as a determination of the opinion of our board of directors with respect to our value.

Our board of directors selected JPMorgan to render its opinion in connection with the merger because of JPMorgan’s reputation as an internationally recognized investment banking and advisory firm with substantial experience in transactions similar to the merger and because JPMorgan is familiar with us and our business.

JPMorgan will receive a fee currently estimated to be approximately $            from us for its services as our financial advisor, a portion of which was paid upon delivery of its opinion and a substantial portion of which it will receive only if the merger is consummated. In addition, under its engagement letter with us, JPMorgan may also be entitled to receive a discretionary fee in an amount to be agreed upon by the parties. JPMorgan may also receive a fee upon the consummation of an alternate transaction involving us, if any, based upon the value of such alternate transaction. In addition, we have agreed to indemnify JPMorgan and its affiliates from and against certain liabilities arising from its engagement as our financial advisor in connection with a possible sale or other change in control of RSA Security, including liabilities under securities laws, and, subject to limited exceptions, to reimburse JPMorgan and its affiliates for all reasonable expenses incurred by them in investigating, preparing or defending any action or proceeding arising out of its provision of services as our financial advisor. In addition, we have agreed to reimburse JPMorgan for its reasonable expenses incurred by it in connection with its provision of services to us, including reasonable fees of outside counsel and other professional advisors. JPMorgan and its affiliates have provided a variety of investment banking and commercial banking services to EMC, including advising EMC on the acquisition of System Management Arts in 2004, which involved the delivery of a fairness opinion by JPMorgan. JPMorgan has no current and has had no other financial advisory or other material investment banking relationship with us or EMC. In the ordinary course of its businesses, JPMorgan and its affiliates may actively trade the equity securities of our company or EMC for its own account or for the accounts of its customers and, accordingly, it may at any time hold long or short positions in such securities.

Delisting and Deregistration of RSA Security Common Stock

If the merger is completed, our common stock will be removed from quotation on The Nasdaq National Market and deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and we will no longer file periodic reports with the SEC.

Interests of Our Directors and Executive Officers in the Merger

In considering the recommendation of our board of directors with respect to the merger agreement, holders of shares of our common stock should be aware that our directors and executive officers have interests in the merger that may be different from, or in addition to, those of our stockholders generally. These interests may create potential conflicts of interest. Our board of directors was aware of these interests, which include those described below, and considered them, among other matters, in reaching its decision to approve the merger agreement and the merger and to recommend that our stockholders vote in favor of adopting the merger agreement.

Executive Employment Agreements, Letter Agreements and Severance Agreements

We are a party to an Employment Agreement, dated as of April 1, 2000, with Arthur W. Coviello, Jr., providing for the employment of Mr. Coviello as our President and Chief Executive Officer and his appointment as a member of our board of directors. Under his employment agreement, Mr. Coviello is entitled to receive an annual base salary of at least $318,000, as well as annual bonuses upon the satisfaction of agreed-upon goals and objectives. Mr. Coviello is also entitled to receive the same standard employment benefits as our other executives. If we terminate Mr. Coviello’s employment other than for cause (as defined in the agreement), then he will be entitled to receive severance payments equal to 24 months’ base salary, acceleration of all unvested stock options and full medical and insurance benefits for 24 months after termination. If Mr. Coviello chooses to leave RSA Security’s management for any reason within 18 months after a change of control of RSA Security, then he will be entitled to receive a lump sum payment equal to two times his then current monthly base salary for a 12-month period. In addition, he will receive acceleration of all of his unvested stock options upon a change in control of RSA Security.

On          , 2006, Mr. Coviello entered into an employment agreement with EMC, effective as of June 29, 2006, that is contingent upon completion of the merger. The EMC agreement supersedes Mr. Coviello’s employment agreement with us, except for certain termination provisions. Pursuant to the agreement with EMC, Mr. Coviello will serve as the President of the surviving corporation and will perform the services and duties associated with being the President of a major EMC subsidiary or division. The term of the agreement is three years, beginning upon completion of the merger, and may only be extended by written agreement of EMC and Mr. Coviello. Mr. Coviello’s EMC employment agreement provides for, among other things, (1) an annual base salary of $500,000, (2) beginning with 2007, eligibility to receive an annual bonus of up to $500,000 in the aggregate under EMC’s bonus plans, (3) a retention bonus of $250,000 if he remains employed with EMC through the third anniversary of the merger, (4) participation in EMC’s benefit plans for employees generally plus such other benefits as EMC makes available to its other senior executives, (5) the grant of two options to purchase 125,000 shares of EMC common stock to vest over a five-year period (to be made immediately following the merger and on the first anniversary of the merger), (6) two grants of restricted stock for 75,000 shares of EMC common stock for which restrictions will lapse over a five-year period, subject to accelerated vesting upon EMC’s achievement of specified corporate performance measures (to be made immediately following the merger and on the first anniversary of the merger), (7) an annual bonus for 2006 based upon the 2006 bonus arrangements currently in place with us, and (8) a monthly automobile allowance, an annual financial planning reimbursement and eligibility to participate in EMC’s deferred compensation plan.

Under his new employment agreement with EMC, Mr. Coviello would also be entitled to receive severance payments and continued benefits during the severance period if, at any time following the merger, his employment with EMC is terminated by him for any reason or by EMC without cause. If Mr. Coviello chooses to leave EMC for any reason within two years after the completion of the merger, he would be entitled to receive a severance payment in an amount equal to his annual base salary as in effect at the time of the merger and a pro-rata portion of his annual bonus for the fiscal year in which the termination occurs. If, at any time following the merger, EMC terminates Mr. Coviello’s employment without cause (as defined in Mr. Coviello’s employment agreement with us), or if Mr. Coviello chooses to leave EMC for any reason more than two years after the completion of the merger, in either case he will be entitled to receive severance payments equal to 2.25 times his annual base salary as in effect at the time of the merger and a pro-rata portion of his annual bonus for the fiscal year in which the termination occurs. In addition, in the event of any such termination with EMC, any unvested stock options held by Mr. Coviello that were granted by us prior to the merger would become fully vested.

Under a letter agreement, dated April 27, 2006, between us and Charles F. Kane, our Chief Financial Officer and Senior Vice President, Finance, we have agreed that if we terminate Mr. Kane’s employment other than for cause or disability, we will pay him severance payments equal to twelve months’ base salary and continue to provide him with medical and dental benefits during the severance period.

Under a letter agreement, dated November 16, 2005, between us and Robert P. Nault, our Senior Vice President and General Counsel, we have agreed that if we terminate Mr. Nault’s employment without cause, we will pay him severance payments equal to twelve months’ base salary and bonus and continue to provide him with medical and dental benefits during the severance period.

Under severance agreements, dated February 23, 2006, between us and each of our executive officers other than Messrs. Coviello, Kane and Nault (whose severance payments are determined by their employment or letter agreements with us described above), we have agreed that if we terminate the executive officer’s employment without cause, we will pay him or her severance payments equal to six months’ base salary plus an additional one month’s base salary for each year of employment with RSA Security, up to a maximum of eighteen months. We would also continue to provide medical and dental benefits to the executive during the severance period.

Deal Retention and Bonus Program

In connection with the execution of the merger agreement, the compensation committee of our board of directors adopted a deal retention and bonus program for the benefit of various individuals, including some of our executive officers. Under this program, our executive officers will be entitled to receive up to approximately $4.5 million in the aggregate. Payouts under this program will be made in two increments as follows: 50% became payable upon the filing with the SEC of this preliminary proxy statement and the remaining 50% will be payable upon completion of the merger. In addition, the total potential payment for Mr. Coviello includes a premium in the amount of $900,000, which is contingent upon completion of the merger.

The following table shows for each of our executive officers who participate in the deal retention and bonus program we adopted in connection with the merger, the total potential payments payable to them.

Total Potential Deal
Retention and Bonus
Name	Payment

Executive Officers:
James C. Bandanza	$230,000
Arthur W. Coviello, Jr.	2,250,000
Charles F. Kane	540,000
William L. McQuaide	216,000
Robert P. Nault	540,000
Vivian M. Vitale	360,000
Richard B. Welch	189,000
John D. Worrall	189,000
Total:	$4,514,000

Change in Control and Severance Payments

The following table shows for each of our executive officers the total potential amount of all change in control and severance payments they are entitled to receive under their existing agreements with us. The amounts listed in the table do not include the acceleration of stock options, which is described in the table below on page 31, or the value of continued benefits in the event of termination of the executive officer’s employment with us.

Total Potential
Change in Control and/or
Name	Severance Payments

Executive Officers:
James C. Bandanza	$306,667
Arthur W. Coviello, Jr.*	800,000
Charles F. Kane	300,000
William L. McQuaide	300,000
Robert P. Nault	396,000
Vivian M. Vitale	266,667
Richard B. Welch	245,000
Gerard H. Wilson	233,333
John D. Worrall	245,000
Total:	$3,092,667

*	Under his new employment agreement with EMC that, contingent upon completion of the merger, will supersede his existing employment agreement with us, Mr. Coviello would not be entitled to receive this payment.

Under the merger agreement, each outstanding stock option of RSA Security, whether or not vested, will be assumed by EMC and will become an option to purchase shares of EMC common stock on the same terms and conditions as were applicable to the stock option immediately prior to the effective time of the merger.

The number of shares of EMC common stock subject to the assumed option will be determined by multiplying the number of shares of RSA Security common stock that were subject to the option immediately prior to the effective time of the merger by the conversion ratio set forth in the merger agreement, and rounding that result down to the nearest whole number of shares of EMC common stock. The per share exercise price for the assumed option will be determined by dividing the per share exercise price of the RSA Security common stock subject to the option as in effect immediately prior to the effective time of the merger by the conversion ratio, and rounding that result up to the nearest whole cent. The conversion ratio, as set forth in the merger agreement, is the ratio obtained by dividing $28.00 by the average of the closing sales prices of a share of EMC common stock as reported on the New York Stock Exchange for the five consecutive trading days immediately before the closing of the merger (subject to adjustment for stock splits and dividends).

The following table shows for each of our executive officers the number of shares subject to outstanding stock options that will accelerate and become exercisable upon or after completion of the merger pursuant to the terms of the individual’s employment agreement or applicable option agreement and the dollar value of such accelerated vesting. The data in the table assumes the merger occurred on June 30, 2006 and does not reflect all options held by the officer that were otherwise vested as of June 30, 2006.

			Number of		Number of
	Number of		Option Shares		Option Shares
	Option Shares		That Will		That May
	That Will		Become		Become	Total Dollar
	Become	Total Dollar	Exercisable if	Total Dollar	Exercisable	Value of
	Exercisable	Value of	Executive is	Value of	upon or After	Accelerated
	Immediately	Accelerated	Terminated	Accelerated	the Merger	Vesting of
	upon the	Vesting of	After the	Vesting of	(Total of	Option Shares
	Merger	Option Shares	Merger	Option Shares	Columns	in Columns
Name	(Column A)	in Column A(1)	(Column C)(2)	in Column C(1)	A and C)	A and C(1)

James C. Bandanza	50,000	$479,500	119,688	$1,882,774	169,688	$2,362,274
Arthur W. Coviello, Jr.(3)	409,375	5,599,375	0	0	409,375	5,599,375
Charles F. Kane	275,000	2,651,000	0	0	275,000	2,651,000
William L. McQuaide	50,000	792,500	87,500	1,415,500	137,500	2,208,000
Robert P. Nault	100,000	1,603,000	0	0	100,000	1,603,000
Vivian M. Vitale	50,000	792,500	81,250	1,265,750	131,250	2,058,250
Richard B. Welch	0	0	103,125	1,602,375	103,125	1,602,375
Gerard H. Wilson	50,000	792,500	84,375	1,160,375	134,375	1,952,875
John D. Worrall	0	0	103,125	1,602,375	103,125	1,602,375
Total:	984,375	$12,710,375	579,063	$8,929,149	1,563,438	$21,639,524

(1)	Value is calculated by multiplying (x) the amount by which $28.00 exceeds the exercise price per share of each option by (y) the number of shares that accelerate.

(2)	The option shares in this Column C would become immediately exercisable in full if, at any time from the effective date of the merger through the first anniversary of the merger, the executive officer’s employment with EMC is terminated by him or her for good reason or by EMC without cause (as each of those terms is defined in the executive’s option agreement).

(3)	Mr. Coviello’s current employment agreement with us provides that he will receive acceleration of all of his unvested stock options immediately upon a change in control of RSA Security, and this table reflects his current employment agreement. However, Mr. Coviello’s new employment agreement with EMC will, contingent upon completion of the merger, supersede his current employment agreement with us. In that case, 309,375 of these option shares would not accelerate immediately upon the merger but would instead become immediately exercisable in full, if, at any time following the merger, Mr. Coviello’s employment with EMC is terminated by him for any reason or by EMC without cause (as such term is defined in his existing employment agreement with us).

Each of our directors who were not also executive officers as of June 30, 2006 holds options to purchase our common stock. Stock options granted to our non-employee directors are generally exercisable in full immediately on the date of grant. Accordingly, the merger will have no impact on the vesting of the options held by our directors, all of which were fully vested as of June 30, 2006.

Two of our executive officers, Messrs. Coviello and Kane, also hold shares of restricted stock. The following table shows the number of shares of restricted stock held by each of these officers with respect to which any forfeiture provisions will lapse upon completion of the merger and the dollar value of such acceleration.

	Number of Shares of
	Restricted Stock for
	Which Any Forfeiture	Total Dollar Value of
	Provisions Will Lapse	Acceleration in Lapse of
Name	upon the Merger	Forfeiture Provisions(1)

Arthur W. Coviello, Jr.	50,000	$1,400,000
Charles F. Kane	98,039	2,745,092
Total:	148,039	$4,145,092

(1)	Value is calculated by multiplying $28.00 by the number of shares of restricted stock for which any forfeiture provisions will lapse upon the merger.

Indemnification of Officers and Directors

The merger agreement provides for director and officer indemnification for specified time periods. We describe these provisions below under the caption “The Merger Agreement — Indemnification and Insurance.”

Benefit Arrangements

EMC has agreed to give continuing employees, which may include our executive officers, full credit for prior service with us for purposes of eligibility and vesting under EMC’s employee benefits plans and the determination of benefit levels under EMC’s employee benefits plans or policies relating to vacation or severance. In addition, EMC has agreed to waive, or cause to be waived, any limitations on benefits relating to pre-existing conditions to the same extent such limitations are waived under any comparable plan of ours and to recognize for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by continuing employees in the calendar year in which the merger becomes effective.

Arrangements with EMC

On          , 2006, our President and Chief Executive Officer entered into an employment agreement with EMC, effective as of June 29, 2006, contingent upon completion of the merger. See “— Executive Employment Agreements, Letter Agreements and Severance Agreements” above for details regarding this arrangement.

Other than Mr. Coviello, none of our executive officers has entered into new employment agreements or arrangements with EMC.

Rights Agreement Amendment

In connection with the approval, execution and delivery of the merger agreement, our board of directors approved an amendment to our Rights Agreement with Computershare Trust Company, N.A. (formerly EquiServe Trust Company, N.A.) dated July 20, 1999, as amended, which we refer to as our rights agreement. The amendment, which was executed on June 29, 2006, amends certain sections and definitions of the rights agreement thereby rendering the rights agreement inapplicable to the acquisition by EMC or its affiliates of shares of RSA Security common stock in connection with the merger.

Specifically, the amendment provides that none of EMC, the Merger Subsidiary or any of their affiliates will be deemed to be an “Acquiring Person” under the rights agreement and therefore the separation or exercise of the rights issued or issuable under the rights agreement are not triggered, in any case solely by virtue of the execution and delivery of the merger agreement or the completion of the merger or any other transactions contemplated by the merger agreement. The amendment also provides that the common stock purchase rights issued under the rights agreement will expire immediately prior to the effectiveness of the merger.

No Financing Condition

The merger is not conditioned on EMC’s ability to obtain financing.

REGULATORY MATTERS

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder, which we refer to as the HSR Act, mergers and acquisitions that meet certain jurisdictional thresholds, such as the present transaction, may not be completed until the expiration of a waiting period that follows the filing of notification forms by both parties to the transaction with the Department of Justice and the Federal Trade Commission. The initial waiting period is 30 days, but this period may be shortened if the reviewing agency grants “early termination” of the waiting period, or it may be lengthened if the reviewing agency determines that an in-depth investigation is required and issues a formal request for additional information and documentary material. We and EMC each intend to file pre-merger notifications with the U.S. antitrust authorities pursuant to the HSR Act and intend to request “early termination” of the waiting period.

RSA Security and EMC conduct operations in a number of jurisdictions where other regulatory filings or approvals may be required or advisable in connection with the completion of the merger. We and EMC are currently reviewing whether filings or approvals may be required or advisable in those jurisdictions that may be material to RSA Security and EMC. It is possible that the Department of Justice or the Federal Trade Commission or any of the regulatory authorities with which filings are made may seek concessions as conditions for granting approval of the merger. There can be no assurance that we will obtain the regulatory approvals necessary to complete the merger or that the granting of these approvals will not involve the imposition of conditions on completion of the merger or require changes to the terms of the merger. These conditions or changes could result in conditions to the merger not being satisfied. See “The Merger Agreement — Conditions to the Merger.”

We are not aware of any state regulatory requirements that remain to be complied with in order to complete the merger, other than the filing of the certificate of merger with the Secretary of State of the State of Delaware.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax consequences of the merger. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, the regulations promulgated under the Code and judicial and administrative rulings in effect as of the date of this proxy statement, all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of RSA Security common stock in light of the stockholder’s particular circumstances, nor does it discuss the special considerations applicable to those holders of common stock subject to special rules, such as stockholders whose functional currency is not the U.S. dollar, stockholders subject to the alternative minimum tax, stockholders who are financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities for U.S. federal income tax purposes, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, expatriates, stockholders who acquired their common stock through the exercise of options or similar derivative securities or stockholders who hold their common stock as part of a straddle, constructive sale or conversion transaction. This discussion also does not address the U.S. federal income tax consequences to holders of RSA Security common stock who acquired their shares through stock option or stock purchase plan programs or through other compensatory arrangements. This discussion assumes that holders of RSA Security common stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally property held for investment). No party to the merger will seek an opinion of counsel or a ruling from the Internal Revenue Service with respect to the

U.S. federal income tax consequences discussed herein and accordingly the Internal Revenue Service may not agree with the positions described in this proxy statement.

We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the merger. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. We also do not address foreign, state or local tax consequences of the merger. We urge you to consult your own tax advisor to determine the particular tax consequences to you (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for shares of RSA Security common stock pursuant to the merger or upon the exercise of appraisal rights, in light of your individual circumstances.

If a partnership holds RSA Security common stock, the tax treatment of a partner will generally depend on the status of the partners and activities of the partnership. If you are a partner of a partnership holding RSA Security common stock, you should consult your own tax advisor.

For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of RSA Security common stock that is:

•	a citizen or individual resident of the United States for U.S. federal income tax purposes;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state or the District of Columbia;

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate which is subject to U.S. federal income tax on all of its income regardless of source.

A “non-U.S. holder” is a beneficial owner (other than a partnership) of RSA Security common stock that is not a U.S. holder.

U.S. Holders

The receipt of cash for shares of common stock pursuant to the merger or upon the exercise of appraisal rights in connection with the merger will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. A U.S. holder will generally recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the U.S. holder’s adjusted tax basis for the shares surrendered. Generally, this gain or loss will be capital gain or loss. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) that are surrendered for cash pursuant to, or in connection with, the merger.

Capital gain recognized from the disposition of common stock held for more than one year will be long-term capital gain and will be subject (in the case of U.S. holders who are individuals) to tax at a maximum U.S. federal income tax rate of 15%. Capital gain recognized from the disposition of common stock held for one year or less will be short-term capital gain subject to tax at ordinary income tax rates. In general, capital losses are deductible only against capital gains and are not available to offset ordinary income. However, individual taxpayers are permitted to offset a limited amount of net capital losses annually against ordinary income, and unused net capital losses may be carried forward to subsequent tax years.

Under the Code, a U.S. holder of RSA Security common stock may be subject, under certain circumstances, to information reporting on the cash received pursuant to the merger or upon the exercise of appraisal rights in connection with the merger unless the U.S. holder is a corporation or other exempt recipient. In addition, the exchange agent generally is required to and will withhold 28% of all payments to which a stockholder or other payee is entitled, unless the stockholder or other payee (1) is a corporation or comes within other exempt categories and demonstrates this fact or (2) provides its correct tax identification number (social security number, in the case of an individual, or employer identification number in the case of other stockholders), certifies under penalties of perjury that the number is correct (or properly certifies that it is awaiting a taxpayer identification number), certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Generally, any amounts withheld under the backup withholding rules described above can be refunded or credited against a payee’s U.S. federal income tax liability, if any. You should consult your own tax advisor as to the qualifications for exemption from backup withholding and the procedures for obtaining such exemption.

Non-U.S. Holders

Any gain realized on the receipt of cash pursuant to the merger or upon the exercise of appraisal rights in connection with the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if an applicable income tax treaty so provides, is also attributable to a permanent establishment or a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be taxed at the graduated U.S. federal income tax rates applicable to United States persons (as defined under the Code) and, if the non-U.S. holder is a foreign corporation, the additional branch profits tax may apply to its dividend equivalent amount at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty);

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder may be subject to a 30% tax on the non-U.S. holder’s net gain realized in the merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and the non-U.S. holder owned more than 5% of RSA Security common stock at any time during the five years preceding the merger, in which case the purchaser of our stock may withhold 10% of the cash payable to the non-U.S. holder in connection with the merger and the non-U.S. holder generally will be taxed on the holder’s net gain realized in the merger at the graduated U.S. federal income tax rates applicable to United States persons (as defined under the Code). We do not believe that we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes.

Information reporting and, depending on the circumstances, backup withholding (currently at a rate of 28%) will apply to the cash received pursuant to the merger or upon the exercise of appraisal rights in connection with the merger, unless the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any. You should consult your own tax advisor as to the qualifications for exemption from backup withholding and the procedures for obtaining such exemption.

THE MERGER AGREEMENT

This section of the proxy statement describes the material provisions of the merger agreement but does not purport to describe all the provisions of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. We urge you to read the full text of the merger agreement because it is the legal document that governs the merger. The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide you with any other factual information about us. Such information can be found elsewhere in this proxy statement and in the other public filings we make with the SEC, which are available without charge at www.sec.gov.

Structure of the Merger

If all of the conditions to the merger are satisfied or waived in accordance with the merger agreement, the Merger Subsidiary, a wholly owned subsidiary of EMC, will merge with and into us. The separate corporate existence of the Merger Subsidiary will cease, and we will continue as the surviving corporation and will become a wholly owned subsidiary of EMC.

Effective Time of the Merger

The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or such later time as set forth in the certificate of merger and established by EMC and us. The closing of the merger will occur on a date specified by us and EMC, which shall be no later than the second business day after the conditions to effect the merger set forth in the merger agreement have been satisfied or waived, or such other date as EMC and we may agree. Although we expect to complete the merger at the end of the third quarter or the beginning of the fourth quarter of 2006, we cannot specify when, or assure you that, we, EMC and the Merger Subsidiary will satisfy or waive all conditions to the merger.

Certificate of Incorporation and Bylaws

At the effective time of the merger, our certificate of incorporation will be amended so that the authorized capital stock consists solely of 100 shares of common stock and our bylaws will be amended and restated in their entirety so that immediately following the effective time of the merger they are identical to the bylaws of the Merger Subsidiary.

Board of Directors and Officers of the Surviving Corporation

The directors and officers of the Merger Subsidiary immediately prior to the effective time of the merger will be the initial directors and officers of the surviving corporation.

Consideration to Be Received in the Merger

Upon completion of the merger, each share of our common stock issued and outstanding immediately prior to the effective time of the merger will automatically be cancelled and converted into the right to receive $28.00 in cash, without interest and less applicable taxes, other than shares of common stock:

•	owned by EMC or the Merger Subsidiary or any other wholly owned subsidiary of EMC immediately prior to the effective time of the merger, all of which will be cancelled without any payment;

•	owned by us or any of our wholly owned subsidiaries immediately prior to the effective time of the merger, all of which will be cancelled without any payment; and

•	held by a stockholder who is entitled to demand and has made a demand for payment of such shares in accordance with Section 262 of the General Corporation Law of the State of Delaware and has not voted in favor of adoption of the merger agreement, until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under Section 262 of the General Corporation Law of the State of Delaware.

EMC and the surviving corporation will be entitled to deduct and withhold from the consideration otherwise payable to any holder of shares of our common stock any amounts that it is required to deduct and withhold with respect to making such payment under the Code, or any other applicable state, local or foreign tax law.

Payment Procedures

At or prior to the effective time of the merger, EMC will deposit with Citibank, N.A. or another mutually and reasonably acceptable bank or trust company, which we refer to as the exchange agent, for the benefit of our stockholders, cash in an amount sufficient to pay the merger consideration payable to holders of our common stock. Promptly, and in any event within five business days, after the effective time of the merger, EMC will cause the exchange agent to mail to each holder of record of a certificate that immediately prior to the effective time of the merger represented outstanding shares of our common stock, a letter of transmittal and instructions for effecting the surrender of his, her or its stock certificates in exchange for the merger consideration payable with respect to such certificates. Upon surrender of a certificate to the exchange agent, together with such letter of transmittal, duly completed and validly executed, the holder of such certificate shall be paid promptly the merger consideration such holder has the right to receive pursuant to the merger agreement. No interest will be paid or will accrue on the cash payable upon surrender of a certificate to the exchange agent. EMC is entitled to require that the exchange agent deliver to it any funds that have not been distributed, including the proceeds of any investments of the funds, at any time following one year after the effective time of the merger. After that date, holders of certificates who have not previously complied with the instructions to exchange their certificates will be entitled to look only to EMC for payment of their claim for merger consideration, without interest.

You should not send your RSA Security stock certificates to the exchange agent until you have received transmittal materials from the exchange agent. Do not return your RSA Security stock certificates with the enclosed proxy, and do not forward your stock certificates to the exchange agent without a letter of transmittal.

If any of your certificates, which, immediately prior to the effective time represented outstanding shares of our common stock, have been lost, stolen or destroyed, you will be entitled to obtain the merger consideration payable in respect of the shares formerly represented by those certificates after you make an affidavit of that fact and, if reasonably required by the exchange agent, post a bond.

Stock Options and Employee Stock Purchase Plan

Pursuant to the merger agreement, each outstanding stock option of RSA Security, whether or not vested, will be assumed by EMC and will become an option to purchase shares of EMC common stock on the same terms and conditions as were applicable to the stock option immediately prior to the effective time of the merger. The number of shares of EMC common stock subject to each assumed option will be determined by multiplying the number of shares of RSA Security common stock that were subject to the option immediately prior to the effective time of the merger by the conversion ratio set forth in the merger agreement, and rounding that result down to the nearest whole number of shares of EMC common stock. The per share exercise price for the assumed option will be determined by dividing the per share exercise price of the RSA Security common stock subject to the option as in effect immediately prior to the effective time of the merger by the conversion ratio, and rounding that result up to the nearest whole cent. The conversion ratio, as set forth in the merger agreement, is the ratio obtained by dividing $28.00 by the average of the closing sales prices of a share of EMC common stock as reported on the New York Stock Exchange for the five consecutive trading days immediately before the closing of the merger (subject to adjustment for stock splits and dividends).

We have also agreed to terminate our 1994 employee stock purchase plan as of immediately prior to the effective time of the merger.

Representations and Warranties

The merger agreement contains representations and warranties made by us to EMC and the Merger Subsidiary and representations and warranties made by EMC and the Merger Subsidiary to us. The statements embodied in those representations and warranties were made solely for purposes of the merger agreement between EMC and the Merger Subsidiary, on the one hand, and us, on the other hand. Moreover, some of those representations and warranties were made as of a specified date or may have been used for the purpose of allocating risk between the parties to the merger agreement.

Our representations and warranties in the merger agreement include representations and warranties relating to, among other things:

•	corporate matters, including due organization, standing, power to conduct our business and qualification to do business;

•	our capitalization;

•	our subsidiaries;

•	the authorization, execution, delivery, performance and enforceability of the merger agreement;

•	the absence of conflicts with, or violations of, our or our subsidiaries’ organizational documents, certain contracts, applicable law or judgments, orders or decrees or other obligations as a result of the consummation of the transactions contemplated by the merger agreement;

•	required consents and approvals as a result of the execution, delivery and performance by us of the merger agreement;

•	the filing of all registration statements, forms, reports and other documents required to be filed by us with the SEC since January 1, 2003, the accuracy of the information contained in those filings and the compliance of those filings with applicable requirements of the Securities Act of 1933, as amended, the Exchange Act and the Sarbanes-Oxley Act of 2002, which we refer to as the Sarbanes-Oxley Act, and, with respect to financial statements contained therein, preparation in accordance with generally accepted accounting principles applied on a consistent basis;

•	the accuracy of information contained in this proxy statement;

•	the maintenance and effectiveness of disclosure controls and procedures and internal control over financial reporting, and compliance with related certification and reporting requirements, under applicable federal securities laws;

•	our compliance with applicable listing and other rules and regulations of The Nasdaq National Market;

•	the absence of disputes with our independent public auditors regarding accounting matters or policies since January 1, 2003;

•	the absence of undisclosed material liabilities;

•	the conduct of our business since March 31, 2006, and the absence of certain changes related thereto;

•	the filing of tax returns, status of unpaid taxes and other tax matters;

•	our owned and leased real property;

•	our intellectual property;

•	our material contracts;

•	investigations and litigation or other proceedings;

•	environmental matters;

•	our employee benefits plans;

•	compliance with laws;

•	permits;

•	labor matters;

•	insurance;

•	our receipt of an opinion from JPMorgan as to the fairness of the merger consideration to our stockholders;

•	the inapplicability of state anti-takeover statutes;

•	the amendment to our rights agreement necessary to render it inapplicable to the merger, the merger agreement and the other transactions contemplated by the merger agreement;

•	the absence of undisclosed brokers’ fees; and

•	export control laws.

The merger agreement also contains representations and warranties made by EMC and the Merger Subsidiary to us, including representations and warranties regarding, among other things:

•	their organization, standing, power to carry on their businesses and other corporate matters;

•	the authorization, execution, delivery, performance and enforceability of the merger agreement;

•	the absence of conflicts with, or violations of, EMC’s or the Merger Subsidiary’s organizational documents, certain contracts, applicable law or judgments, orders or decrees or other obligations as a result of the consummation of the transactions contemplated by the merger agreement;

•	required consents and approvals as a result of their execution, delivery and performance of the merger agreement;

•	the information provided by EMC for inclusion in this proxy statement;

•	the formation and operations of the Merger Subsidiary; and

•	EMC’s ability to pay the merger consideration.

Some of our representations and warranties are qualified by a material adverse effect standard. A “material adverse effect” means, with respect to us, any change, event, circumstance, violation or development that, individually or in the aggregate, has a material adverse effect on (1) the business, financial condition, operations or results of operations of us and our subsidiaries, taken as a whole, or (2) our ability to consummate the transactions contemplated by the merger agreement, except, that none of the following will constitute or be considered in determining whether there has occurred a material adverse effect:

•	economic factors affecting the national, regional or world economy, or acts of war or terrorism, provided that such factors or acts do not affect us in a substantially disproportionate manner as compared to our competitors;

•	factors generally affecting the industries or markets in which we operate, provided that such factors do not affect us in a substantially disproportionate manner as compared to our competitors;

•	actions required to be taken by us or EMC under the merger agreement or the pendency or announcement of the transactions contemplated by the merger agreement, including actions of our customers or delays or cancellations of orders for our products or losses of our employees;

•	any matters relating to or arising out of certain inquiries and claims regarding our option grant practices or any other matters relating to or arising out of the option grant practices that are the subject matter of those inquiries;

•	changes in law, rules or regulations;

•	changes of generally accepted accounting principles;

•	any action that is specifically required by the merger agreement or that is taken at the written request of EMC;

•	any fees or expenses incurred by us in connection with the transactions contemplated by the merger agreement;

•	any failure by us to meet any projections, guidance, estimates, forecasts or milestones or published financial or operating predictions for or during any period ending on or after June 29, 2006, provided that the underlying causes of any such failure may (subject to the other provisions of the merger agreement) be taken into account in making a determination as to whether there has been a material adverse effect;

•	any stockholder litigation arising from or relating to the merger based on specified allegations; and

•	a decline in the price of our common stock, provided that the underlying causes of any such decline may (subject to the other provisions of the merger agreement) be taken into account in making a determination as to whether there has been a material adverse effect.

The representations and warranties contained in the merger agreement will not survive the completion of the merger.

Covenants Relating to the Conduct of Our Business

From June 29, 2006 through the effective time of the merger or the earlier termination of the merger agreement, we have agreed that, except for specified exceptions, as expressly provided or permitted in the merger agreement or as consented to by EMC (which consent may not be unreasonably withheld), we will, and will cause our subsidiaries to, use commercially reasonable efforts to:

•	conduct our business in the ordinary course of business consistent in all material respects with past practice and in material compliance with all applicable laws and material contracts;

•	pay all of our material debts, taxes and other obligations when due;

•	keep available the services of our officers and key employees; and

•	preserve our business relationships with third parties with whom we have material business dealings.

We have also agreed that during the same period, subject to certain exceptions or as expressly provided or permitted in the merger agreement, we will not, and will not permit any of our subsidiaries to, do any of the following without the prior written consent of EMC:

•	declare, set aside or pay any dividend on, or make any other distribution in respect of, our capital stock, except for dividends or distributions by a wholly owned subsidiary to its parent;

•	split, combine or reclassify any of our capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock or other securities;

•	purchase, redeem or otherwise acquire any shares of our capital stock or other securities, or any rights, warrants or options to acquire any such shares or other securities, except for the acquisition of shares of our common stock from our option holders in payment of the exercise price payable by such holder upon exercise of options or from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares at their original issuance price in connection with a termination of services;

•	amend or modify our rights agreement other than as contemplated by the merger agreement or adopt or enter into any new stockholder rights plan;

•	except as contemplated by the merger agreement, issue or otherwise dispose of or encumber any shares of our capital stock or other securities, other than the issuance of shares of our common stock upon the exercise of warrants we issued, pursuant to the exercise of options outstanding on June 29, 2006 or pursuant to our 1994 employee stock purchase plan;

•	amend our or our subsidiaries’ certificate of incorporation or bylaws or other organizational documents;

•	acquire by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, any business, entity or any business organization or division;

•	acquire any assets that are material, in the aggregate, to us and our subsidiaries, taken as a whole, except purchases of inventory and raw materials in the ordinary course of business consistent in all material respects with past practice;

•	sell, lease, license, pledge or otherwise dispose of or encumber any material properties or material assets of us or any of our subsidiaries, other than in the ordinary course of business consistent in all material respects with past practice;

•	subject to limited exceptions, incur or guarantee indebtedness for borrowed money or guarantee any indebtedness of a third party;

•	issue, sell or amend any debt securities, warrants or other rights to acquire debt securities of our company or any of our subsidiaries, guarantee any debt securities of another person, or enter into any agreement to maintain any financial statement condition of another person or enter into any arrangement having the same economic effect;

•	subject to limited exceptions, make any loans, advances or capital contributions to, or investment in, any other person, other than our company or our wholly owned subsidiaries;

•	other than in the ordinary course of business consistent in all material respects with past practice, enter into any hedging agreement or other financial agreement or arrangement designed to protect us or our subsidiaries against fluctuations in exchange rates;

•	make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $1,000,000 in the aggregate for us and our subsidiaries taken as a whole except as set forth in our budget for capital expenditures;

•	make any material changes in accounting methods, principles or practices or revalue any of our material assets, except insofar as may have been required by a change in U.S. generally accepted accounting principles;

•	other than as required to comply with applicable law or agreements, plans or arrangements existing on June 29, 2006 and except for the payment of annual bonuses to employees for our 2006 fiscal year in accordance with our 2006 bonus plans:

•	adopt, enter into, terminate or materially amend any employment, severance or similar agreement or material benefit plan for the benefit or welfare of any current or former director, officer or employee (subject to limited exceptions);

•	increase in any material respect the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee except for annual increases of salaries in the ordinary course of business consistent in all material respects with past practice;

•	accelerate the payment, right to payment or vesting of any material compensation or benefits, including any outstanding options or restricted stock awards;

•	grant any stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, except for the grant of options to purchase up to 50,000 shares of common stock to any individual (but not more than 500,000 shares in the aggregate) on our customary terms and conditions;

•	take any action other than in the ordinary course of business consistent in all material respects with past practice to fund or in any other way secure the payment of compensation or benefits under any employee benefit plan; or

•	accelerate, amend or change the period of exerciseability or vesting of any options or other rights granted under our stock plans or our 1994 employee stock purchase plan or the vesting schedule or repurchase rights applicable to any unvested securities issued under our stock plans or amend any other terms of any options, rights or unvested securities;

•	file any tax return or amendment to any tax return showing an amount of tax due of more than $1,000,000, unless copies of the tax return or amendment have been first delivered to EMC at a reasonable time before filing;

•	make or change any material tax election or material accounting method in respect of taxes;

•	settle any tax claim or assessment for more than $1,000,000, or consent to any extension or waiver of the limitation period applicable to any tax claim;

•	enter into any contract that would constitute a material contract as described in the merger agreement, or terminate, materially amend, or otherwise materially modify or waive any material terms of any material contract of ours, other than in the ordinary course of business consistent in all material respects with past practice;

•	transfer or license to any person any rights to any intellectual property or transfer or license from any person any intellectual property other than in the ordinary course of business consistent in all material respects with past practice, or transfer or provide a copy of any of our source code to any person;

•	materially change the amount of any insurance coverage;

•	commence a lawsuit other than (1) for routine bill collections, (2) where the failure to commence suit would result in the material impairment of a valuable asset or aspect of our business, or (3) in connection with the transactions contemplated by the merger agreement;

•	settle any litigation other than (1) settlements with prejudice entered into in the ordinary course of business consistent in all material respects with past practice and involving the payment of not more than $500,000 or (2) settlements involving ordinary course collection claims for accounts receivable due and payable; or

•	authorize or agree to take any of the foregoing actions.

No Solicitation

We have agreed not to, and to direct and use reasonable efforts to cause our representatives not to, directly or indirectly:

•	solicit, initiate, knowingly encourage or knowingly facilitate the making of any inquiry, indication of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, any of the following (each of which we refer to as an acquisition proposal):

•	a proposal or offer for a merger, consolidation, dissolution, recapitalization, share exchange or other business combination involving us and our subsidiaries (other than the merger);

•	a proposal for the issuance by us of over 20% of our equity securities; or

•	a proposal or offer to acquire in any manner, directly or indirectly, over 20% of the equity securities or consolidated total assets of us and our subsidiaries (other than the merger); or

•	enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any third party any non-public information for the purpose of encouraging or facilitating, any inquiry, indication of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, any acquisition proposal.

However, under specified circumstances, we may:

•	furnish information to a third party making an acquisition proposal that our board of directors determines in good faith, after consultation with outside counsel and the board of directors’ financial advisor, is or could reasonably be expected to lead to a superior proposal (described below), provided, that we enter into a confidentiality agreement with that third party that is not materially less restrictive of that third party than the confidentiality agreement between us and EMC;

•	engage in discussions or negotiations with a third party regarding any such acquisition proposal; and

•	amend, or grant a waiver or release under, any standstill or similar agreement with respect to any of our common stock, provided that the acquisition proposal is a superior proposal.

We may not take any of the actions described above unless (1) our board of directors determines in good faith, after consultation with outside counsel, that failure to do so would be inconsistent with its fiduciary obligations under applicable law, (2) we have provided EMC with two business days advance written notice of the material terms and conditions of the acquisition proposal, the identity of the third party making the proposal and the specific action that we intend to take, and (3) we furnish the same non-public information to EMC.

In addition, subject to certain exceptions:

•	our board of directors may not withhold, withdraw or modify in a manner adverse to EMC the approval or recommendation by our board of directors to vote in favor of the merger agreement;

•	we may not enter into a letter of intent, memorandum of understanding, merger agreement or similar agreement regarding an acquisition proposal;

•	our board of directors may not adopt, approve, recommend or publicly make any statement about an acquisition proposal; and

•	we may not submit any acquisition proposal to any vote of our stockholders.

However, we or our board of directors may, under specified circumstances, take any of the actions described above either:

•	in response to an acquisition proposal, if our board of directors determines in good faith (after consultation with outside counsel and the board of directors’ financial advisors) that such acquisition proposal constitutes a superior proposal, provided that (1) our stockholders have not adopted the merger agreement, (2) we have promptly provided written notice to EMC with specified information regarding the superior proposal and (3) EMC has not, within three business days of receipt of notice of the superior proposal, made an offer or proposal that our board of directors determines in good faith (after consultation with its financial advisors) to be more favorable to our stockholders than the superior proposal; or

•	other than in response to an acquisition proposal, if our board of directors determines in good faith (after consultation with outside counsel) that failure to take the action would be inconsistent with its fiduciary obligations under applicable law, provided that our stockholders have not adopted the merger agreement.

We have further agreed to immediately cease, and to cause our subsidiaries and representatives to immediately cease, any discussions or negotiations that commenced prior to June 29, 2006 with respect to any offer or proposal that constitutes, or could reasonably be expected to lead to, an acquisition proposal.

Nothing in the merger agreement prohibits us from taking and disclosing a position to our stockholders with respect to a tender offer contemplated by Rule 14d-9 or Rule 14e-2 under the Exchange Act or from making any disclosure to our stockholders, if our board of directors determines in good faith, after consultation with outside counsel, that failure to so disclose would be inconsistent with its obligations under applicable law.

The merger agreement defines a superior proposal as a third party’s bona fide written proposal to acquire over 50% of our and our subsidiaries’ equity securities or consolidated total assets, pursuant to a tender or exchange offer, a merger, a consolidation or a sale of assets, (1) on terms that our board of directors determines in its good faith judgment (after consultation with its financial and legal advisors) to be more favorable to our stockholders than the transactions contemplated by the merger agreement, taking into account all the terms and conditions of such proposal and the merger agreement (including any offer by EMC to amend the terms of the merger agreement) and (2) that our board of directors has determined is reasonably likely to be completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal.

We have agreed to promptly (but in no event later than one business day of receipt) advise EMC orally, with written confirmation to follow, of our receipt of or any material amendment or modification to, including the material terms and conditions thereof, (1) any written acquisition proposal or (2) any inquiry, indication of interest, proposal, offer or request for information that constitutes, or would reasonably be expected to lead to, an acquisition proposal. We also are required to provide 48 hours notice of any meeting of our board of directors at which they could reasonably be expected to consider any acquisition proposal or any such inquiry.

Stockholders Meeting

The merger agreement requires us to take actions to establish a record date for, duly call, give notice of, convene and hold as promptly as practicable a meeting of our stockholders to adopt the merger agreement. Subject to the provisions described above under “— No Solicitation,” our board of directors is required to recommend adoption of the merger agreement by our stockholders and include such recommendation in this proxy statement and may not withhold, withdraw or modify, or publicly propose or resolve to withhold, withdraw or modify in a manner adverse to EMC, its recommendation that our stockholders vote in favor of the adoption of the merger agreement. Subject to the provisions described above under “— No Solicitation,”

we are required to take all reasonable and lawful action to solicit from our stockholders proxies in favor of adoption of the merger agreement.

We have also agreed that after consultation with EMC we may adjourn or postpone the special meeting of our stockholders (1) to the extent necessary to ensure that any required supplement or amendment to the proxy statement is provided to our stockholders, (2) if as of the time of the meeting there are insufficient shares of our common stock represented to constitute a quorum necessary to conduct the business of the meeting, or (3) to solicit additional proxies if there are insufficient proxies by the time of the meeting to provide the required stockholder vote.

Indemnification and Insurance

The merger agreement provides that from and after the effective time of the merger, EMC and the surviving corporation will, jointly and severally, indemnify and hold harmless each person who is, or has been at any time prior to the effective time of the merger, a director or officer of ours or of one of our subsidiaries against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that such person is or was a director or officer of ours or of one of our subsidiaries, according to the indemnification provisions of our certificate of incorporation and bylaws as in effect on June 29, 2006.

In addition, the certificate of incorporation and bylaws of the surviving corporation will contain for six years from the effective time of the merger, and, EMC will cause the certificate of incorporation and bylaws of the surviving corporation to contain, provisions no less favorable with respect to indemnification, expense advancement and exculpation of present and former directors and officers of ours and our subsidiaries than are presently in our certificate of incorporation and bylaws.

EMC has also agreed to cause the surviving corporation to maintain in effect, at no expense to the beneficiaries, for six years after the merger, our current directors’ and officers’ liability insurance policies with respect to events occurring at or prior to the effective time of the merger provided that the annual premium does not exceed 150% of the last annual premium paid by us prior to the effective time of the merger. Alternatively, the surviving corporation may purchase a six-year “tail” on our current directors’ and officers’ liability insurance with respect to matters existing or occurring at or prior to the effective time of the merger. We may, prior to the effective time of the merger, purchase this six-year “tail” provided that the price for such tail does not exceed six times 150% of the last annual premium paid by us prior to the effective time of the merger.

Agreement to Take Further Action and to Use Reasonable Best Efforts

Subject to the terms and conditions of the merger agreement, we and EMC have agreed to use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by the merger agreement as promptly as practicable. Among other things, each party has committed to use reasonable best efforts to make appropriate filings and to obtain government clearances or approvals required under the Exchange Act, the HSR Act and any other applicable law. We have also agreed to give, or cause our subsidiaries to give, any required notices to third parties and to use, or cause our subsidiaries to use, commercially reasonable efforts to obtain required third party consents. However, neither we nor EMC are required to make any payments in connection with fulfilling such obligations.

Additional Agreements

The merger agreement contains additional agreements between us and EMC relating to, among other things:

•	our agreement to use commercially reasonable efforts to continue the quotation of our common stock on The Nasdaq National Market;

•	EMC’s reasonable access, upon reasonable notice and in a manner that does not materially disrupt our business operations, to information regarding us and our subsidiaries, and the confidentiality of such information;

•	delivery by us to EMC of (1) reports and other documents filed or received by us pursuant to the requirements of federal or state securities laws and (2) other information about us, our business, properties, assets, financial reporting and personnel as EMC may reasonably request;

•	our agreement with EMC to use our respective reasonable best efforts to furnish to each other all information required for any application or filing in connection with the transactions contemplated by the merger agreement;

•	public announcements with respect to the merger and the merger agreement; and

•	notice of (1) the occurrence, or failure to occur, of any event, which is reasonably likely to cause any representation or warranty of either party contained in the merger agreement to be untrue or inaccurate in any material respect, (2) any material failure by us, EMC or the Merger Subsidiary, or any of their officers, directors, employees or agents, to comply with or satisfy any covenant, condition or agreement required to be complied with under the merger agreement, (3) any change, occurrence or event which, individually or in the aggregate, is reasonably likely to cause any of the conditions to the merger (see “— Conditions to the Merger” below) not to be satisfied, (4) any material notice from any governmental entity or court regarding the merger or (5) any material action, suit, arbitration, mediation, proceeding, claim or investigation by or before any governmental entity, court or arbitrator initiated by or against us or our subsidiaries.

Conditions to the Merger

Each party’s obligations to effect the merger are subject to the satisfaction (or waiver, if permissible under applicable law) of the following conditions:

•	our stockholders must have adopted the merger agreement;

•	the waiting period applicable to consummation of the merger under the HSR Act and, if applicable, the antitrust laws of the European Commission, must have expired or been terminated;

•	other than the filing of the certificate of merger, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental entity or court in connection with the merger and the consummation of the other transactions contemplated by the merger agreement, the failure of which to file, obtain or occur is reasonably likely to have a material adverse effect on us or on EMC, shall have been filed, been obtained or occurred on terms and conditions which would not reasonably be likely to have a material adverse effect on us or a material adverse effect on the ability of EMC or the Merger Subsidiary to complete the merger; and

•	no governmental entity or court shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent), statute, law, rule or regulation that is in effect and has the effect of making the merger illegal or otherwise prohibiting consummation of the merger or the other transactions contemplated by the merger agreement.

In addition, our obligation to effect the merger is subject to the satisfaction or waiver of the following conditions:

•	the representations and warranties of EMC and the Merger Subsidiary in the merger agreement must be true and correct as of the closing date as though made on the closing date, except (1) where the representations and warranties are made as of a specific date, in which case they must be true and correct on such date, (2) for changes contemplated by the merger agreement, and (3) where the failure of the representations and warranties to be true and correct, without giving effect to any materiality qualifications, individually or in the aggregate, does not have, and would not reasonably be expected to have, a material adverse effect on the ability of EMC or the Merger Subsidiary to complete the merger; and

•	EMC and the Merger Subsidiary must have performed, in all material respects, all obligations required to be performed by them under the merger agreement.

In addition, the obligations of EMC and the Merger Subsidiary to effect the merger are subject to the satisfaction or waiver of the following conditions:

•	certain of our representations and warranties in the merger agreement relating to our capitalization and the authorization, execution, delivery, performance and enforceability of the merger agreement as to us must be true and correct in all material respects as of the closing date, except where made as of a specific date, in which case they must be true and correct in all material respects on such date, and our other representations and warranties in the merger agreement must be true and correct as of the closing date as though made on the closing date, except (1) where the representations and warranties are made as of a specific date, in which case they must be true and correct as of such date, (2) for changes expressly contemplated by the merger agreement, and (3) where the failure of the representations and warranties to be true and correct, without giving effect to any materiality qualifications, individually or in the aggregate, has not had, and would not reasonably be expected to have, a material adverse effect on us;

•	we must have performed, in all material respects, all obligations required to be performed by us under the merger agreement; and

•	there shall not be instituted or pending any action or proceeding in which a governmental entity or court is:

•	challenging or seeking to restrain or prohibit the consummation of the merger or the other transactions contemplated by the merger agreement;

•	seeking to prohibit or limit in any material respect EMC’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the surviving corporation; or

•	seeking the sale, license or other disposition of any material assets of EMC or RSA Security or the imposition of any material limitation or restriction on EMC’s ability to freely conduct its business or our business or own such assets.

Termination of the Merger Agreement

We, EMC and the Merger Subsidiary may agree in writing to terminate the merger agreement at any time prior to completing the merger, even after our stockholders have adopted the merger agreement.

Either we or EMC can terminate the merger agreement if:

•	the merger has not been consummated by February 28, 2007, unless the terminating party’s failure to fulfill any obligation under the merger agreement was a principal cause of or resulted in the failure of the merger to occur by that date. We refer to any termination of the merger agreement on the basis described in this bullet as an Outside Date Termination;

•	a governmental entity or court has issued a nonappealable final order or ruling or taken any other nonappealable final action that has the effect of permanently restraining or otherwise prohibiting the merger; or

•	our stockholders fail to adopt the merger agreement at the special meeting, except that we do not have the right to terminate the merger agreement if our action or failure to act caused the failure to obtain the required stockholder vote and constituted a breach of the merger agreement. We refer to any termination of the merger agreement on the basis described in this bullet as a Special Meeting Termination.

EMC can terminate the merger agreement if:

•	our board of directors (1) withholds, withdraws or modifies its recommendation that our stockholders adopt the merger agreement in a manner adverse to EMC, (2) agrees to, adopts, approves or recommends to our stockholders an acquisition proposal (other than the merger), (3) fails to publicly reaffirm its recommendation in favor of the adoption of the merger agreement by our stockholders within 10 business days after EMC requests that reaffirmation or (4) recommends that our stockholders tender their shares in a tender offer or exchange offer or, within 10 business days after the commencement of a tender offer or exchange offer, fails to recommend against acceptance of such offer;

•	we willfully and materially breach our obligations under the no-solicitation or special meeting provisions in the merger agreement; or

•	we breach or fail to perform any of our representations or agreements, which breach or failure to perform (1) would cause EMC’s conditions to closing not to be satisfied and (2) if curable, has not been cured within 20 days of our receipt of written notice of the breach or failure to perform. We refer to any termination of the merger agreement on the basis described in this bullet as a Material Breach Termination.

We can terminate the merger agreement if:

•	pursuant to and in accordance with the no-solicitation provisions of the merger agreement, we enter into a definitive agreement to effect a superior proposal and pay to EMC the required termination fee; or

•	EMC or the Merger Subsidiary breaches or fails to perform any of its representations or agreements, which breach or failure to perform (1) would cause our conditions to closing not to be satisfied and (2) if curable, has not been cured within 20 days of EMC’s receipt of written notice of the breach or failure to perform.

Termination Fee

We will be required to pay EMC a termination fee of $75 million if:

•	EMC terminates the merger agreement because our board of directors (1) withholds, withdraws or modifies its recommendation that our stockholders adopt the merger agreement in a manner adverse to EMC, (2) agrees to, adopts, approves or recommends to our stockholders an acquisition proposal (other than the merger), (3) fails to publicly reaffirm its recommendation in favor of the adoption of the merger agreement by our stockholders within 10 business days after EMC requests such reaffirmation, or (4) recommends that our stockholders tender their shares in a tender offer or exchange offer or, within 10 business days after the commencement of a tender offer or exchange offer, fails to recommend against acceptance of such offer;

•	EMC terminates the merger agreement because we willfully and materially breach our obligations under the no-solicitation or special meeting provisions in the merger agreement;

•	we terminate the merger agreement to enter into a definitive agreement to effect a superior proposal pursuant to and in accordance with the no solicitation provisions of the merger agreement; or

•	either we or EMC terminate the merger agreement pursuant to an Outside Date Termination or a Special Meeting Termination, or EMC terminates the merger agreement pursuant to a Material Breach Termination that is willful, provided that in any case (1) before the date of such termination, an acquisition proposal has been publicly announced or disclosed to any member of our board of directors or any officer of our company and not withdrawn and (2) within 12 months of such termination, we consummate an acquisition proposal or enter into a definitive agreement to consummate an acquisition proposal.

However, we will not be required to pay any termination fee to EMC under the merger agreement if at the time of termination of the merger agreement, EMC or the Merger Subsidiary is in material breach of the merger agreement.

Amendment and Waiver

We, EMC and the Merger Subsidiary may amend the merger agreement at any time before or after adoption of the merger agreement by our stockholders. However, after we have obtained stockholder approval, the parties may not amend the merger agreement in a manner that by law requires further approval by our stockholders without obtaining such further approval. The merger agreement also provides that, at any time prior to the effective time of the merger, we, EMC and the Merger Subsidiary may, to the extent permitted by law, extend the time for the performance of any obligations or other acts of the other parties, waive any inaccuracies in the representations and warranties in the merger agreement or any document delivered in connection therewith or waive compliance with any of the agreements or, except as otherwise provided in the merger agreement, the conditions contained in the merger agreement.

APPRAISAL RIGHTS

Delaware law entitles the holders of shares of our common stock, who follow the procedures specified in Section 262 of the General Corporation Law of the State of Delaware, to have their shares appraised by the Delaware Court of Chancery and to receive “fair value” of these shares as of completion of the merger in place of the merger consideration, as determined by the court.

In order to exercise appraisal rights, a holder must demand and perfect the rights in accordance with Section 262.

The following description is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed in order to perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the General Corporation Law of the State of Delaware, the full text of which appears in Annex C to this proxy statement.

Section 262 requires that stockholders on the record date for the special meeting be notified not less than 20 days before the special meeting that appraisal rights will be available. A copy of Section 262 must be included with the notice. This proxy statement constitutes our notice to the holders of shares of our common stock of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex C to this proxy statement since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

If you elect to demand appraisal of your shares, you must:

•	be a holder of record of shares of our common stock;

•	deliver to us a written demand for appraisal of your shares of our common stock before the vote of stockholders with respect to the merger is taken;

•	not vote in favor of the merger; and

•	continuously hold your shares of our common stock through the completion of the merger.

Neither voting (in person or by proxy) against, abstaining from voting on nor failing to vote on the proposal to adopt the merger agreement will constitute a written demand for appraisal within the meaning of Section 262 of the General Corporation Law of the State of Delaware. The written demand for appraisal must be in addition to and separate from any proxy or vote. If the written demand for appraisal is made in accordance with the requirements of Delaware law, failure to vote against the merger (i.e., abstaining) will not operate as a waiver of the stockholder’s appraisal rights.

Only a holder of record of shares of our common stock is entitled to assert appraisal rights for the shares of common stock registered in that holder’s name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as his, hers or its name appears on his, hers or its stock certificates, and must state that such person intends thereby to demand appraisal of his, hers or its shares of our common stock in connection with the merger. If the shares of our common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of common stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder, such as a broker who holds shares of our common stock as nominee for several beneficial owners, may exercise appraisal rights with respect to the shares of our common stock held for one or more beneficial owners while not exercising such rights with respect to the shares of our common stock held for other beneficial owners; in such case, however, the written demand should set forth the number of shares of our common stock as to which appraisal is sought and where no number of shares of our common stock is expressly mentioned the demand will be presumed to cover all shares of our common stock which are held in the name of the record owner. Stockholders who hold their shares of our common stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

All demands for appraisal should be made in writing and addressed to the Secretary of RSA Security, 174 Middlesex Turnpike, Bedford, Massachusetts 01730 before the stockholder vote on the merger is taken at the special meeting. The demand must reasonably inform us of the identity of the holder and the intention of the holder to demand appraisal of his, her or its shares of common stock. If your shares of our common stock are held through a broker, bank, nominee or other third party, and you wish to demand appraisal rights you must act promptly to instruct the applicable broker, bank nominee or other third party to follow the steps summarized in this section.

Within 10 days after the effective date of the merger, the surviving corporation must give written notice of the date the merger became effective to each holder who has properly filed a written demand for appraisal and has not voted in favor of the merger. At any time within 60 days after the effective date, any holder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his, her or its shares of our common stock. Within 120 days after the effective date, either the surviving corporation or any holder who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights, may file a petition in the Delaware Court of Chancery, which we refer to as the Chancery Court, demanding a determination of the fair value of the shares of our common stock held by all holders entitled to appraisal. Neither RSA Security nor EMC has any intention or obligation to file such a petition. Accordingly, the failure of a holder to file a petition in the Chancery Court demanding a determination of the fair value of the shares within 120 days after the effective time could nullify the holder’s previously written demand for appraisal. Within 120 days after the effective time of the merger, any holder of our common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed to such holder within 10 days after a written request for the statement has been received by the surviving corporation or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for appraisal is duly filed by a holder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Chancery Court with a duly verified list containing the names and addresses of all holders who have demanded an appraisal of their shares of our common stock and with whom agreements as to the value of their shares of our common stock have not been reached by the surviving corporation. After notice to dissenting holders of the time and place of the hearing of the petition, the Chancery Court is empowered to conduct such a hearing. At the hearing, the Chancery Court will determine those holders who have complied with Section 262 and who have become entitled to appraisal rights. The Chancery Court may require the holders who have demanded an appraisal for their shares of our common stock to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Chancery Court may dismiss the proceedings as to that holder.

After determination of the holders entitled to appraisal of their shares of our common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any. When the fair value is determined, the Chancery Court will direct the payment of the value, with interest, if any, to the holders entitled to receive payment, upon surrender by such holders of the certificates representing the applicable shares of our common stock.

In determining fair value and the fair rate of interest, if any, the Chancery Court is required to take into account all relevant factors. You should be aware that the fair value of your shares of our common stock as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement.

Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees or expenses of experts) may be imposed upon the parties participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a holder, the Chancery Court may order all or a portion of the expenses incurred by any holder in connection with the appraisal proceeding, including without limitation reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of our common stock entitled to appraisal.

Any holder who has demanded appraisal rights will not, from and after the effective date of the merger, be entitled to vote shares of our common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than dividends or other distributions payable to our stockholders of record at a date prior to the effective date; however, if no petition for appraisal is filed within 120 days after the effective date of the merger, or if the holder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the merger within 60 days after the effective date of the merger, then the right of that holder to appraisal will cease and that holder will be entitled to receive the cash payment for his, her or its shares of our common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of the surviving corporation. Notwithstanding the foregoing, no appraisal proceeding in the Chancery Court will be dismissed without the approval of the Chancery Court and may be subject to conditions the Chancery Court deems just.

In view of the complexity of Section 262, holders of shares of our common stock who may wish to pursue appraisal rights should promptly consult their legal advisors.

MARKET PRICE AND DIVIDEND DATA

Our common stock is traded on The Nasdaq National Market under the symbol “RSAS.” The table below shows, for the periods indicated, the high and low sales prices for shares of our common stock as reported by The Nasdaq National Market.

	RSA Security
	Common Stock
	High	Low

Year Ended December 31, 2004
First quarter	$18.90	$14.19
Second quarter	21.32	15.63
Third quarter	20.54	14.51
Fourth quarter	23.91	18.73
Year Ended December 31, 2005
First quarter	20.39	15.51
Second quarter	16.04	9.75
Third quarter	13.86	11.21
Fourth quarter	13.52	10.50
Year Ending December 31, 2006
First quarter	18.05	11.07
Second quarter	27.37	14.64
Third quarter (through July 12, 2006)	27.26	27.14

The following table sets forth the closing sales prices per share of our common stock, as reported on The Nasdaq National Market on June 28, 2006, the last full trading day before the public announcement of the proposed merger, and on July 12, 2006, the latest practicable date before the printing of this proxy statement:

Common Stock

June 28, 2006	$19.36
July 12, 2006	$27.17

If the merger is consummated, each share of our common stock will be converted into the right to receive $28.00 in cash, without interest and less any applicable withholding taxes, and our common stock will be removed from quotation on The Nasdaq National Market and there will be no further public market for shares of our common stock.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information as of June 30, 2006 about the beneficial ownership of shares of our common stock by:

•	each person who we know to own beneficially more than 5% of the outstanding shares of our common stock;

•	our directors;

•	Arthur W. Coviello, Jr., our Chief Executive Officer;

•	our three other most highly compensated executive officers who were serving as executive officers on December 31, 2005, plus two former executive officers who were among our four most highly compensated executive officers for 2005 but were no longer executive officers on December 31, 2005 (we refer to Mr. Coviello and the persons described in this bullet as our “Named Executive Officers”); and

•	all of our directors and executive officers as a group.

	Amount and Nature
	of Beneficial Ownership(1)
	Number of		Percent of
Name and Address of Beneficial Owner	Shares		Class

5% Stockholders
T. Rowe Price Associates, Inc.	5,855,000	(2)	7.8%
100 E. Pratt Street Baltimore, MD 21202
CAM North America, LLC	5,776,272	(3)	7.7
399 Park Avenue New York, NY 10022
Directors and Named Executive Officers
Robert P. Badavas	95,000	(4)	*
Arthur W. Coviello, Jr.	884,146	(5)	1.2
Richard A. DeMillo	140,000	(4)	*
Richard L. Earnest	241,000	(4)	*
Jeffrey D. Glidden	0	(6)	*
William H. Harris, Jr.	860,123	(7)	1.1
Gloria C. Larson	210,848	(8)	*
Joseph B. Lassiter, III	311,900	(4)	*
William L. McQuaide	207,408	(9)	*
Scott T. Schnell	3,462	(6)	*
James K. Sims	308,200	(10)	*
Charles R. Stuckey, Jr.	226,194	(11)	*
Orson G. Swindle, III	75,000	(4)	*
Vivian M. Vitale	164,796	(12)	*
Gerard H. Wilson	161,905	(13)	*
All executive officers and directors as a group (18 persons)	4,142,362	(14)	5.3

*	Less than 1%

(1)	As of June 30, 2006, we had 75,496,581 shares of our common stock outstanding. The number of shares that each stockholder, director and executive officer beneficially owns is determined under rules promulgated by the SEC. Under the SEC rules, a person is deemed to beneficially own (a) any shares that the person has sole or shared power to vote or invest and (b) any shares that the person has the right to acquire within 60 days after June 30, 2006 (i.e., August 29, 2006) through the exercise of any stock option or warrant, the conversion of any convertible security or the exercise of any other right. However, the inclusion of shares in this table does not mean that the named stockholder is a direct or indirect beneficial owner of the shares for any other purpose. Unless otherwise noted in the footnotes to this table, each person or entity named in the table has sole voting and investment power (or shares this power with his or her spouse) over all shares listed as owned by the person or entity.

(2)	These securities are owned by various individual and institutional investors that T. Rowe Price Associates, Inc., which we refer to as Price Associates, serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of these securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of the securities. This information is based solely upon a Schedule 13G that the stockholder filed with the SEC on February 14, 2006.

(3)	Each of CAM North America, LLC, Salomon Brothers Asset Management Inc. and Smith Barney Fund Management LLC beneficially owns some or all of these shares. This information is based solely upon a Schedule 13G that the stockholder filed with the SEC on February 15, 2006.

(4)	Consists of shares that the director may acquire by exercising stock options that vest on or before August 29, 2006.

(5)	Includes 747,491 shares that Mr. Coviello may acquire by exercising stock options that vest on or before August 29, 2006.

(6)	Mr. Glidden ceased to be an RSA Security executive officer in December 2005, and Mr. Schnell ceased to be an RSA Security executive officer in November 2005.

(7)	Includes 75,000 shares that Mr. Harris may acquire by exercising stock options that vest on or before August 29, 2006.

(8)	Includes 205,250 shares that Ms. Larson may acquire by exercising stock options that vest on or before August 29, 2006.

(9)	Includes 206,094 shares that Mr. McQuaide may acquire by exercising stock options that vest on or before August 29, 2006.

(10)	Includes 288,200 shares that Mr. Sims may acquire by exercising stock options that vest on or before August 29, 2006.

(11)	Includes (a) 177,016 shares held by Charles R. Stuckey & Marilyn Y. Stuckey TTEES Charles R. Stuckey Revocable Trust, (b) 6,684 shares held by Charles R. Stuckey — 1998 Grantor Annuity Trust II, and (c) 25,000 shares that Mr. Stuckey may acquire by exercising stock options that vest on or before August 29, 2006. Mr. Stuckey disclaims beneficial ownership of the shares held by the Grantor Annuity Trust.

(12)	Includes 160,469 shares that Ms. Vitale may acquire by exercising stock options that vest on or before August 29, 2006.

(13)	Includes 154,064 shares that Mr. Wilson may acquire by exercising stock options that vest on or before August 29, 2006.

(14)	Includes a total of 2,876,589 shares that the directors and executive officers may acquire by exercising stock options that vest on or before August 29, 2006.

FUTURE STOCKHOLDER PROPOSALS

If the merger is consummated, we will not have public stockholders and there will be no public participation in any future meetings of stockholders. However, if the merger is not completed, we will hold an annual meeting of stockholders in 2007. Any proposal that a stockholder of RSA Security wishes to be considered for inclusion in our proxy statement and proxy card for our 2007 annual meeting must be submitted to our Secretary and General Counsel at 174 Middlesex Turnpike, Bedford, Massachusetts 01730 no later than January 2, 2007.

If a stockholder of RSA Security wishes to present a proposal before the 2007 annual meeting, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, pursuant to our bylaws, that stockholder must generally give written notice to our Secretary and General Counsel at our offices at the above address at least 60 days, but no more than 90 days, before the 2007 annual meeting.

HOUSEHOLDING OF PROXY STATEMENT

In accordance with Rule 14a-3(e)(l) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to RSA Security Inc., Attention: Investor Relations, 174 Middlesex Turnpike, Bedford, Massachusetts 01730, and our telephone number is (781) 515-5000.

WHERE YOU CAN FIND MORE INFORMATION

Each of RSA Security and EMC files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at, or obtain copies of this information by mail from, the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

The filings of RSA Security and EMC with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at “www.sec.gov.”

If you have any questions about this proxy statement, the special meeting or the merger or need assistance with the voting procedures, you should contact MacKenzie Partners, Inc., our proxy solicitor, at (800) 322-2885.

By Order of the Board of Directors,

Robert P. Nault, Secretary

          , 2006

WHETHER OR NOT YOU ARE ABLE TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. THIS ACTION WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON AT THE SPECIAL MEETING.

Annex A

Agreement and Plan of Merger
among
EMC Corporation,
Entrust Merger Corporation
and
RSA Security Inc.
Dated as of June 29, 2006

Table of Defined Terms

Terms	Section

Acquisition Proposal	6.1(f)
Affiliate	3.2(c)
Agreement	Introductory Statement
Alternative Acquisition Agreement	6.1(b)(ii)
Antitrust Laws	6.6(b)
Antitrust Order	6.6(b)
Bankruptcy and Equity Exception	3.4(a)
Business Day	1.2
Buyer	Introductory Statement
Buyer Employee Plan	6.11
Buyer Material Adverse Effect	4.1
Certificate	2.2(b)
Certificate of Merger	1.1
Closing	1.2
Closing Date	1.2
Code	2.2(f)
Company	Introductory Statement
Company Balance Sheet	3.5(b)
Company Board	3.4(a)
Company Common Stock	2.1(b)
Company Disclosure Schedule	Article III
Company Employee Plans	3.14(a)
Company ESPP	2.3(d)
Company Financial Statements	3.5(b)
Company Indemnification Obligations	6.8(a)
Company Insiders	6.10(b)
Company Intellectual Property	3.10(b)
Company Leases	3.9(c)
Company Material Adverse Effect	3.1
Company Material Contract	3.11(a)
Company Meeting	3.4(d)
Company Permits	3.16
Company Rights	3.2(c)
Company Rights Plan	3.2(c)
Company Rights Plan Amendment	3.21
Company SEC Reports	3.5(a)
Company Source Code	3.10(e)
Company Stock Options	2.3(a)(i)
Company Stock Plans	2.3(a)
Company Stockholder Approval	3.4(a)
Company Voting Proposal	3.4(a)
Company’s Knowledge	9.12
Confidentiality Agreement	5.2
Continuing Employees	6.11
Conversion Ratio	2.3(a)
Current D&O Insurance	6.8(c)

Terms	Section

Dissenting Shares	2.4(a)
DGCL	1.1
Effective Time	1.1
Employee Benefit Plan	3.14(a)
Environmental Law	3.13(b)
ERISA	3.14(a)
ERISA Affiliate	3.14(a)
Exchange Act	3.4(c)
Exchange Agent	2.2(a)
Exchange Fund	2.2(a)
Form S-8	2.3(c)
GAAP	3.5(b)
Governmental Entity	3.4(c)
Government Contract	3.11(a)
Hazardous Substance	3.13(c)
HSR Act	3.4(c)
Indemnified Parties	6.8(a)
Intellectual Property	3.10(a)
IRS	3.8(b)
Liens	3.4(b)
Maximum Premium	6.8(c)
Merger	Introduction
Merger Consideration	2.1(c)
Notice of Superior Proposal	6.1(b)
Merger Sub	Introductory Statement
Ordinary Course of Business	3.2(e)
Outside Date	8.1(b)
Person	2.2(b)
Pre-Closing Period	5.1
Proxy Statement	3.5(c)
Required Company Stockholder Vote	3.4(d)
Reporting Tail Endorsement	6.8(c)
Representatives	6.1(a)
Restricted Shares	3.2(b)
Sarbanes-Oxley Act	3.5(a)
SEC	3.4(c)
Section 16 Information	6.10(b)
Securities Act	3.2(c)
Specified Time	6.1(a)
Subsidiary	3.3(a)
Superior Proposal	6.1(f)
Surviving Corporation	1.3
Tax Returns	3.8(a)
Taxes	3.8(a)
Termination Fee	8.3(b)
Third Party Intellectual Property	3.10(b)

Agreement and Plan of Merger

This Agreement and Plan of Merger (this “Agreement”) is dated as of June 29, 2006, among EMC Corporation, a Massachusetts corporation (the “Buyer”), Entrust Merger Corporation, a Delaware corporation and a wholly owned subsidiary of the Buyer (“Merger Sub”), and RSA Security Inc., a Delaware corporation (the “Company”).

Introduction

This Agreement contemplates the merger (the “Merger”) of Merger Sub with and into the Company on the terms and subject to the conditions set forth in this Agreement, with the Company surviving the Merger. As a result of the Merger, the Company will become a wholly owned subsidiary of the Buyer. The Boards of Directors of each of the Buyer, Merger Sub and the Company have approved and declared advisable the Merger and adopted this Agreement.

Buyer, Merger Sub and the Company therefore agree as follows:

ARTICLE I

The Merger

1.1  Effective Time of the Merger.  Subject to the provisions of this Agreement, prior to the Closing, the Buyer and the Company shall jointly prepare, and immediately following the Closing, the Company shall cause to be filed with the Secretary of State of the State of Delaware, a certificate of merger (the “Certificate of Merger”) in such form as is required by, and executed by the Company in accordance with, the relevant provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and shall make all other filings or recordings required under the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as is established by the Buyer and the Company and set forth in the Certificate of Merger (the “Effective Time”).

1.2  Closing.  The closing of the Merger (the “Closing”) shall take place at 10:00 a.m., Eastern time, on a date to be specified by the Buyer and the Company (the “Closing Date”), which shall be no later than the second Business Day after satisfaction or waiver of the conditions set forth in Article VII (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing), at the offices of WilmerHale, 60 State Street, Boston, Massachusetts, unless another date, place or time is agreed to in writing by the Buyer and the Company. For purposes of this Agreement, a “Business Day” shall be any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions located in Boston, Massachusetts are permitted or required by law, executive order or governmental decree to remain closed.

1.3  Effects of the Merger.  At the Effective Time (a) the separate existence of Merger Sub shall cease and Merger Sub shall be merged with and into the Company (the Company following the Merger is sometimes referred to herein as the “Surviving Corporation”) and (b) the certificate of incorporation of the Company as in effect on the date of this Agreement shall be amended in its entirety to read as set forth on Exhibit A, until further amended in accordance with the DGCL. In addition, subject to Section 6.8(b) hereof, the Buyer shall cause the bylaws of the Surviving Corporation to be amended and restated in their entirety so that, immediately following the Effective Time, they are identical to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that all references to the name of Merger Sub therein shall be changed to refer to the name of the Company, and, as so amended and restated, such bylaws shall be the bylaws of the Surviving Corporation, until further amended in accordance with the DGCL. The Merger shall have the effects set forth in Section 259 of the DGCL.

1.4  Directors and Officers of the Surviving Corporation.  The directors and officers of Merger Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

ARTICLE II

Conversion of Securities

2.1  Conversion of Capital Stock.  As of the Effective Time and upon the terms and subject to the conditions of this Agreement, by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of the Company or capital stock of Merger Sub:

(a) Capital Stock of Merger Sub.  Each share of the common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, $0.01 par value per share, of the Surviving Corporation.

(b) Cancellation of Treasury Stock and Buyer-Owned Stock.  All shares of common stock, $0.01 par value per share, of the Company (“Company Common Stock”) that are owned by the Company as treasury stock or by any wholly owned Subsidiary of the Company and any shares of Company Common Stock owned by the Buyer, Merger Sub or any other wholly owned Subsidiary of the Buyer immediately prior to the Effective Time shall be cancelled and shall cease to exist and no stock of the Buyer or other consideration shall be delivered in exchange therefor.

(c) Merger Consideration for Company Common Stock.  Subject to Section 2.2, each share of Company Common Stock (other than shares to be cancelled in accordance with Section 2.1(b) and Dissenting Shares (as defined in Section 2.4(a) below)) issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive $28 in cash per share (the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration pursuant to this Section 2.1(c) upon the surrender of such certificate in accordance with Section 2.2, without interest.

(d) Adjustments to Merger Consideration.  The Merger Consideration shall be adjusted to reflect fully the effect of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization or other like change with respect to Company Common Stock occurring (or for which a record date is established) after the date hereof and prior to the Effective Time.

2.2  Exchange of Certificates.  The procedures for exchanging outstanding shares of Company Common Stock for the Merger Consideration pursuant to the Merger are as follows:

(a) Exchange Agent.  At or prior to the Effective Time, the Buyer shall deposit with Citibank, N.A. or another bank or trust company mutually and reasonably acceptable to the Buyer and the Company (the “Exchange Agent”), for the benefit of the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time, for payment through the Exchange Agent in accordance with this Section 2.2, cash in an amount sufficient to make payment of the Merger Consideration pursuant to Section 2.1(c) in exchange for all of the outstanding shares of Company Common Stock (the “Exchange Fund”). The Exchange Fund shall not be used for any other purpose. The Exchange Fund shall be invested by the Exchange Agent as directed by the Buyer; provided, however, that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank which are then publicly available).

(b) Exchange Procedures.  Promptly (and in any event within five Business Days) after the Effective Time, the Buyer shall cause the Exchange Agent to mail to each holder of record of a certificate which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (each, a “Certificate”) (i) a letter of transmittal in customary form and (ii) instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration payable with respect thereto. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed, the holder of such Certificate shall be paid promptly in exchange therefor cash in an amount equal to the Merger Consideration that such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall immediately be cancelled. No interest will be paid or accrued on the cash payable upon the surrender of such Certificate or Certificates. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, the Merger Consideration may be paid to a Person (as defined in this Section 2.2(b)) other than the Person in whose name the Certificate so surrendered is registered, if such Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by this Section 2.2. As used in this Agreement, “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, trust, Governmental Entity, unincorporated organization or other entity.

(c) No Further Ownership Rights in Company Common Stock.  All Merger Consideration paid upon the surrender of Certificates in accordance with the terms hereof shall be deemed to have been paid in satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II subject to Section 2.2(d).

(d) Termination of Exchange Fund.  Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for one year after the Effective Time shall be delivered to the Buyer, upon demand, and any holder of Company Common Stock who has not previously complied with this Section 2.2 shall be entitled to receive only from the Buyer (subject to abandoned property, escheat and similar laws) payment (only as a general unsecured creditor) of its claim for Merger Consideration, without interest.

(e) No Liability.  To the extent permitted by applicable law, none of the Buyer, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any holder of shares of Company Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(f) Withholding Rights.  Each of the Buyer, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any other applicable state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation, the Buyer or the Exchange Agent, as the case may be, such withheld amounts (i) shall be remitted by the Buyer, the Surviving Corporation or the Exchange Agent, as the case may be, to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation, the Buyer or the Exchange Agent, as the case may be.

(g) Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent shall pay, in exchange for such lost, stolen or destroyed Certificate, the Merger

Consideration to be paid in respect of the shares of Company Common Stock formerly represented thereby pursuant to this Agreement; provided, however, that the Exchange Agent may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the record holder of any such Certificate evidencing Merger Consideration to deliver a bond in such sum as the Exchange Agent may reasonably direct as indemnity against any claim that may be made against Buyer, the Surviving Corporation, the Exchange Agent and/or any of their respective representatives or agents with respect to such Certificate.

2.3  Company Stock Plans.

(a) At the Effective Time, each outstanding option to purchase Company Common Stock (“Company Stock Options”), whether vested or unvested, issued under any stock option plans or other equity-related plans or agreements of the Company or otherwise (the “Company Stock Plans”), shall be assumed by the Buyer and shall become an option to acquire, on the same terms and conditions as were applicable under the Company Stock Option immediately prior to the Effective Time, the number of shares of common stock, $.01 par value per share, of the Buyer (“Buyer Common Stock”) determined as follows:

(i) the number of shares of Buyer Common Stock subject to each Company Stock Option assumed by the Buyer shall be determined by multiplying the number of shares of Company Common Stock that were subject to such Company Stock Option immediately prior to the Effective Time by the Conversion Ratio (as defined below), and rounding the resulting number down to the nearest whole number of shares of Buyer Common Stock; and

(ii) the per share exercise price for the Buyer Common Stock issuable upon exercise of each Company Stock Option assumed by the Buyer shall be determined by dividing the per share exercise price of Company Common Stock subject to such Company Stock Option, as in effect immediately prior to the Effective Time, by the Conversion Ratio, and rounding the resulting exercise price up to the nearest whole cent.

Any restriction on the exercise of any Company Stock Option assumed by the Buyer shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Stock Option shall otherwise remain unchanged as a result of the assumption of such Company Stock Option, in each case except to the extent otherwise provided in any Company Stock Plan or any stock option or other agreement between the holder of a Company Stock Option and the Company. The “Conversion Ratio” means the quotient of (x) the Merger Consideration, divided by (y) the average of the closing sale prices of a share of Buyer Common Stock as reported on the New York Stock Exchange for each of the five (5) consecutive trading days immediately preceding the Closing Date; provided, however, that if, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Buyer Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Conversion Ratio shall be adjusted to the extent appropriate to reflect such occurrence.

(iii) Prior to the Effective Time, the Company shall (A) obtain the approval of the Company Board for the transactions described in this Section 2.3 in compliance with the applicable provisions of the Company Stock Plans and agreements and (B) provide Company Stock Option holders with any requisite advance notice of the transactions described in Section 2.3.

(b) As soon as practicable following the Effective Time, the Buyer shall provide or make available to the participants in the Company Stock Plans information regarding such participants’ rights pursuant to the Company Stock Options, as provided in this Section 2.3.

(c) The Buyer shall take all corporate action necessary to reserve for issuance under the Company Stock Plans a sufficient number of shares of Buyer Common Stock for delivery upon exercise of the Company Stock Options assumed in accordance with this Section 2.3. Within two (2) Business Days following the Effective Time the Buyer shall file a registration statement on Form S-8 (or any successor form) or another appropriate form with respect to the shares of Buyer Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

(d) The Company shall terminate its 1994 Employee Stock Purchase Plan, as amended (the “Company ESPP”), in accordance with its terms effective as of immediately prior to the Effective Time, and there shall be no further liability or obligation of the Company (or any successor thereto) upon such termination (other than to return funds previously contributed).

2.4  Dissenting Shares.

(a) Notwithstanding anything to the contrary contained in this Agreement, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by a holder who has made a proper demand for appraisal of such shares of Company Common Stock in accordance with the DGCL (any such shares being referred to as “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under the DGCL with respect to such shares) shall not be converted into or represent the right to receive Merger Consideration in accordance with Section 2.1, but shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares.

(b) If any Dissenting Shares shall lose their status as such (through failure to perfect or otherwise), then, as of the later of the Effective Time or the date of loss of such status, such shares shall automatically be converted into and shall represent only the right to receive Merger Consideration in accordance with Section 2.1, without interest thereon, upon surrender of the Certificate formerly representing such shares.

(c) The Company shall give the Buyer: (i) prompt notice of any written demand for appraisal received by the Company prior to the Effective Time pursuant to the DGCL, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relate to such demand; and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand, notice or instrument unless the Buyer shall have given its written consent to such payment or settlement offer.

ARTICLE III

Representations and Warranties of the Company

The Company represents and warrants to the Buyer and Merger Sub that the statements contained in this Article III are true and correct, except (a) as disclosed in the Company SEC Reports filed prior to the date of this Agreement or (b) as set forth herein or as disclosed in the disclosure schedule delivered by the Company to the Buyer and Merger Sub and dated as of the date of this Agreement (the “Company Disclosure Schedule”).

3.1  Organization, Standing and Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that are not reasonably likely to have a Company Material Adverse Effect. For purposes of this Agreement, the term “Company Material Adverse Effect” means any change, event, circumstance, violation or development that, individually or taken together with all other changes, events, circumstances, violations or developments, has a materially adverse effect on (i) the business, financial condition, operations or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement; provided, however, that none of the following, or any change, event, circumstance or development resulting or arising from the following, shall constitute, or shall be considered in determining whether there has occurred, a Company Material Adverse Effect:

(a) economic factors affecting the national, regional or world economy or acts of war or terrorism (provided that such factors or acts do not affect the Company in a substantially disproportionate manner as compared to its competitors);

(b) factors generally affecting the industries or markets in which the Company operates (provided that such factors do not affect the Company in a substantially disproportionate manner as compared to its competitors);

(c) actions required to be taken by the parties under this Agreement or the pendency or announcement of the transactions contemplated by this Agreement, including actions of customers or any delays or cancellations of orders for products or losses of employees;

(d) any matters relating to or arising out of the inquiries and claims regarding the Company’s option grant practices described in Section 3.12 of the Company Disclosure Schedule, as well as any other matters relating to or arising out of the option grant practices that are the subject matter of such inquiries;

(e) changes in law, rules or regulations;

(f) changes in generally accepted accounting principles;

(g) any action which is specifically required by this Agreement (including Section 6.6) or at the written request of the Buyer;

(h) any fees or expenses incurred in connection with the transactions contemplated by this Agreement;

(i) any failure by the Company to meet any projections, guidance, estimates, forecasts or milestones or published financial or operating predictions for or during any period ending (or for which results are released) on or after the date hereof (provided that the underlying causes of any such failures may (subject to the other provisions of this Agreement) be taken into account in making a determination as to whether there has been a Company Material Adverse Effect);

(j) any stockholder litigation arising from or relating to the Merger based on allegations that either the Company’s entry into this Agreement or the terms and conditions of this Agreement constituted a breach of the fiduciary duties of the Company Board or that the disclosures in the Proxy Statement were inadequate; and

(k) a decline in the price of the Company Common Stock (provided that the underlying causes of any such decline may (subject to the other provisions of this Agreement) be taken into account in making a determination as to whether there has been a Company Material Adverse Effect).

3.2  Capitalization.

(a) The authorized capital stock of the Company as of the date of this Agreement consists of 300,000,000 shares of Company Common Stock. The rights and privileges of the Company Common Stock are as set forth in the Company’s certificate of incorporation. At the close of business on June 28, 2006, 75,347,284 shares of Company Common Stock were issued and outstanding. No Subsidiary of the Company owns shares of Company Common Stock.

(b) The Company has made available to the Buyer a complete and accurate list, as of June 29, 2006 (a copy of which is attached as Schedule 3.2(b) of the Company Disclosure Schedule), of: (i) all Company Stock Plans, indicating for each Company Stock Plan, as of such date, the number of shares of Company Common Stock issued under such Plan, the number of shares of Company Common Stock subject to outstanding options under such Plan and the number of shares of Company Common Stock reserved for future issuance under such Plan; (ii) all outstanding Company Stock Options (other than Company Stock Options issued pursuant to the Company ESPP), indicating with respect to each such Company Stock Option the name of the holder thereof, the Company Stock Plan under which it was granted, the number of shares of Company Common Stock subject to such Company Stock Option, the exercise price, the date of grant, and the vesting schedule, including whether (and to what extent) the vesting will be accelerated in any way by the Merger or by termination of employment or change in position following consummation of the Merger; and (iii) all outstanding awards under any Company Stock Plan of shares of Company Common Stock that are subject to repurchase by the Company pursuant to restricted stock or similar agreements with the Company (such shares, “Restricted Shares”), indicating with respect to each such award the name of the holder thereof, the Company Stock Plan under which it was granted, the number of shares of Company Common Stock covered thereby, the repurchase price relating thereto, the date of grant, and the vesting schedule, including whether (and to what extent) the vesting will be accelerated in any way by the Merger or by termination of employment or change in position following consummation of the Merger. The Company has made available to the Buyer complete and accurate copies of all (x) Company Stock Plans, (y) forms of stock option agreements evidencing Company Stock Options and (z) forms of agreements evidencing Restricted Shares.

(c) Except (i) as set forth in this Section 3.2, (ii) as reserved for future grants under Company Stock Plans, as of the date of this Agreement, and (iii) the rights to purchase Company Common Stock (the “Company Rights”) issued and issuable under the Rights Agreement dated as of July 20, 1999 between the Company and State Street Bank and Trust Company, as amended by Amendment No. 1 to Rights Agreement, dated as of November 2, 2001 and by Amendment No. 2 to Rights Agreement, dated as of March 19, 2002 (as amended, the “Company Rights Plan”), (A) there are no equity securities of any class of the Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (B) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of the Company or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. The Company does not have any outstanding stock appreciation rights, phantom stock, performance based rights or similar rights or obligations. Neither the Company nor any of its Affiliates is a party to or is bound by any agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of the Company. For all purposes of this Agreement except for Section 4.6, the term “Affiliate” when used with respect to any Person means any other Person who is an “affiliate” of that first Person within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Except as contemplated by this Agreement or described in this Section 3.2, and except to the extent arising pursuant to applicable state takeover or similar laws, there are no registration rights, and there is no rights agreement, “poison pill” anti-takeover plan or other similar agreement or understanding to which the Company or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of the Company.

(d) All outstanding shares of Company Common Stock are, and all shares of Company Common Stock subject to issuance as specified in Section 3.2(b) above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company’s certificate of incorporation or bylaws or any agreement to which the Company is a party or is otherwise bound.

(e) There are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of the Company or any of its Subsidiaries or to provide funds to the Company or any Subsidiary of the Company other than guarantees of bank obligations of Subsidiaries of the Company entered into in the Ordinary Course of Business (as defined below). All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance in all material respects with federal, state and foreign securities laws and regulations applicable to the Company. As used in this Agreement, the “Ordinary Course of Business” means the ordinary course of business consistent in all material respects with past practice.

3.3  Subsidiaries.

(a) Section 3.3 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, for each Subsidiary of the Company: (i) its name; (ii) the number and type of outstanding equity securities and a list of the holders thereof; and (iii) the jurisdiction of organization. For purposes of this Agreement, the term “Subsidiary” means, with respect to any party, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such party (or another Subsidiary of such party) holds stock or other ownership interests representing (A) more than 50% of the voting power of all outstanding stock or ownership interests of such entity or (B) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

(b) Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing (to the extent such concepts are applicable) under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation (to the extent such concepts are applicable) in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that are not reasonably likely to have a Company Material Adverse Effect. All of the outstanding shares of capital stock and other equity securities or interests of each Subsidiary of the Company are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and all such shares (other than directors’ qualifying shares in the case of non-U.S. Subsidiaries, all of which the Company has the power to cause to be transferred for no or nominal consideration to the Company or the Company’s designee) are owned, of record and beneficially, by the Company or another of its Subsidiaries free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company’s voting rights, charges or other encumbrances. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any of its Subsidiaries is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary of the Company. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary of the Company. To the Company’s Knowledge, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Company.

(c) The Company has made available to the Buyer complete and accurate copies of the charter, bylaws or other organizational documents of each Subsidiary of the Company.

(d) The Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association or entity which is not a Subsidiary of the Company, other than securities in a publicly traded company held for investment by the Company or any of its Subsidiaries and consisting of less than 5% of the outstanding capital stock of such company.

3.4  Authority; No Conflict; Required Filings and Consents.

(a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the adoption of this Agreement (the “Company Voting Proposal”) by the Company’s stockholders under the DGCL (the “Company Stockholder Approval”), to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Board of Directors of the Company (together with any duly constituted committee thereof, the “Company Board”), at a meeting duly called and held, (i) determined that the Merger is fair and in the best interests of the Company and its stockholders, (ii) approved this Agreement and declared its advisability in accordance with the provisions of the DGCL, (iii) directed that this Agreement be submitted to the stockholders of the Company for their adoption and resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement, and (iv) to the extent necessary, adopted a resolution having the effect of causing the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement not to be subject to any state takeover law or similar law that might otherwise apply to such execution, delivery, performance or consummation. None of such actions of the Company Board has been amended, rescinded or modified; provided that such actions may be amended, rescinded or modified after the date of this Agreement in accordance with Section 6.1. Assuming the accuracy of the representations and warranties of Buyer and Merger Sub in Section 4.6, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject only to the required receipt of the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

(b) The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation or bylaws of the Company or of the charter, bylaws, or other organizational document of any Subsidiary of the Company, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, require the payment of a penalty under or result in the imposition of any mortgage, security interest, pledge, lien, charge or encumbrance (“Liens”) on the Company’s or any of its Subsidiary’s assets under, any of the terms, conditions or provisions of any lease, license, contract or other agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to obtaining the Company Stockholder Approval and compliance with the requirements specified in clauses (i) through (v) of Section 3.4(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of its or their respective properties or assets, except in the case of clauses (ii) and (iii) of this Section 3.4(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, penalties or Liens, and for any consents or waivers not obtained, that, individually or in the aggregate, are not reasonably likely to result in any material liability of the Company and its Subsidiaries, taken as a whole.

(c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority, agency or instrumentality (a “Governmental Entity”) or any stock market or stock exchange on which shares of Company Common Stock are listed for trading is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the pre-merger notification requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and any other applicable Antitrust Laws, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business, (iii) the filing of the Proxy Statement with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iv) the filing of such reports, schedules or materials under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws, and (vi) such other consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings which, if not obtained or made, would not be reasonably likely to have a Company Material Adverse Effect.

(d) Assuming the accuracy of the representations and warranties of Buyer and Merger Sub in Section 4.6, the affirmative vote for adoption of the Company Voting Proposal by the holders of at least a majority of the outstanding shares of Company Common Stock on the record date for the meeting of the Company’s stockholders (the “Company Meeting”) to consider the Company Voting Proposal (the “Required Company Stockholder Vote”) is the only vote of the holders of any class or series of the Company’s capital stock or other securities necessary for the adoption of this Agreement and for the consummation by the Company of the other transactions contemplated by this Agreement. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.

3.5  SEC Filings; Financial Statements; Information Provided.

(a) The Company has filed all registration statements, forms, reports and other documents required to be filed by the Company with the SEC since January 1, 2003. All such registration statements, forms, reports and other documents (including those that the Company may file after the date hereof until the Closing) are referred to herein as the “Company SEC Reports.” The Company SEC Reports (i) were or will be filed on a timely basis, (ii) at the time filed, complied, or will comply when filed, as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (iii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in the light of the circumstances under which they were made, not misleading.

(b) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Company SEC Reports (“Company Financial Statements”) at the time filed (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) was or will be prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-Q under the Exchange Act), and (iii) fairly presented or will fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of their operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. The consolidated unaudited balance sheet of the Company as of March 31, 2006 is referred to herein as the “Company Balance Sheet.”

(c) The information to be supplied by or on behalf of the Company for inclusion in the proxy statement to be sent to the stockholders of the Company (the “Proxy Statement”) in connection with the Company Meeting shall not, on the date the Proxy Statement is first mailed to stockholders of the Company, at the time of the Company Meeting or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading in light of the circumstances under which they were or shall be made; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting which has become false or misleading. If at any time prior to the Company Meeting any fact or event relating to the Company or any of its Affiliates which should be set forth in a supplement to the Proxy Statement should be discovered by the Company or should occur, the Company shall, promptly after becoming aware thereof, inform the Buyer of such fact or event.

(d) The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. Each required form, report and document containing financial statements that has been filed with or submitted to the SEC since July 21, 2003 was accompanied by the certifications required to be filed or submitted by the Company’s chief executive officer and chief financial officer pursuant to the

Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, such certification complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

(e) The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are effective to ensure that all material information concerning the Company is made known on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. The Company is in compliance in all material respects with the applicable listing and other rules and regulations of The Nasdaq National Market.

(f) The Company has not had any material dispute with its independent public auditors regarding accounting matters or policies during any of its past three full fiscal years or during the current fiscal year. Since January 1, 2003, neither the Company nor any Subsidiaries nor, to the Company’s Knowledge, any director, officer, employee, auditor, accountant or representative of the Company or any Subsidiary has received any material, unresolved complaint, allegation, assertion or claim regarding accounting or auditing practices, procedures, methodologies or methods of the Company or any Subsidiary or their respective internal accounting controls or any material inaccuracy in the Company’s financial statements. No attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any Subsidiary, has reported to the Company Board or any committee thereof or, to the Company’s Knowledge, to any director or officer of the Company evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents.

3.6  No Undisclosed Liabilities.  Except as disclosed in the Company Balance Sheet and except for liabilities incurred in the Ordinary Course of Business between the date of the Company Balance Sheet and the date of this Agreement, the Company and its Subsidiaries do not have any liabilities of any nature required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries that, individually or in the aggregate, are reasonably likely to have a Company Material Adverse Effect. Except as reflected in the Company Financial Statements, neither the Company nor any Subsidiary is a party to any material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K promulgated under the Exchange Act).

3.7  Absence of Certain Changes or Events.  Since the date of the Company Balance Sheet, there has not been a Company Material Adverse Effect. From the date of the Company Balance Sheet until the date of this Agreement, (a) the Company and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business and (b) there has not been any action or event that would have required the consent of the Buyer under Section 5.1 of this Agreement (other than paragraph (b) of Section 5.1) had such action or event occurred after the date of this Agreement.

3.8  Taxes.

(a) Each of the Company and each of its Subsidiaries has filed all Tax Returns that it was required to file, and all such Tax Returns were correct and complete, except for any failure to file or errors or omissions that, individually or in the aggregate, are not reasonably likely to result in any material liability of the Company and its Subsidiaries, taken as a whole. Each of the Company and each of its Subsidiaries has paid on a timely basis all Taxes that are shown to be due on any such Tax Returns. Neither the Company nor any of its Subsidiaries has requested any extensions of time within which to file any Tax Returns that have not since been filed. For purposes of this Agreement, (i) “Taxes” means all taxes or other similar assessments or liabilities in the nature of a tax, including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, services, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof and (ii) “Tax Returns” means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

(b) The Company has made available to the Buyer correct and complete copies of all federal income Tax Returns and any associated examination reports and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries since January 1, 2000. The federal income Tax Returns of the Company and each of its Subsidiaries have been audited by the Internal Revenue Service (the “IRS”) or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 3.8(b) of the Company Disclosure Schedule. Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any material Tax assessment or deficiency. No examination or audit of any Tax Return of the Company or any of its Subsidiaries by any Governmental Entity is currently in progress or, to the Company’s Knowledge, has been threatened and which is reasonably likely to result in any material liability of the Company and its Subsidiaries, taken as a whole.

(c) Neither the Company nor any of its Subsidiaries: (i) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that will be treated as an “excess parachute payment” under Section 280G of the Code; or (ii) has any actual or potential liability for any Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of law in any jurisdiction), or as a transferee or successor, by contract or otherwise. Section 3.8(c) of the Company Disclosure Schedule sets forth a list of each person the Company reasonably believes is a “disqualified individual” within the meaning of Section 280G of the Code and the regulations thereunder.

(d) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign tax law); (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or foreign tax law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date, except for inclusions or exclusions that, individually or in the aggregate, are not reasonably likely to be material to the Company and its Subsidiaries, taken as a whole.

(e) Neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” within the meaning of Section 355(e) of the Code in conjunction with the Merger.

(f) The Company and each of its Subsidiaries has complied with all applicable Tax laws relating to the payment and withholding of Taxes and has duly and timely withheld and paid over to the appropriate Taxing Authority all amounts required to be so withheld and paid under all applicable Tax laws, except for failures to comply, withhold or pay that, individually or in the aggregate, are not reasonably likely to result in any material liability of the Company and its Subsidiaries, taken as a whole.

(g) None of the Company or any of its Subsidiaries has participated in any way (i) in any “tax shelter” within the meaning of Section 6111 (as in effect prior to the enactment of P.L. 108-357 or any comparable laws of jurisdictions other than the United States) of the Code or (ii) in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4 (as in effect at the relevant time) (or any comparable regulations of jurisdictions other than the United States).

3.9  Real Property.

(a) Section 3.9(a) of the Company Disclosure Schedule sets forth a complete and accurate list as of the date of this Agreement of all real property owned by the Company or any of its Subsidiaries and material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted, and the location of the premises.

(b) Section 3.9(b) of the Company Disclosure Schedule sets forth a complete and accurate list as of the date of this Agreement of all real property leased, subleased or licensed by the Company or any of its Subsidiaries and material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted (collectively “Company Leases”), and the location of the premises. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any other party to any Company Lease is in default under any of the Company Leases, except where the existence of such defaults, individually or in the aggregate, is not reasonably likely to result in any material liability of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries leases, subleases or licenses any real property to any Person other than the Company and its Subsidiaries where such lease, sublease or license is material to the financial condition of the Company and its Subsidiaries, taken as a whole. The Company has made available to the Buyer complete and accurate copies of all Company Leases.

3.10  Intellectual Property.

(a) To the Company’s Knowledge, the Company and its Subsidiaries own, license, sublicense or otherwise possess legally enforceable rights to use all Intellectual Property used to conduct the business of the Company and its Subsidiaries, taken as a whole, as currently conducted, the absence of which, individually or in the aggregate, is reasonably likely to result in any material liability of the Company and its Subsidiaries, taken as a whole. For purposes of this Agreement, the term “Intellectual Property” means (i) patents, trademarks, service marks, trade names, domain names, copyrights, designs and trade secrets, (ii) applications for and registrations of such patents, trademarks, service marks, trade names, domain names, copyrights and designs, (iii) processes, formulae, methods, schematics, technology, know-how, computer software programs and applications, and (iv) other tangible or intangible proprietary or confidential information and materials.

(b) The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger will not (i) result in the breach of, or create on behalf of any third party the right to terminate or modify, or otherwise result in the acceleration of any material right or obligation under, (A) any license, sublicense or other agreement relating to any Intellectual Property owned by the Company that is material to the business of the Company and its Subsidiaries, taken as a whole, as currently conducted (the “Company Intellectual Property”), or (B) any license, sublicense and other agreement as to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any third party Intellectual Property that is material to the business of the Company and its Subsidiaries, taken as a whole, as currently conducted (the “Third Party Intellectual Property”), or (ii) result in a release, the grant of a material license, or the grant of any incremental material license right in any Company Intellectual Property to any Person.

(c) All patents and registrations for trademarks, service marks and copyrights which are held by the Company or any of its Subsidiaries and which are material to the business of the Company and its Subsidiaries, taken as a whole, as currently conducted, are, to the Company’s Knowledge, valid, subsisting, and have not expired or been cancelled or abandoned, and the Company or one of its Subsidiaries is the record owner of each. To the Company’s Knowledge, no third party is infringing, violating, diluting, or misappropriating any of the Company Intellectual Property, except for infringements, violations or misappropriations that, individually or in the aggregate, are not reasonably likely to be material to the Company and its Subsidiaries, taken as a whole.

(d) To the Company’s Knowledge, the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe, dilute, violate or constitute a misappropriation of any Intellectual Property of any third party, except for such infringements, dilutions, violations and misappropriations that, individually or in the aggregate, are not reasonably likely to result in any material liability of the Company and its Subsidiaries, taken as a whole. Since January 1, 2004, neither the Company nor any of its Subsidiaries has received any written claim or notice alleging any such infringement, dilution, violation or misappropriation.

(e) To the Company’s Knowledge, between January 1, 2003 and the date of this Agreement, no release by the Company or any escrow agent to any third party of any Company Source Code has occurred.

“Company Source Code” means, collectively, any human readable software source code, or any material portion or aspect of the software source code which comprise part of the Company Intellectual Property.

(f) To the Company’s Knowledge, Section 3.10(f) of the Company Disclosure Schedule lists all contracts with any Governmental Entity, pursuant to which material computer software programs or technology owned or co-owned by the Company or any of its Subsidiaries were developed or co-developed by the Company or any of its Subsidiaries.

3.11  Contracts.

(a) The Company has made available to the Buyer a copy of each Company Material Contract in effect on the date of this Agreement. As used in this Agreement, “Company Material Contract” means (i) any agreement, contract or commitment in connection with which or pursuant to which the Company and its Subsidiaries is reasonably likely to spend or receive, in the aggregate, more than $1,000,000 during the current fiscal year or during the next fiscal year, (ii) any non-competition or other agreement that prohibits or otherwise restricts, in any material respect, the Company or any of its Subsidiaries from freely engaging anywhere in the world in any business that is material to the business currently conducted by the Company and its Subsidiaries, taken as a whole, (iii) any material contract granting most favored nation pricing, preferred pricing, exclusive sales, distribution, marketing or other exclusive rights, rights of refusal, rights of first negotiation or similar rights and/or terms to any Person, (iv) any trust indenture, mortgage, promissory note, loan agreement, credit agreement or other contract for the borrowing of $1,000,000 or more, or any currency exchange, commodities or other hedging arrangement or any leasing transaction involving greater than $5,000,000 of the type required to be capitalized in accordance with GAAP, (v) any contract of guarantee, support, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities or indebtedness of any other Person other than the Company or any of its Subsidiaries involving greater than $1,000,000, (vi) any joint venture contract, (vii) any contract with any Governmental Entity involving greater than $1,000,000 (“Government Contract”), (viii) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company and its Subsidiaries, and (ix) any employment, consulting or other similar agreement with any executive officer or other employee of the Company earning an annual base salary in excess of $200,000 or with any member of the Company Board, other than those that are terminable by the Company or any of its Subsidiaries on no more than 30 days’ notice without liability or financial obligation to the Company or any of its Subsidiaries.

(b) Each Company Material Contract is in full force and effect except to the extent it has previously expired in accordance with its terms or where the failure to be in full force and effect, individually or in the aggregate, is not reasonably likely to result in any material liability of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any other party to any Company Material Contract is in violation of or in default under (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a violation of or default under) any Company Material Contract, except for violations or defaults that, individually or in the aggregate, are not reasonably likely to result in any material liability of the Company and its Subsidiaries, taken as a whole, or otherwise be material to the Company and its Subsidiaries, taken as a whole.

(c) Neither the Company nor any of its Subsidiaries has entered into any transaction with any Affiliate of the Company or any of its Subsidiaries or any transaction that would be subject to proxy statement disclosure pursuant to Item 404 of Regulation S-K.

(d) To the Company’s Knowledge, with respect to any Government Contract, there is not any existing: (i) civil fraud or criminal investigation by any Governmental Entity; (ii) qui tam action brought against the Company or any of its Subsidiaries under the Civil False Claims Act; (iii) suspension or debarment proceeding (or equivalent proceeding) against the Company or any of its Subsidiaries; (iv) claim or request by a Governmental Entity for a contract price adjustment based on asserted: defective pricing; disallowance of cost or non compliance with statute, regulation or contract; (v) dispute involving the Company or any of its Subsidiaries on a Government Contract, or (vi) claim or equitable adjustment by the Company or any of its Subsidiaries relating to a Government Contract, in each case in this paragraph (d) except for investigations, actions, proceedings, claims or disputes that, individually or in the aggregate, are not reasonably likely to result in any material liability of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has any material liability for renegotiation of any Government Contracts.

3.12  Litigation.  There is no action, suit, proceeding, claim, arbitration or investigation pending and of which the Company has been notified or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries, in each case that, individually or in the aggregate, is reasonably likely to result in any material liability of the Company and its Subsidiaries, taken as a whole. There are no material judgments, orders or decrees outstanding against the Company or any of its Subsidiaries. Neither the Company nor any Subsidiary has any material action, suit, proceeding, claim or arbitration pending against any other Person.

3.13  Environmental Matters.

(a) Except for matters that, individually or in the aggregate, are not reasonably likely to result in any material liability of the Company and its Subsidiaries, taken as a whole:

(i) neither the Company nor its Subsidiaries has received any written notice alleging any of them has not complied with applicable Environmental Laws;

(ii) to the Company’s Knowledge, the properties currently owned or operated by the Company and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances in an amount or concentration that would give rise to an obligation to act or disclose that condition under any Environmental Law;

(iii) to the Company’s Knowledge, the properties formerly owned or operated by the Company or any of its Subsidiaries were not contaminated with Hazardous Substances in an amount or concentration that would give rise to an obligation to act or disclose that condition under any Environmental Law during the period of ownership or operation by the Company or any of its Subsidiaries;

(iv) neither the Company nor any of its Subsidiaries has received a written notice that it is subject to liability for any Hazardous Substance disposal or contamination in violation of any Environmental Law on the property of any third party;

(v) neither the Company nor any of its Subsidiaries have released any Hazardous Substance into the environment except (A) in compliance with law or (B) in an amount or concentration that would not be expected to give rise to a liability or obligation under any Environmental Law;

(vi) neither the Company nor any of its Subsidiaries has received any written notice, demand, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of, liable under or have obligations under any Environmental Law; and

(vii) neither the Company nor any of its Subsidiaries is subject to any orders, decrees or injunctions by any Governmental Entity or is subject to any indemnity agreement with any third party addressing liability under any Environmental Law.

(b) For purposes of this Agreement, the term “Environmental Law” means any law, regulation, order, decree or permit requirement of any governmental jurisdiction relating to: (i) the protection, investigation or restoration of the environment, human health and safety, or natural resources, (ii) the handling, use, storage, treatment, transport, disposal, release or threatened release of any Hazardous Substance or (iii) noise, odor or wetlands protection.

(c) For purposes of this Agreement, the term “Hazardous Substance” means: (i) any substance that is regulated or which falls within the definition of a “hazardous substance,” “hazardous waste” or “hazardous material” pursuant to any Environmental Law; or (ii) any petroleum product or by-product, asbestos-containing material, polychlorinated biphenyls, radioactive materials or radon.

(d) The parties agree that the only representations and warranties of the Company in this Agreement as to any environmental matters or any other obligation or liability with respect to Hazardous Substances or materials of environmental concern are those contained in this Section 3.13. Without limiting the generality of the foregoing, the Buyer specifically acknowledges that the representations and warranties contained in Sections 3.15 and 3.16 do not relate to environmental matters.

3.14  Employee Benefit Plans.

(a) Section 3.14(a) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of all Employee Benefit Plans maintained, or contributed to, by the Company, any of the Company’s Subsidiaries or any of their ERISA Affiliates (together, the “Company Employee Plans”). For purposes of this Agreement, the following terms shall have the following meanings: (i) “Employee Benefit Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation involving more than one person or monetary benefits in excess of $100,000, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation and all change in control and retention agreements, for the benefit of, or relating to, any current or former employee of the Company or any of its Subsidiaries or an ERISA Affiliate; (ii) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; and (iii) “ERISA Affiliate” means any entity which is a member of (A) a controlled group of corporations (as defined in Section 414(b) of the Code), (B) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (C) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or a Subsidiary of the Buyer.

(b) With respect to each Company Employee Plan, the Company has made available to the Buyer a complete and accurate copy of (i) such Company Employee Plan, (ii) the most recent annual report (Form 5500) filed with the IRS and (iii) each trust agreement, group annuity contract and summary plan description, if any, relating to such Company Employee Plan.

(c) Each Company Employee Plan is being administered in all material respects in accordance with ERISA, the Code and all other applicable laws and the regulations thereunder and in accordance with its terms.

(d) With respect to the Company Employee Plans, there are no benefit obligations for which contributions have not been made or properly accrued to the extent required by GAAP. The assets of each Company Employee Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan.

(e) All the Company Employee Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the IRS to the effect that such Company Employee Plans are qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended or operated since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost.

(f) Neither the Company, any of the Company’s Subsidiaries nor any of their ERISA Affiliates has (i) ever maintained a Company Employee Plan which was ever subject to Section 412 of the Code or Title IV of ERISA, (ii) ever sponsored or been obligated to contribute to a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA), or (iii) sponsored or contributed to any multiple employer plan.

(g) Neither the Company nor any of its Subsidiaries is a party to any oral or written (i) agreement with any stockholders, director or executive officer of the Company or any of its Subsidiaries (A) the benefits of which are contingent, or the terms of which are materially altered, upon the execution of this Agreement or the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature of any of the transactions contemplated by this Agreement (either alone or in connection with another event), (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; or (ii) agreement or plan binding the Company or any of its Subsidiaries, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan or severance benefit plan, any of the benefits of which shall be increased, or the vesting of the benefits of which shall be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which shall be calculated on the basis of any of the transactions contemplated by this Agreement.

(h) None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, except as required by applicable law.

3.15  Compliance With Laws.  The Company and each of its Subsidiaries is in compliance with, and is not in violation of, any applicable statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its properties or assets, including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder or any similar anti-corruption or anti-bribery requirements applicable to the Company or any of its Subsidiaries in any jurisdiction other than the United States, in each case except for failures to comply or violations that, individually or in the aggregate, are not reasonably likely to result in any material liability of the Company and its Subsidiaries, taken as a whole.

3.16  Permits.  The Company and each of its Subsidiaries have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted, except for such permits, licenses and franchises the absence of which, individually or in the aggregate, is not reasonably likely to be material to the Company and its Subsidiaries, taken as a whole (the “Company Permits”). The Company Permits are in full force and effect, except for any failures to be in full force and effect that, individually or in the aggregate, are not reasonably likely to be material to the Company and its Subsidiaries, taken as a whole. The Company and each of its Subsidiaries are in compliance with the terms of the Company Permits, except for such failures to comply that, individually or in the aggregate, are not reasonably likely to result in any material liability of the Company and its Subsidiaries, taken as a whole.

3.17  Labor Matters.  Neither the Company nor any of its Subsidiaries has committed an unfair labor practice (or is the subject of any proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice) that , individually or in the aggregate, is reasonably likely to result in any material liability of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries (i) is a party to, bound by or currently negotiating any collective bargaining agreement or other labor union contract or (ii) is the subject of any proceeding seeking to compel it to bargain with any labor union or labor organization, and to the Company’s Knowledge, there are not as of the date of this Agreement any activities or proceedings of any labor union or labor organization to organize any employees of the Company or its Subsidiaries. There are no pending or, to the Company’s Knowledge, threatened labor strikes, disputes, walkouts, work stoppages, slow-downs or lockouts involving the Company or any of its Subsidiaries that, individually or in the aggregate, are reasonably likely to be material to the Company and its Subsidiaries, taken as a whole.

3.18  Insurance.  Section 3.18 of the Company Disclosure Schedule lists all material policies of insurance and bonds of the Company or any Subsidiary that are currently in effect, correct and complete copies of which have been made available to the Buyer. Section 3.18 of the Company Disclosure Schedule identifies each material insurance claim made by the Company or its Subsidiaries since January 1, 2004. As of the date of this Agreement, there is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been timely paid and the Company and each Subsidiary is otherwise in material compliance with the terms of such policies and bonds, except for any noncompliance that, individually or in the aggregate, is reasonably likely to be material to the Company and its Subsidiaries, taken as a whole.

3.19  Opinion of Financial Advisor.  The financial advisor of the Company, J.P. Morgan Securities Inc., has delivered to the Company an opinion dated the date of this Agreement to the effect that, as of such date, the Merger Consideration is fair to the holders of Company Common Stock from a financial point of view.

3.20  Section 203 of the DGCL.  Assuming the accuracy of the representations and warranties of the Buyer and Merger Sub in Section 4.6, the Company Board has taken all actions necessary so that (i) the restrictions contained in Section 203 of the DGCL applicable to a “business combination” (as defined in Section 203) shall not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement and (ii) no takeover-related provision in the Company’s certificate of incorporation or bylaws would prohibit, restrict, invalidate or void the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

3.21  Rights Agreement.  The Company has duly entered into an amendment to the Company Rights Plan, a signed copy of which has been delivered to the Buyer (the “Company Rights Plan Amendment”), and taken all other action necessary or appropriate so that the entering into of this Agreement and consummation of the Merger does not and will not result in the ability of any Person to exercise any of the Company Rights under the Company Rights Plan or enable or require the Company Rights issued thereunder to separate from the shares of Company Common Stock to which they are attached or to be triggered or become exercisable or cease to be redeemable.

3.22  Brokers.  No agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any action, agreement or commitment of the Company or any of its Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement, except J.P. Morgan Securities Inc., whose fees and expenses shall be paid by the Company. The Company has provided to the Buyer a true and correct copy of its engagement letter with J.P. Morgan Securities Inc.

3.23  Export Control Laws.  The Company has conducted its export transactions in accordance with applicable provisions of United States export control laws and regulations, including but not limited to the Export Administration Act and implementing Export Administration Regulations, except for such failures to comply that, individually or in the aggregate, are not reasonably likely to result in any material liability of the Company and its Subsidiaries, taken as a whole.

ARTICLE IV

Representations and Warranties of the Buyer and Merger Sub

The Buyer and Merger Sub represent and warrant to the Company that the statements contained in this Article IV are true and correct.

4.1  Organization, Standing and Power.  Each of the Buyer and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that are not reasonably likely to have a Buyer Material Adverse Effect. For purposes of this Agreement, the term “Buyer Material Adverse Effect” means any material adverse effect on the ability of the Buyer or Merger Sub to consummate the transactions contemplated by this Agreement.

4.2  Authority; No Conflict; Required Filings and Consents.

(a) Each of the Buyer and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Buyer and Merger Sub have been duly authorized by all necessary corporate action on the part of each of the Buyer and Merger Sub. This Agreement has been duly executed and delivered by each of the Buyer and Merger Sub and constitutes the valid and binding obligation of each of the Buyer and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) The execution and delivery of this Agreement by each of the Buyer and Merger Sub do not, and the consummation by the Buyer and Merger Sub of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation or bylaws of the Buyer or Merger Sub, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Lien on the Buyer’s or Merger Sub’s assets under, any of the terms, conditions or provisions of any lease, license, contract or other agreement, instrument or obligation to which the Buyer or Merger Sub is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to compliance with the requirements specified in clauses (i) and (ii) of Section 4.2(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Buyer or Merger Sub or any of its or their respective properties or assets, except in the case of clauses (ii) and (iii) of this Section 4.2(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, penalties or Liens, and for any consents or waivers not obtained, that, individually or in the aggregate, would not be reasonably likely to have a Buyer Material Adverse Effect.

(c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity or any stock market or stock exchange on which shares of Buyer Common Stock are listed for trading is required by or with respect to the Buyer or Merger Sub in connection with the execution and delivery of this Agreement by the Buyer or Merger Sub or the consummation by the Buyer or Merger Sub of the transactions contemplated by this Agreement, except for (i) the pre-merger notification requirements under the HSR Act and any other applicable Antitrust Laws, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business, (iii) the filing of such reports, schedules or materials under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) the filing with the SEC of the Form S-8, (v) such other filings and notifications as may be required to be made under federal, state or foreign securities laws or the rules and regulations of the New York Stock Exchange, and (vi) such other consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings which, if not obtained or made, would not be reasonably likely to have a Buyer Material Adverse Effect.

(d) No vote of the holders of any class or series of the Buyer’s capital stock or other securities is necessary for the consummation by the Buyer of the transactions contemplated by this Agreement.

4.3  Information Provided.  The information to be supplied by or on behalf of the Buyer in writing for inclusion in the Proxy Statement to be sent to the stockholders of the Company in connection with the Company Meeting shall not, on the date the Proxy Statement is first mailed to stockholders of the Company, at the time of the Company Meeting or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting which has become false or misleading. If at any time prior to the Company Meeting any fact or event relating to the Buyer or any of its Affiliates which should be set forth in a supplement to the Proxy Statement should be discovered by the Buyer or should occur, the Buyer shall, promptly after becoming aware thereof, inform the Company of such fact or event.

4.4  Operations of Merger Sub.  Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

4.5  Financing.  The Buyer and Merger Sub have, and will on the Closing Date have, sufficient cash resources available to perform all of their respective obligations under this Agreement and to consummate the Merger.

4.6  Ownership of Company Common Stock.  The Buyer, together with its “Affiliates” and “Associates,” is not an “Interested stockholder,” as those terms are defined in Section 203 of the DGCL.

ARTICLE V

Conduct of Business

5.1  Covenants of the Company.  Except as expressly provided or permitted herein, set forth in Section 5.1 of the Company Disclosure Schedule or as consented to in writing by the Buyer (which consent shall not be unreasonably withheld), during the period commencing on the date of this Agreement and ending at the Effective Time or such earlier date as this Agreement may be terminated in accordance with its terms (the “Pre-Closing Period”), the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts (a) to act and carry on its business in the Ordinary Course of Business and in material compliance with all applicable laws and Company Material Contracts, (b) pay all of its material debts and Taxes when due (subject to good faith disputes over such debts or Taxes) and pay or perform its other material obligations when due, and (c) keep available the services of its present officers and key employees and preserve its relationships with material customers, suppliers, distributors, licensors, licensees, and others having material business dealings with it. Without limiting the generality of the foregoing, except as expressly provided or permitted herein or as set forth in Section 5.1 of the Company Disclosure Schedule, during the Pre-Closing Period the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following without the prior written consent of the Buyer:

(a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent), (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities; (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities, except, in the case of this clause (iii), for the acquisition of shares of Company Common Stock (and corresponding Company Rights) (A) from holders of Company Stock Options in full or partial payment of the exercise price payable by such holder upon exercise of Company Stock Options to the extent required or permitted under the terms of such Company Stock Options or (B) from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares at their original issuance price in connection with any termination of services to the Company or any of its Subsidiaries, or (iv) amend or modify the Company Rights Plan (except in a manner consistent with Section 6.1) or adopt or enter into any new “shareholder rights plan” or similar anti-takeover agreement or plan;

(b) except as permitted by Section 5.1(i), issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities, in each case other than the issuance of shares of Company Common Stock (and corresponding Company Rights) (i) upon the exercise of Company warrants described in Section 3.2(c) of the Company Disclosure Schedule, (ii) upon the exercise of Company Stock Options outstanding on the date of this Agreement or (iii) pursuant to the Company ESPP;

(c) amend its certificate of incorporation, bylaws or other comparable charter or organizational documents;

(d) except as described in Section 3.2(d) of the Company Disclosure Schedule, acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (ii) any assets that are material, in the aggregate, to the Company and its Subsidiaries, taken as a whole, except purchases of inventory and raw materials in the Ordinary Course of Business;

(e) sell, lease, license, pledge, or otherwise dispose of or encumber any material properties or material assets of the Company or of any of its Subsidiaries other than in the Ordinary Course of Business;

(f) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person (other than letters of credit or similar arrangements issued to or for the benefit of suppliers and manufacturers in the Ordinary Course of Business), (ii) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, (iii) make any loans, advances (other than routine advances to employees of the Company and its Subsidiaries in the Ordinary Course of Business) or capital contributions to, or investment in, any other Person, other than the Company or any of its direct or indirect wholly owned Subsidiaries, or, except for the write off of accounts receivable in the Ordinary Course of Business, forgive or discharge in whole or in part any outstanding loans or advances, provided, however, that the Company may, in the Ordinary Course of Business, invest in debt securities maturing not more than 90 days after the date of investment, or (iv) other than in the Ordinary Course of Business, enter into any hedging agreement or other financial agreement or arrangement designed to protect the Company or its Subsidiaries against fluctuations in exchange rates;

(g) make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $1,000,000 in the aggregate for the Company and its Subsidiaries, taken as a whole, other than as set forth in the Company’s budget for capital expenditures previously made available to the Buyer;

(h) make any material changes in accounting methods, principles or practices, or revalue any of its material assets, except insofar as may have been required by a concurrent change in GAAP as concurred with by its independent auditors;

(i) except as required (A) to comply with applicable law or agreements, plans or arrangements existing on the date hereof and (B) for the payment of annual bonuses to employees for the Company’s 2006 fiscal year in accordance with the Company’s 2006 bonus plans as in effect on the date hereof and administered in accordance with past practice, copies of which have been made available to the Buyer, (i) adopt, enter into, terminate or materially amend any employment, severance or similar agreement or material benefit plan for the benefit or welfare of any current or former director, officer or employee (except in the Ordinary Course of Business and only if such arrangement is terminable on 30 days’ or less notice without either a penalty or a termination payment), (ii) increase in any material respect the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for annual increases of salaries in the Ordinary Course of Business), (iii) accelerate the payment, right to payment or vesting of any material compensation or benefits, including any outstanding options or restricted stock awards, (iv) grant any stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, except for the grant of options to purchase up to 50,000 shares of Company Common Stock to any individual (but not more than 500,000 shares of Company Common Stock in the aggregate), which options shall have an exercise price equal to the fair market value of the Company Common Stock on a date no earlier than the date of the corporate action authorizing the grant and which options shall otherwise be upon the Company’s customary terms, (v) take any action other than in the Ordinary Course of Business to fund or in any other way secure the payment of compensation or benefits under any Company Employee Plan, or (vi) accelerate, amend or change the period of exercisability or vesting of any options or other rights granted under the Company Stock Plans or the Company ESPP or the vesting of the securities purchased or purchasable under such options or other rights or the vesting schedule or repurchase rights applicable to any unvested securities issued under such stock plans or otherwise amend or change any other terms of such options, rights or unvested securities;

(j) (i) file any income Tax Return or other Tax Return showing an amount of Tax due in excess of $1,000,000, or any amendment to any income Tax Return or other Tax Return, which amendment requires a payment of an amount of Taxes in excess of $1,000,000, unless copies of such Tax Return or amendment have first been delivered to the Buyer for its review at a reasonable time prior to filing, (ii) except as required by law, make or change any material election in respect of Taxes or adopt or change any material accounting method in respect of Taxes, or (iii) enter into any closing agreement, settle any claim or assessment in respect of Taxes for an amount in excess of $1,000,000, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(k) enter into any contract that would constitute a Company Material Contract, or terminate, materially amend, or otherwise materially modify or waive any of the material terms of any Company Material Contract, other than in the Ordinary Course of Business;

(l) transfer or license to any Person any rights to any Intellectual Property or transfer or license from any Person any Intellectual Property other than in the Ordinary Course of Business, or transfer or provide a copy of any source code of the Company to any Person;

(m) materially change the amount of any insurance coverage;

(n) (A) commence a lawsuit other than (1) for the routine collection of bills, (2) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable asset or aspect of its business, or (3) in connection with or otherwise related to this Agreement and the transactions contemplated hereby, or (B) settle or agree to settle any pending or threatened lawsuit or other dispute other than settlements with prejudice entered into in the Ordinary Course of Business and requiring of the Company and its Subsidiaries only the payment of monetary damages not exceeding $500,000 or involving ordinary course collection claims for accounts receivable due and payable to the Company or any of its Subsidiaries; or

(o) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

5.2  Confidentiality.  The parties acknowledge that the Buyer and the Company have previously executed a confidentiality agreement, dated as of May 11, 2006 (the “Confidentiality Agreement”), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms, except as expressly modified herein.

ARTICLE VI

Additional Agreements

6.1  No Solicitation.

(a) No Solicitation or Negotiation.  Except as set forth in this Section 6.1, until the termination of this Agreement in accordance with the terms hereof (the “Specified Time”), neither the Company nor any of its Subsidiaries shall, and the Company shall direct and use reasonable efforts to cause its directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives (such directors, officers, employees, investment bankers, attorneys, accountants, other advisors and representatives, collectively, “Representatives”) not to, directly or indirectly:

(i) solicit, initiate, knowingly encourage or knowingly facilitate the making of any inquiry, indication of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal; or

(ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish or make available to any Person any non-public information for the purpose of encouraging or facilitating, any inquiry, indication of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal.

Notwithstanding anything to the contrary set forth in this Agreement, in response to a written, bona fide Acquisition Proposal that did not result from a breach (other than an immaterial breach) of this Section 6.1, and subject to compliance with Section 6.1(c), the Company may, so long as the Company Stockholder Approval has not yet been obtained, (A) furnish or make available information with respect to the Company to any Person (and the Representatives of such Person) making an Acquisition Proposal that the Company Board determines in good faith (after consultation with outside counsel and its financial advisors) is, or could reasonably be expected to lead to, a Superior Proposal, pursuant to a confidentiality agreement not materially less restrictive of the other party than the Confidentiality Agreement, (B) engage in discussions or negotiations (including solicitation of revised Acquisition Proposals) with such Person and its Representatives regarding any such Acquisition Proposal, (C) amend, or grant a waiver or release under, any standstill or similar agreement with respect to any Company Common Stock, (D) take any action to exempt any Person from the restrictions on “business combinations” contained in Section 203 of the DGCL or otherwise cause such restrictions not to apply and (E) amend the Company Rights Plan and take all other action necessary or appropriate so that any action taken in regard to an Acquisition Proposal does not and will not result in the ability of any Person to exercise any of the Company Rights under the Company Rights Plan or enable or require the Company Rights issued thereunder to separate from the shares of Company Common Stock to which they are attached or to be triggered or become exercisable or cease to be redeemable, provided,that in no case shall the Company take any action set forth in clauses (A) through (E) of this sentence unless and until the Company Board shall have determined in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary obligations under applicable law; and provided further that in the case of clauses (C), (D) and (E) the Acquisition Proposal shall be a Superior Proposal; and provided further, in every case, that the Company complies with each of the following: (1) the Company first shall have provided the Buyer with two (2) Business Days advance written notice of the identity of such Person and all the material terms and conditions of such Acquisition Proposal and the Company’s intention to take such action (specifying which action it intends to take), and (2) prior to or contemporaneously with furnishing or making available any such nonpublic information to such Person, the Company shall furnish such nonpublic information to the Buyer (to the extent such information has not already been furnished by the Company to the Buyer).

(b) No Change in Recommendation or Alternative Acquisition Agreement.  Prior to the Specified Time:

(i) the Company Board shall not, except as set forth in this Section 6.1, withhold, withdraw, amend or modify, in a manner adverse to the Buyer, the approval or recommendation by the Company Board with respect to the Company Voting Proposal (or publicly propose to do so);

(ii) the Company shall not enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement (an “Alternative Acquisition Agreement”) regarding any Acquisition Proposal (other than a confidentiality agreement referred to in Section 6.1(a) entered into in the circumstances referred to in Section 6.1(a));

(iii) the Company Board shall not, except as set forth in this Section 6.1, agree to, adopt, approve, publicly endorse or recommend, or publicly make any statement, recommendation, or solicitation of support of, any Acquisition Proposal; and

(iv) the Company shall not submit any Acquisition Proposal to any vote of the Company’s stockholders.

Notwithstanding anything to the contrary set forth in this Agreement, the Company or the Company Board may take any action otherwise prohibited by this Section 6.1(b) either (x) in response to an Acquisition Proposal that did not result from a breach (other than an immaterial breach) of this Section 6.1 and which the Company Board has determined in good faith (after consultation with outside counsel and its financial advisors) constitutes a Superior Proposal or (y) other than in response to an Acquisition Proposal, if the Company Board determines in good faith, after consultation with outside counsel, that failure to do so would be inconsistent with its fiduciary obligations under applicable law, if: (1) the Company Stockholder Approval has not yet been obtained, (2) in the case of clause (x), the Company shall have promptly provided written notice to the Buyer (a “Notice of Superior Proposal”) advising the Buyer that it has received a Superior Proposal and that it intends to withhold, withdraw or modify its recommendation (and the manner and timing in which it intends to do so), identifying the Person making such Superior Proposal and specifying all of the material terms and conditions of such Superior Proposal, and (3) in the case of clause (x), Buyer shall not have within three (3) Business Days of receipt of the Notice of Superior Proposal made an offer or proposal that the Company Board determines in good faith (after consultation with its financial advisors) to be more favorable to the Company’s stockholders than such Superior Proposal.

(c) Notices to the Buyer.  The Company shall promptly (and in no event later than one (1) Business Day after receipt) advise the Buyer orally, with written confirmation to follow, of the Company’s receipt of (i) any written Acquisition Proposal, (ii) any inquiry, indication of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, or (iii) any request for information which would reasonably be expected to lead to an Acquisition Proposal, as well as, in the event of any of the preceding clauses (i)-(iii), the material terms and conditions of any written or oral Acquisition Proposal, inquiry, indication of interest, proposal, offer or request for information and the identity of the Person making any such Acquisition Proposal, request, inquiry, indication of interest, proposal, offer or request for information. The Company shall provide Buyer with 48 hours prior notice (or such lesser prior notice as is provided to the members of the Company Board) of any meeting of the Company Board at which the Company Board could reasonably be expected to consider any Acquisition Proposal or any such inquiry, or to consider providing non-public information to any such Person. The Company shall promptly (and in no event later than one (1) Business Day after receipt) advise the Buyer orally, with written confirmation to follow, of any material amendments or modifications to any such Acquisition Proposal, inquiry, indication of interest, proposal, offer or request for information.

(d) Certain Permitted Disclosure.  Nothing contained in this Section 6.1 or in Section 6.5 (or elsewhere in this Agreement) shall prohibit the Company from taking and disclosing to its stockholders a position with respect to a tender offer contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act or from making any disclosure to the Company’s stockholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure to so disclose would be inconsistent with its obligations under applicable law; provided, however, the Company Board shall not recommend that the Company stockholders tender shares of Company capital stock in connection with any tender or exchange offer or withhold, withdraw or modify, in a manner adverse to the Buyer, the recommendation by the Company Board with respect to the Company Voting Proposal unless permitted to do so by this Section 6.1.

(e) Cessation of Ongoing Discussions.  The Company shall, and shall direct and use reasonable efforts to cause its Representatives to, cease immediately all discussions and negotiations that commenced prior to the date of this Agreement regarding any offer or proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal and request the prompt return or destruction of all confidential information previously furnished to any Person with which the Company has engaged in any such activities within the 6-month period preceding the date of this Agreement.

(f) Definitions.  For purposes of this Agreement:

“Acquisition Proposal” means (i) any proposal or offer for a merger, consolidation, dissolution, recapitalization, share exchange or other business combination involving the Company and its Subsidiaries (other than mergers, consolidations, recapitalizations, share exchanges or other business combinations involving solely the Company and/or one or more Subsidiaries of the Company), (ii) any proposal for the issuance by the Company of over 20% of its equity securities or (iii) any proposal or offer to acquire in any manner, directly or indirectly, over 20% of the equity securities or consolidated total assets of the Company and its Subsidiaries, in each case other than the transactions contemplated by this Agreement.

“Superior Proposal” means any bona fide written proposal made by a third party to acquire more than 50% of the equity securities or consolidated total assets of the Company and its Subsidiaries, pursuant to a tender or exchange offer, a merger, a consolidation or a sale of its assets as a result of which the Company stockholders immediately preceding such transaction would hold less than 50% of the equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent or subsidiary thereof, (i) on terms which the Company Board determines in its good faith judgment (after consultation with its financial and legal advisors) to be more favorable to the holders of Company Common Stock than the transactions contemplated by this Agreement, taking into account all the terms and conditions of such proposal and this Agreement (including any offer by the Buyer to amend the terms of this Agreement), and (ii) which the Company Board has determined is reasonably likely to be completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal.

(g) Actions by Representatives and Affiliates.  Any violation of the restrictions set forth in this Section 6.1 by any Representative of the Company shall be deemed to be a breach of this Section 6.1 by the Company.

6.2  Proxy Statement.  As promptly as practicable after the execution of this Agreement, the Company, in cooperation with the Buyer, shall prepare and file with the SEC the Proxy Statement (which shall include a recommendation of the Company Board in favor of the Company Voting Proposal, unless otherwise permitted by Section 6.1). The Company shall respond to any comments of the SEC or its staff and shall cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time after the resolution of any such comments or the expiration of the 10-day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act. The Company shall notify the Buyer promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement and shall supply the Buyer with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement. The Company shall use commercially reasonable efforts to cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.2 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Buyer or the Company, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement. Prior to filing the preliminary or definitive proxy materials, the Company shall provide Buyer with reasonable opportunity to review and comment on each such filing in advance.

6.3  Nasdaq Quotation.  The Company agrees to use commercially reasonable efforts to continue the quotation of the Company Common Stock on The Nasdaq Stock Market during the term of this Agreement.

6.4  Access to Information.  During the Pre-Closing Period, the Company shall (and shall cause each of its Subsidiaries to) afford to the Buyer’s officers, employees, accountants, counsel and other representatives, reasonable access, upon reasonable notice, during normal business hours and in a manner that does not materially disrupt or interfere with business operations, to all of its properties, books, contracts, commitments, personnel and records as the Buyer shall reasonably request, and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Buyer (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties, assets, financial reporting and personnel as the Buyer may reasonably request. The Buyer will hold any such information which is nonpublic in confidence in accordance with the Confidentiality Agreement.

6.5  Stockholders Meeting.  The Company, acting through the Company Board, shall take all actions in accordance with applicable law, its certificate of incorporation and bylaws and the rules of The Nasdaq Stock Market to promptly and duly call, give notice of, convene and hold as promptly as practicable the Company Meeting solely for the purpose of considering and voting upon the Company Voting Proposal. Subject to

Section 6.1, (a) the Company Board shall recommend adoption of the Company Voting Proposal by the stockholders of the Company and include such recommendation in the Proxy Statement and (b) the Company Board shall not withhold, withdraw or modify, or publicly propose or resolve to withhold, withdraw or modify in a manner adverse to the Buyer, the recommendation of the Company Board that the Company’s stockholders vote in favor of the Company Voting Proposal. Subject to Section 6.1, the Company shall take all action that is both reasonable and lawful to solicit from its stockholders proxies in favor of the Company Voting Proposal and shall take all other action reasonably necessary or advisable to secure the vote or consent of the stockholders of the Company required by the rules of The Nasdaq Stock Market or the DGCL to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Company, after consultation with the Buyer, may adjourn or postpone the Company Meeting (i) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company’s stockholders, (ii) if as of the time for which the Company Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Meeting, or (iii) for the purpose of soliciting additional proxies if proxies granted by the time of the Company Meeting are insufficient to provide the Required Company Stockholder Vote.

6.6  Legal Conditions to the Merger.

(a) Subject to the terms hereof, including Section 6.1 and Section 6.6(b), the Company and the Buyer shall each use reasonable best efforts to:

(i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable;

(ii) as promptly as practicable, obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by the Company or the Buyer or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

(iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Exchange Act, and any other applicable federal or state securities laws, (B) the HSR Act and any related governmental request thereunder, and (C) any other applicable law; and

(iv) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

The Company and the Buyer shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting reasonable additions, deletions or changes suggested in connection therewith. The Company and the Buyer shall use their respective reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement) in connection with the transactions contemplated by this Agreement.

(b) Subject to the terms hereof, the Buyer and the Company agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective reasonable best efforts to obtain any government clearances or approvals required for Closing under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign law, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively “Antitrust Laws”), to respond to any government requests for information under any Antitrust Law, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an “Antitrust Order”) that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this

Agreement under any Antitrust Law. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to the other parties in advance, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law.

(c) The Buyer shall propose, negotiate, offer to commit and effect (and if such offer is accepted, commit to and effect), by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of such immaterial assets or businesses of the Buyer or, effective as of the Effective Time, the Surviving Corporation, or their respective Subsidiaries, or otherwise offer to take or offer to commit to take any commercially reasonable action which it is capable of taking and if the offer is accepted, take or commit to take such action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services or assets of the Buyer, the Surviving Corporation or their respective Subsidiaries, in order to avoid the entry of, or to effect the dissolution of, any Antitrust Order, which would have the effect of preventing or delaying the Effective Time beyond the Outside Date, provided that no such action deprives the Buyer of the material benefits bargained for in this Agreement or otherwise materially impacts any of the Buyer’s other businesses.

(d) Each of the Company and the Buyer shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their commercially reasonable efforts to obtain any third party consents required in connection with the Merger that are (i) necessary to consummate the transactions contemplated hereby, (ii) disclosed or required to be disclosed in the Company Disclosure Schedule or the Buyer Disclosure Schedule, as the case may be, or (iii) required to prevent the occurrence of an event that is reasonably likely to have a Company Material Adverse Effect prior to or after the Effective Time, it being understood that neither the Company nor the Buyer shall be required to make any payments in connection with the fulfillment of its obligations under this Section 6.6.

6.7  Public Disclosure.  Except as may be required by law or stock market regulations, (a) the press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and the Buyer and (b) the Buyer and the Company shall each use its commercially reasonable efforts to consult with the other party before issuing any other press release or otherwise making any public statement with respect to the Merger or this Agreement.

6.8  Indemnification.

(a) From and after the Effective Time, each of Buyer and the Surviving Corporation shall, jointly and severally, indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries (the “Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the Indemnified Party is or was an officer or director of the Company or any of its Subsidiaries, whether asserted or claimed prior to, at or after the Effective Time, according to the indemnification provisions of the Company’s certificate of incorporation and bylaws as in effect on the date of this Agreement.

(b) From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, the certificate of incorporation and bylaws of the Surviving Corporation shall contain, and Buyer shall cause the certificate of incorporation and bylaws of the Surviving Corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its Subsidiaries than are presently set forth in the certificate of incorporation and bylaws of the Company.

(c) Subject to the next sentence, the Surviving Corporation shall either (i) maintain, and the Buyer shall cause the Surviving Corporation to maintain, at no expense to the beneficiaries, in effect for six (6) years from the Effective Time the current policies of the directors’ and officers’ liability insurance maintained by the Company (the “Current D&O Insurance”) with respect to matters existing or occurring at or prior to the

Effective Time (including the transactions contemplated by this Agreement), so long as the annual premium therefor would not be in excess of 150% of the last annual premium paid prior to the Effective Time (such 150%, the “Maximum Premium”), which premium the Company represents and warrants is no greater than $500,000, or (ii) purchase a six (6) year extended reporting period endorsement with respect to the Current D&O Insurance (a “Reporting Tail Endorsement”) and maintain such endorsement in full force and effect for its full term. If the Company’s existing insurance expires, is terminated or canceled during such six-year period or exceeds the Maximum Premium, the Surviving Corporation shall obtain, and Buyer shall cause the Surviving Corporation to obtain, as much directors’ and officers’ liability insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous in the aggregate to the Indemnified Parties than the Company’s existing directors’ and officers’ liability insurance. Notwithstanding anything to the contrary in this Agreement, the Company may, prior to the Effective Time, purchase a Reporting Tail Endorsement, provided that the Company does not pay more than six times the Maximum Premium for such Reporting Tail Endorsement, in which case, provided that the Buyer causes the Surviving Corporation to maintain such Reporting Tail Endorsement in full force and effect for its full term, the Buyer shall be relieved from its obligations under the preceding two sentences of this Section 6.8(c).

(d) The Buyer shall pay all expenses, including reasonable attorneys’ fees, that may be incurred by the persons referred to in this Section 6.8 in connection with their enforcement of their rights provided in this Section 6.8.

(e) The provisions of this Section 6.8 are intended to be in addition to the rights otherwise available to the current officers and directors of the Company by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

6.9  Notification of Certain Matters.  During the Pre-Closing Period, the Buyer shall give prompt notice to the Company, and the Company shall give prompt notice to the Buyer, of (a) the occurrence, or failure to occur, of any event, which occurrence or failure to occur is reasonably likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect, in each case at any time from and after the date of this Agreement until the Effective Time, (b) any material failure of the Buyer and Merger Sub or the Company, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, (c) any change, occurrence or event which, individually or in the aggregate with any other changes, occurrences and events, is reasonably likely to cause any of the conditions to closing set forth in Article VII not to be satisfied, (d) any material notice or other communication from any Governmental Entity in connection with the Merger, or (e) any material action, suit, arbitration, mediation, proceeding, claim or investigation by or before any Governmental Entity or arbitrator initiated by or against it or any of its Subsidiaries. Notwithstanding the above, the delivery of any notice pursuant to this Section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party’s obligation to consummate the Merger.

6.10  Exemption from Liability under Section 16(b).

(a) The Board of Directors of the Buyer, or a committee thereof consisting of non-employee directors (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall adopt a resolution in advance of the Effective Time providing that the receipt by the Company Insiders of options to purchase Buyer Common Stock upon assumption and conversion of Company Stock Options, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, is intended to be exempt pursuant to Rule 16b-3 under the Exchange Act.

(b) For purposes of this Agreement, “Section 16 Information” means information regarding the Company Insiders and the number of shares of Company Common Stock or other Company equity securities deemed to be beneficially owned by each such Company Insider and expected to be exchanged for options to purchase Buyer Common Stock in connection with the Merger, which shall be provided by the Company to the Buyer at least 10 Business Days prior to the Closing. For purposes of this Agreement, “Company Insiders” means those officers and directors of the Company who immediately after the Closing become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to equity securities of the Buyer.

6.11  Employee Benefits and Service Credit.  From and after the Effective Time, the Buyer shall, or shall cause the Surviving Corporation and its Subsidiaries to, provide each employee of the Buyer or the Surviving Corporation or their respective Subsidiaries who shall have been an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time (“Continuing Employees”), for so long as such Continuing Employees remain so employed, health and welfare benefits that are no less favorable, in the aggregate than those provided to similarly situated employees of the Buyer and its Subsidiaries under the Buyer Employee Plans (as defined below). Following the Effective Time, the Buyer will give each Continuing Employee full credit for prior service with the Company or its Subsidiaries for purposes of (x) eligibility and vesting (except with respect to any equity awards granted to any employee or consultant of the Buyer or any Subsidiary who continues services to the Company or to Buyer or any Subsidiary following the Effective Time) under any Buyer Employee Plans, and (y) determination of benefit levels under any Buyer Employee Plan or policy relating to vacation or severance, in each case for which the Continuing Employee is otherwise eligible and in which the Continuing Employee is offered participation, but except where such credit would result in a duplication of benefits. In addition, the Buyer shall waive, or cause to be waived, any limitations on benefits relating to pre-existing conditions to the same extent such limitations are waived under any comparable plan of the Buyer and recognize for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by Continuing Employees in the calendar year in which the Effective Time occurs. For purposes of this Agreement, the term “Buyer Employee Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation and all unexpired severance agreements, for the benefit of, or relating to, any current or former employee of the Buyer or any of its Subsidiaries or any entity which is a member of (A) a controlled group of corporations (as defined in Section 414(b) of the Code), (B) a group of trades or businesses under common control (as defined in Section 414(c) of the Code) or (C) an affiliated service group (as defined in Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Buyer or a Subsidiary of the Buyer.

6.12  Termination of Benefits Plans.  To the extent requested in writing by the Buyer no later than ten Business Days prior to the Effective Time, the Company shall take (or cause to be taken) all actions that it is entitled to take and that are necessary or appropriate to terminate (including, without limitation, adoption by the Company Board of appropriate resolutions), effective no later than the Effective Time, any Company Employee Plan that (i) contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code or (ii) any plan intended as a nonqualified deferred compensation plan both in accordance with the provisions of the applicable plans and applicable laws.

6.13  Takeover Statutes.  The Company and the Company Board shall (a) take all actions reasonably necessary to ensure that no takeover statute or similar statute or regulation is or becomes applicable to this Agreement and the transactions contemplated hereby and (b) if any takeover statute or similar statute or regulation becomes applicable to this Agreement or any transactions contemplated hereby, take all action reasonably necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated hereby.

ARTICLE VII

Conditions to Merger

7.1  Conditions to Each Party’s Obligation To Effect the Merger.  The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

(a) Stockholder Approval.  The Company Voting Proposal shall have been adopted at the Company Meeting, at which a quorum is present, by the Required Company Stockholder Vote.

(b) HSR Act.  The waiting periods applicable to the consummation of the Merger under the HSR Act and, if applicable, the antitrust laws of the European Commission, shall have expired or been terminated.

(c) Governmental Approvals.  Other than the filing of the Certificate of Merger, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity in connection with the Merger and the consummation of the other transactions contemplated by this Agreement, the failure of which to file, obtain or occur is reasonably likely to have a Buyer Material Adverse Effect or a Company Material Adverse Effect, shall have been filed, been obtained or occurred on terms and conditions which would not reasonably be likely to have a Buyer Material Adverse Effect or a Company Material Adverse Effect.

(d) No Injunctions.  No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

7.2  Additional Conditions to Obligations of the Buyer and Merger Sub.  The obligations of the Buyer and Merger Sub to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Buyer and Merger Sub:

(a) Representations and Warranties.  The representations and warranties of the Company set forth in Sections 3.2(a), (b) and (c) and Section 3.4(a) of this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respect as of such date). The other representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, (ii) for changes contemplated by this Agreement, and (iii) where the causes of any failure of such representations and warranties to be true and correct (determined without regard to any materiality or Company Material Adverse Effect qualifications contained therein), individually or in the aggregate, do not constitute, and would not reasonably be expected to constitute, a Company Material Adverse Effect). The Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to the foregoing effect.

(b) Performance of Obligations of the Company.  The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date; and the Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

(c) No Restraints.  There shall not be instituted or pending any action or proceeding in which a Governmental Entity is (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement, (ii) seeking to prohibit or limit in any material respect the Buyer’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation, or (iii) seeking (1) the sale, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any material assets or categories of assets of the Buyer or the Company or any of their respective Affiliates, or (2) the imposition of any material limitation or restriction on the ability of the Buyer or any of its Affiliates to freely conduct their business or the business of the Company or its Affiliates or own such assets.

7.3  Additional Conditions to Obligations of the Company.  The obligation of the Company to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, either of which may be waived, in writing, exclusively by the Company:

(a) Representations and Warranties.  The representations and warranties of the Buyer and Merger Sub set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, (ii) for changes contemplated by this Agreement, and (iii) where the failure of any representations or warranties to be true and correct (determined without regard to any materiality or Buyer Material Adverse Effect qualifications contained therein), individually or in the aggregate, do not constitute, and would not reasonably be expected to constitute, a Buyer Material Adverse Effect); and the Company shall have received a certificate signed on behalf of the Buyer by the chief executive officer or the chief financial officer of the Buyer to such effect.

(b) Performance of Obligations of the Buyer and Merger Sub.  The Buyer and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement on or prior to the Closing Date; and the Company shall have received a certificate signed on behalf of the Buyer by the chief executive officer or the chief financial officer of the Buyer to such effect.

ARTICLE VIII

Termination and Amendment

8.1  Termination.  This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 8.1(b) through 8.1(h), by written notice by the terminating party to the other party), whether before or after adoption of this Agreement by the stockholders of the Company:

(a) by mutual written consent of the Buyer, Merger Sub and the Company; or

(b) by either the Buyer or the Company if the Merger shall not have been consummated by February 28, 2007 (the “Outside Date”) (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a principal cause of or resulted in the failure of the Merger to occur on or before the Outside Date); or

(c) by either the Buyer or the Company if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

(d) by either the Buyer or the Company if at the Company Meeting (or any adjournment thereof) at which a vote on the Company Voting Proposal is taken, the Required Company Stockholder Vote in favor of the Company Voting Proposal shall not have been obtained; provided, however, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to the Company where the failure to obtain such Required Company Stockholder Vote shall have been caused by the action or failure to act of the Company, and such action or failure to act constitutes a breach by the Company of this Agreement; or

(e) by the Buyer, if: (i) the Company Board shall have failed to recommend approval of the Company Voting Proposal in the Proxy Statement or shall have withheld, withdrawn or modified its recommendation of the Company Voting Proposal in a manner adverse to the Buyer; (ii) the Company Board shall have agreed to, adopted, approved, endorsed or recommended to the stockholders of the Company an Acquisition Proposal (other than the Merger); (iii) the Company Board shall have failed to publicly reaffirm its recommendation in favor of the adoption of this Agreement by the Stockholders of the Company with ten (10) Business Days after the Buyer requests in writing that such recommendation be reaffirmed; (iv) the Company shall have willfully and materially breached its obligations under

Section 6.1 or 6.5; or (v) a tender offer or exchange offer for outstanding shares of Company Common Stock shall have been commenced (other than by the Buyer or an Affiliate of the Buyer) and the Company Board recommends that the stockholders of the Company tender their shares in such tender or exchange offer or, within 10 Business Days after the commencement of such tender or exchange offer, the Company Board fails to recommend against acceptance of such offer; or

(f) by the Company, if the Company (A) shall have entered into a definitive binding agreement with respect to a Superior Proposal pursuant to and in compliance with Section 6.1 and (B) shall have paid the Buyer all amounts due pursuant to Section 8.3(b) in accordance with the terms specified therein; or

(g) by the Buyer, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 7.2(a) or 7.2(b) not to be satisfied, and (ii) if curable, shall not have been cured within 20 days following receipt by the Company of written notice of such breach or failure to perform from the Buyer; or

(h) by the Company, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Buyer or Merger Sub set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 7.3(a) or 7.3(b) not to be satisfied, and (ii) if curable, shall not have been cured within 20 days following receipt by the Buyer of written notice of such breach or failure to perform from the Company.

8.2  Effect of Termination.  In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of the Buyer, the Company, Merger Sub or their respective officers, directors, stockholders or Affiliates; provided that (a) any such termination shall not relieve any party from liability for any willful breach of this Agreement (including, in the case of the Buyer and Merger Sub, damages based on the consideration payable to the stockholders of the Company as contemplated by this Agreement) and (b) the provisions of Sections 5.2 (Confidentiality) and 8.3 (Fees and Expenses), this Section 8.2 (Effect of Termination) and Article IX (Miscellaneous) of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

8.3  Fees and Expenses.

(a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

(b) The Company shall pay the Buyer a termination fee of $75,000,000 (the “Termination Fee”) in the event that this Agreement is terminated:

(i) by the Buyer pursuant to Section 8.1(e);

(ii) by the Company pursuant to Section 8.1(f); or

(iii) by either the Buyer or the Company pursuant to Section 8.1(b), 8.1(d) or 8.1(g), so long as (x) before the date of such termination, an Acquisition Proposal shall have been publicly announced or disclosed to any member of the Company Board or any Officer of the Company and not withdrawn, (y) within 12 months after the date of termination, the Company shall have consummated any Acquisition Transaction or entered into an agreement providing for any Acquisition Transaction (which Acquisition Transaction is subsequently consummated, whether within or without such 12 month period) and (z) in the case of a termination pursuant to Section 8.1(g) only, the breach or failure giving rise to the right to terminate under Section 8.1(g) shall have been willful;

provided, however, that the Company shall not be required to pay any Termination Fee if, at the time of termination of this Agreement, Buyer or Merger Sub is in material breach of this Agreement. For purposes of this Section 8.3(b), an “Acquisition Transaction” means (i) any merger, consolidation, dissolution, recapitalization, share exchange or other business combination involving the Company and its Subsidiaries (other than

(1) mergers, consolidations, recapitalizations, share exchanges or other business combinations involving solely the Company and/or one or more Subsidiaries of the Company and (2) mergers, consolidations, recapitalizations, share exchanges or other business combinations that if consummated would result in the holders of the outstanding shares of Company Common Stock immediately prior to such transaction owning more than 50% of the equity securities of the Company, or any successor or acquiring entity, immediately thereafter), (ii) any proposal for the issuance by the Company of over 50% of its equity securities or (iii) any proposal or offer to acquire in any manner, directly or indirectly, over 50% of the equity securities or consolidated total assets of the Company and its Subsidiaries. Any fee due under Section 8.3(b)(i) shall be paid to the Buyer by wire transfer of same-day funds within two Business Days after the date of termination of this Agreement. Any fee due under Section 8.3(b)(ii) shall be paid to the Buyer by wire transfer of same-day funds prior to or concurrent with termination of this Agreement. Any fee due under Section 8.3(b)(iii) shall be paid to the Buyer by wire transfer of same-day funds within two Business Days after the date on which the transaction referenced in clause (y) of Section 8.3(b)(iii) is consummated.

(c) The parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. Payment of the fees and expenses described in this Section 8.3 shall not be in lieu of damages incurred in the event of a breach of this Agreement described in clause (a) of Section 8.2, but otherwise shall constitute the sole and exclusive remedy of the parties in connection with any termination of this Agreement.

8.4  Amendment.  This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of any party, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.5  Extension; Waiver.  At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Such extension or waiver shall not apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE IX

Miscellaneous

9.1  Nonsurvival of Representations, Warranties and Agreements.  None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Article II, Sections 6.8 and 6.11 and Article IX.

9.2  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) on the date of confirmation of receipt (or, the first

Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile, in each case to the intended recipient as set forth below:

(a) if to the Buyer or Merger Sub, to

EMC Corporation
176 South Street
Hopkinton, MA 01748
Attn: Vice President, Corporate Development
Telecopy: (508) 435-8900

with a copy to:

EMC Corporation
176 South Street
Hopkinton, MA 01748
Attn: Office of the General Counsel
Telecopy: (508) 497-6915

(b) if to the Company, to

RSA Security Inc.
174 Middlesex Turnpike
Bedford, MA 01730
Facsimile: (781) 301-5170
Attention: President

with a copy to:

RSA Security Inc.
174 Middlesex Turnpike
Bedford, MA 01730
Facsimile: (781) 515-5450
Attention: General Counsel

and with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109
Attn: Hal J. Leibowitz
Telecopy: (617) 526-5000

Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, telex, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

9.3  Entire Agreement.  This Agreement (including the Schedules and Exhibits hereto and the documents and instruments referred to herein that are to be delivered at the Closing) constitutes the entire agreement among the parties to this Agreement and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof, and the parties hereto specifically disclaim reliance on any such prior understandings, agreements or representations to the extent not embodied in this Agreement. Notwithstanding the foregoing, the Confidentiality Agreement shall remain in effect in accordance with its terms.

9.4  No Third Party Beneficiaries.  Except as provided in Sections 2.1 and 2.2 (with respect to which holders of Company Common Stock shall be third party beneficiaries from and after the Effective Time) and

Section 6.8 (with respect to which the Indemnified Parties shall be third party beneficiaries), this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any Person or to otherwise create any third-party beneficiary hereto.

9.5  Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

9.6  Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

9.7  Counterparts and Signature.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission.

9.8  Interpretation.  When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

9.9  Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

9.10  Remedies.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

9.11  Submission to Jurisdiction.  Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or of any federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9.2. Nothing in this Section 9.11, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

9.12  Disclosure Schedules.  The Company Disclosure Schedule shall each be arranged in Sections corresponding to the numbered sections contained in this Agreement, and the disclosure in any section shall qualify (a) the corresponding section of this Agreement and (b) the other sections of this Agreement, to the extent that it is reasonably apparent from a reading of the actual text of such disclosure that it also qualifies or applies to such other sections. The inclusion of any information in the Company Disclosure Schedule shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would result in a Company Material Adverse Effect or is outside the Ordinary Course of Business.

9.13  Company’s Knowledge.  For purposes of this Agreement, the term “Company’s Knowledge” means the knowledge as of the date hereof of the individuals identified in Section 9.13 of the Company Disclosure Schedule.

[Remainder of Page Intentionally Left Blank.]

The Buyer, Merger Sub and the Company have executed this Agreement as of the date set forth in the initial caption of this Agreement.

EMC CORPORATION

By:	/s/ Joseph M. Tucci
Name:  Joseph M. Tucci

Title:	Chairman of the Board of Directors, President and Chief Executive Officer

ENTRUST MERGER CORPORATION

By:	/s/ Paul T. Dacier
Name:  Paul T. Dacier

Title:	President

RSA SECURITY INC.

By:	/s/ Arthur W. Coviello, Jr.
Name:  Arthur W. Coviello, Jr.

Title:	Chief Executive Officer and President

Exhibit A

Form of Certificate of Incorporation
of the Surviving Corporation

CERTIFICATE OF INCORPORATION
OF
RSA SECURITY INC.

FIRST:  The name of the Corporation is RSA Security Inc. (hereinafter the “Corporation”).

SECOND:  The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”).

FOURTH:  The total number of shares of stock which the Corporation shall have authority to issue is 100 shares of Common Stock, each having a par value of $0.01.

FIFTH:  The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

(3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

(4) DIRECTOR LIABILITY.  Except to the extent that the GCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

(5) ACTION, SUITS AND PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION.  The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereinafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) judgment, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 10 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

(6) ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION.  The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware shall deem proper.

(7) INDEMNIFICATION FOR EXPENSES OF SUCCESSFUL PARTY.  Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 5 and 6 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or NOLO CONTENDERE by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

(8) NOTIFICATION AND DEFENSE OF CLAIM.  As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 8. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the

Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

(9) ADVANCE OF EXPENSES.  Subject to the provisions of Section 10 below, in the event that the Corporation does not assume the defense pursuant to Section 8 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses(including attorneys’ fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; PROVIDED, HOWEVER, that the payment of such expense incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

(10) PROCEDURE FOR INDEMNIFICATION.  In order to obtain indemnification or advancement of expenses pursuant to Section 5, 6, 7 or 9 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 5, 6 or 9 the Corporation determines, by clear and convincing evidence, within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 5 or 6, as the case may be. Such determination shall be made in each instance by (a) a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), even though less than quorum, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may be regular legal counsel to the Corporation), or (d) a court of competent jurisdiction.

(11) REMEDIES.  The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section 6. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advanced of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 10 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

(12) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this

Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided that no amendment, termination or repeal of this Article or of the relevant provisions of the GCL or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

SIXTH:  Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

SEVENTH:  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

Annex B

June 29, 2006

The Board of Directors
RSA Security Inc.
174 Middlesex Turnpike
Bedford, MA 01730

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the “Company Common Stock”), of RSA Security Inc. (the “Company”) of the consideration to be received by such holders in the proposed merger (the “Merger”) of the Company with a wholly-owned subsidiary of EMC Corporation (the “Merger Partner”). Pursuant to the Agreement and Plan of Merger (the “Agreement”), among the Company, the Merger Partner and a subsidiary of the Merger Partner, the Company will become a wholly-owned subsidiary of the Merger Partner, and each share of Company Common Stock issued and outstanding immediately prior to the effective time of the Merger, other than shares of Company Common Stock owned by the Company as treasury stock, or by the Merger Partner, or by any wholly-owned subsidiary of the Company or of the Merger Partner, or by holders properly electing dissenter’s rights under the General Corporation Law of the State of Delaware, will be converted into the right to receive $28.00 per share in cash.

In arriving at our opinion, we have (i) reviewed a draft dated June 28, 2006 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Merger with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration received for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company and the Merger Partner with respect to certain aspects of the Merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company and the Merger Partner (or their respective advisers, counsels or representatives) or otherwise reviewed by or for us. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Merger Partner (or their respective subsidiaries) under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Merger and the other transactions

B-1

contemplated by the Agreement will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the consideration to be received by the holders of the Company Common Stock in the proposed Merger and we express no opinion as to the fairness of the Merger to, or any consideration of, the holders of any other class of securities, stock options or warrants, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Merger.

We have acted as financial advisor to the Company with respect to the proposed Merger and will receive a fee from the Company for our services, a portion of which will be payable upon our delivery of this opinion and a substantial portion of which will become payable only if the proposed Merger is consummated. We may also receive a fee upon the consummation of an alternate transaction involving the Company, if any, based upon its value. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that an affiliate of JP Morgan Chase & Co. acted as financial adviser to the Merger Partner in connection with its acquisition of System Management Arts in 2004 (which involved the delivery of a fairness opinion) and for which we received customary compensation. We have no current and have had no other financial advisory or other material investment banking relationship with the Company or the Merger Partner. In the ordinary course of our businesses, we may actively trade the debt and equity securities of the Company or the Merger Partner for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be received by the holders of the Company Common Stock in the proposed Merger is fair, from a financial point of view, to such holders.

This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

/s/  J.P. MORGAN SECURITIES INC.

B-2

Annex C

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

SEC. 262 APPRAISAL RIGHTS

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Proxy — RSA Security Inc.
PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD _________, 2006
THE BOARD OF DIRECTORS OF RSA SECURITY IS SOLICITING THIS PROXY.
PLEASE RETURN IT AS SOON AS POSSIBLE
By signing on the reverse, you acknowledge that you have received notice of the Special Meeting of Stockholders and RSA Security’s proxy statement for the Special Meeting, you revoke all prior proxies, and you appoint Arthur W. Coviello, Jr., Charles F. Kane, and Robert P. Nault, and each of them, your attorneys (also known as “proxy holders”), with full power of substitution, to (1) attend on your behalf the Special Meeting of Stockholders of RSA SECURITY INC. to be held on ___, ___, 2006 at 10:00 a.m. at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, and any adjournments of the meeting, and (2) vote all shares of RSA Security stock that you are entitled to vote and otherwise act on your behalf upon the following matters proposed by RSA Security, with all the powers you would possess if you were personally present. Neither of the following proposals is conditioned upon the approval of any other proposal.
In their discretion, the proxy holders are authorized to vote upon other matters, if any, that may properly come before the Special Meeting or any adjournments of the meeting. The proxy holders will vote your shares as you direct on the reverse. If you leave any matter on this proxy card blank, the proxy holders will vote your shares as recommended by our Board of Directors. Your attendance at the Special Meeting or at any adjournment of the meeting will not, by itself, revoke this proxy unless you revoke the proxy in writing.
IF THIS PROXY IS PROPERLY EXECUTED, THE PROXY HOLDERS WILL VOTE THE PROXY IN ACCORDANCE WITH YOUR INSTRUCTIONS ON THE REVERSE. UNLESS YOU INSTRUCT OTHERWISE, THE PROXY HOLDERS WILL VOTE “FOR” EACH OF THE PROPOSALS.
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.
RSA SECURITY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.
PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY
IN THE ENCLOSED ENVELOPE.
Telephone and Internet Voting Instructions
You can submit a proxy by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To submit a proxy using the Telephone (within U.S. and Canada)		To submit a proxy using the Internet

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following website: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.

Special Meeting Proxy Card
PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS
A   Proposals
The Board of Directors recommends a vote FOR the following proposals.
1. To adopt the Agreement and Plan of Merger, dated as of June 29, 2006, among RSA Security Inc., EMC Corporation and Entrust Merger Corporation, a wholly owned subsidiary of EMC, as such agreement may be amended from time to time.

For	Against	Abstain
☐	☐	☐
2. To approve a proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of adoption of the merger agreement.

For	Against	Abstain
☐	☐	☐
B   Other Issues
Mark this box with an X if you plan to attend the meeting.     ☐
Mark this box with an X if you have made comments.     ☐

C  Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
In their discretion, the proxy holders are authorized to vote upon other business, if any, that may properly come before the Special Meeting and any adjournment of the meeting.
Note: Please sign exactly as your name appears on this proxy. When shares are held by joint owners, both need to sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in the corporation’s name by an authorized officer, giving the officer’s full title. If a partnership, please sign in the partnership’s name by an authorized person, giving the person’s full title.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)